                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant            /X/
Filed by a party other than the
registrant                         / /
Check the appropriate box:

/ / Preliminary proxy statement


/X/ Definitive proxy statement

/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             RULE INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
Common Stock, par value $.01 per share ("Common Stock") of Rule Industries, Inc. (the "Company"), and various options and warrants to purchase shares of such Common Stock.

(2) Aggregate number of securities to which transactions applies: 3,067,095

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
The filing fee has been calculated as follows: 1/50 of 1% of the sum of (a) the aggregate cash merger consideration of $45,728,303.50 and (b) $520,000, which is the Company's estimate of the value of its rights under agreements relating to certain currently pending arbitration proceedings to be transferred to a liquidating trust for the benefit of stockholders of the Company as of the effective time of the merger. The aggregate cash merger consideration referred to above has been calculated as follows: each of 2,955,970 shares of Common Stock will be converted into $15.30 in cash (for a total of $45,226,341); each of 53,125 warrants to purchase Common Stock at an exercise price of $10.00 per share will be cancelled in return for $5.30 (for a total of $281,562.50); and each of 58,000 options to purchase Common Stock at an exercise price of $11.50 per share will be cancelled in return for $3.80 (for a total of $220,400).

(4) Proposed maximum aggregate value of transaction: $46,250,303.50

(5) Total fee paid: $9,250.00

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

December 15, 1995



Dear Stockholder:



     You are cordially invited to attend the important Special Meeting of Rule Industries, Inc. stockholders to be held at 10:00 a.m. on January 12, 1996 at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts.



     At the Special Meeting, you will be asked to consider and approve an agreement and plan of merger between the Company and Greenfield Industries, Inc. The merger agreement provides that and each outstanding share of common stock of the Company will be converted into the right to receive $15.30 in cash and a beneficial interest in a liquidating trust, all as more particularly described in the accompanying Proxy Statement, which you are encouraged to review.



     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL. SINCE APPROVAL OF THE MERGER PROPOSAL REQUIRES AN AFFIRMATIVE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES, IT IS CRITICALLY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.



     Please sign, date and mail the enclosed proxy in the postage paid envelope provided, even if you plan to attend the Special Meeting. If you do attend, you may retrieve the proxy and then vote in person.



     We appreciate your prompt attention to this matter. Considering the holiday mails, we ask that you take a moment at your earliest convenience to vote your shares. Thank you.



                                          On Behalf of the Board of Directors


                                          Sincerely,



                                          /s/ Gary M. Sable



                                          Gary M. Sable


                                          Executive Vice President

                             RULE INDUSTRIES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 12, 1996

     A special meeting (the "Special Meeting") of Stockholders of Rule Industries, Inc., a Massachusetts corporation (the "Company"), will be held on January 12, 1996 at 10:00 a.m. local time, at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, for the purposes of considering and voting on the following:

1. The approval and adoption of an Agreement and Plan of Merger dated as of August 11, 1995, as amended (the "Merger Agreement"), among the Company, Greenfield Industries, Inc. ("Greenfield") and Rule Acquisition Corporation, a wholly owned subsidiary of Greenfield ("Acquisition"), providing for a merger (the "Merger") of Acquisition with and into the Company in which the Company will become a wholly owned subsidiary of Greenfield and each issued and outstanding share of common stock, $.01 par value per share ("Common Stock"), of the Company (other than (i) shares as to which appraisal rights are perfected ("Dissenting Shares") and (ii) shares then owned by Greenfield, Acquisition or any other direct or indirect subsidiary of Greenfield ("Greenfield Shares")) will be converted automatically into the right to receive $15.30 in cash and (except for Dissenting Shares, Greenfield Shares and shares of Common Stock owned by Henry G. Libby) a beneficial interest in a liquidating trust, all as more particularly described in the accompanying Proxy Statement.

2. The approval of one or more adjournments of the Special Meeting, if necessary, to allow time for further solicitation of proxies in the event the inspectors of election advise the Company's Board of Directors that there may not be sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

3. Such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The Board of Directors of the Company (the "Board") has fixed the close of business on November 24, 1995 as the record date for determining the stockholders having the right to receive notice of and to vote at the Special Meeting. The Board (with one member dissenting) has determined that the terms of the Merger are fair to and in the best interests of the Company and its stockholders, has approved the Merger Agreement and recommends that stockholders vote in favor of approval and adoption of the Merger Agreement.

     Section 85 of the Massachusetts Business Corporation Law (the "MBCL") provides that a stockholder in any Massachusetts corporation which has voted to consolidate or merge with another corporation is entitled, pursuant to Sections 86 to 98, inclusive, of the MBCL, to certain rights to demand payment for, and an appraisal of, the "fair value" of such stockholder's shares. Accordingly, please be advised as follows:

     If the Merger Agreement is approved by the stockholders at the Special Meeting and the Merger is effected by the Company, any stockholder (i) who files with the Company, before the taking of the vote on the approval of such matter, written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if such action is taken and (ii) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the Company, within 20 days after the date of mailing to such stockholder of notice in writing that the Merger has become effective, payment for such stockholder's shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

     The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. Whether or not you expect to be present at the Special Meeting, in order to assure that your shares of Common Stock will be voted at the Special Meeting, you are requested to sign and mail promptly the enclosed Proxy which is being solicited on behalf of the Board. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY.


December 13, 1995

Burlington, Massachusetts

                                          By Order of the Board of Directors

                                          John A. Geishecker, Jr., Clerk

                      ------------------------------------
                                PROXY STATEMENT
                      ------------------------------------

                             RULE INDUSTRIES, INC.
                               70 BLANCHARD ROAD
                        BURLINGTON, MASSACHUSETTS 01803

                      ------------------------------------
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 12, 1996
                      ------------------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Rule Industries, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at a Special Meeting of Stockholders to be held on January 12, 1996 (the "Special Meeting"), to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of August 11, 1995, as amended (the "Merger Agreement"), among Greenfield Industries, Inc., a Delaware corporation ("Greenfield"), Rule Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Greenfield ("Acquisition"), and the Company, pursuant to which Acquisition will be merged (the "Merger") with and into the Company, and the Company, which will be the corporation surviving the Merger, will be acquired by, and become a wholly owned subsidiary of, Greenfield upon the terms described in this Proxy Statement.

     If the Merger is consummated, stockholders of the Company (other than Greenfield) will thereafter possess no equity interest in, or any of the rights of stockholders of, the Company or Greenfield, and each share of common stock, par value $.01 per share ("Common Stock"), of the Company, issued and outstanding at the time the Merger is consummated (other than (i) shares as to which appraisal rights are perfected ("Dissenting Shares") and (ii) shares then owned by Greenfield, Acquisition or any other direct or indirect subsidiary of Greenfield ("Greenfield Shares")), will automatically be converted into the right to receive $15.30 in cash and (except for Dissenting Shares, Greenfield Shares and shares of Common Stock owned by Henry G. Libby) a beneficial interest in a liquidating trust.

     In connection with the Merger, stockholders of the Company at the effective time of the Merger (other than holders of Dissenting Shares, Henry G. Libby ("Libby"), Greenfield and any direct or indirect subsidiary of Greenfield) will be entitled to receive a non-transferrable beneficial interest in a liquidating trust (the "Liquidating Trust") formed solely to (i) receive from the Company all of its right, title and interest in any recoveries to which it may be entitled under certain agreements relating to the currently pending arbitration proceedings between The Disston Company and Sandvik, Inc. and (ii) assume and perform all of the Company's duties and obligations under such agreements. The Liquidating Trust also will be responsible for certain indemnification obligations to Greenfield. By approving and adopting the Merger Agreement, stockholders of the Company will be deemed to have: (i) approved the creation of the Liquidating Trust and the related trust agreement substantially in the form attached as Annex IV to this Proxy Statement; (ii) ratified the appointment by the Board of the initial trustees of the Liquidating Trust; and (iii) authorized the transfer of certain assets of the Company to the Liquidating Trust.


     The date on which this Proxy Statement is first being mailed or given to stockholders is on or about December 13, 1995. Only stockholders of record at the close of business on November 24, 1995 are entitled to vote at the Special Meeting or any adjournment or adjournments thereof.


     The information contained herein concerning Greenfield and Acquisition has been supplied by Greenfield, and the information contained herein concerning the Company has been supplied by the Company.
                      ------------------------------------


             The date of this Proxy Statement is December 13, 1995

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                       ------
SUMMARY OF PROXY STATEMENT.............................................................      1
THE SPECIAL MEETING....................................................................      1
  Time, Date and Place of the Special Meeting..........................................      1
  Purpose of the Special Meeting.......................................................      1
  Voting Rights, Proxy Information and Required Vote...................................     10
  Proxy Solicitation...................................................................     12
THE MERGER.............................................................................     12
  General..............................................................................     12
  Background...........................................................................     13
  Recommendation of the Board of Directors.............................................     17
  Opinion of Financial Advisor.........................................................     18
  Interests of Certain Persons in the Merger...........................................     21
  The Liquidating Trust................................................................     23
  Accounting Treatment.................................................................     26
  Certain Regulatory Matters...........................................................     27
  The Greenfield Option................................................................     27
THE MERGER AGREEMENT...................................................................     28
  Effective Time of the Merger.........................................................     28
  Effects of the Merger................................................................     28
  Exchange of Certificates and Payment of Cash Merger Consideration....................     28
  Rights of Dissenting Stockholders....................................................     29
  Representations and Warranties.......................................................     29
  Non-Survival of Representations and Warranties.......................................     30
  Conduct of Business of the Company Prior to the Merger...............................     30
  Cooperation Prior to Closing.........................................................     31
  Nonsolicitation......................................................................     31
  Conditions to the Merger.............................................................     32
  Regulatory Approvals.................................................................     32
  Amendments...........................................................................     32
  Termination of the Merger Agreement..................................................     32
  Costs and Expenses...................................................................     33
  Management of the Company............................................................     33
  Source and Amount of Funds...........................................................     33
APPRAISAL RIGHTS.......................................................................     33
FEDERAL INCOME TAX CONSEQUENCES........................................................     34
BENEFICIAL OWNERSHIP OF COMMON STOCK...................................................     36
CERTAIN INFORMATION REGARDING GREENFIELD...............................................     37
  Description of Greenfield and Acquisition............................................     37
CERTAIN INFORMATION WITH RESPECT TO THE COMMON STOCK...................................     38

                                                                                         PAGE
                                                                                       ------
BUSINESS AND OPERATIONS OF THE COMPANY.................................................     38
  General..............................................................................     38
  Industry Segment Information.........................................................     38
  Properties...........................................................................     38
SELECTED CONSOLIDATED FINANCIAL DATA...................................................     41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................................     43
  Results of Operations................................................................     43
  Liquidity and Capital Resources......................................................     44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................     44
OTHER MATTERS..........................................................................     45
AVAILABLE INFORMATION..................................................................     45
STOCKHOLDER PROPOSALS..................................................................     45
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF RULE INDUSTRIES, INC. AND SUBSIDIARIES...    F-1
                                                                             ANNEXES
 I.    Agreement and Plan of Merger, as amended
II.    Sections 85-98 of the Massachusetts Business Corporation Law
III.   Opinion of Shields & Company, Inc.
IV.    Liquidating Trust Agreement

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained in this Proxy Statement. This summary is not intended to be a complete statement of all material features of the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto and the documents referred to herein. Stockholders are urged to read this Proxy Statement and the Annexes hereto in their entirety.

THE PARTIES TO THE MERGER

     Greenfield and Acquisition. Greenfield, a Delaware corporation, is a leading world-wide manufacturer of expendable rotary cutting tools and related products used in a variety of industrial, electronics, oilfield equipment, mining and wear parts and consumer markets. Acquisition, a Massachusetts corporation and a wholly owned subsidiary of Greenfield, was recently incorporated to effect the Merger. The address and telephone number of the principal executive offices of Greenfield and Acquisition are 470 Old Evans Road, Evans, Georgia 30809 (706) 883-7708. See "CERTAIN INFORMATION REGARDING GREENFIELD."

     The Company. The Company, a Massachusetts corporation, develops and manufactures products for industrial and consumer hardware markets and recreational marine markets. The address and telephone number of the Company's principal executive offices are 70 Blanchard Road, Burlington, Massachusetts 01803 (617) 272-7400. See "BUSINESS AND OPERATIONS OF THE COMPANY."

TIME, DATE, AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803 on January 12, 1996, at 10:00 a.m., local time.

RECORD DATE

     Only holders of record of shares of Common Stock of the Company at the close of business on November 24, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. As of such date, there were 3,586,025 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote on any matter that may properly come before the Special Meeting.

PURPOSE OF THE SPECIAL MEETING; SHARES ENTITLED TO VOTE; REQUIRED VOTE

     At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement pursuant to which Acquisition will be merged with and into the Company, and the Company, which will be the corporation surviving the Merger (the "Surviving Corporation"), will be acquired by, and become a wholly owned subsidiary of, Greenfield. See "THE MERGER" and "THE MERGER AGREEMENT."

     The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement. William
N. Anastos, a director of the Company who has been on fully paid leave of absence as president of the Company since July 21, 1995, voted as a director against adopting and approving the Merger Agreement. On November 20, 1995, Mr. Anastos and his affiliates granted Greenfield a proxy with respect to all shares of Common Stock over which they exercise voting discretion ("Votable Shares"). According to documents filed by Mr. Anastos with the Securities and Exchange Commission (the "SEC"), and the most recent information available as of the Record Date, Mr. Anastos and his affiliates had voting discretion over 611,100 shares of Common Stock, constituting approximately 17% of the Common Stock outstanding and entitled to vote at the Special Meeting. See "THE SPECIAL MEETING -- Voting Rights, Proxy Information and Appraisal Rights," "THE MERGER -- Interests of Certain Persons in the Merger" and "BENEFICIAL OWNERSHIP OF COMMON STOCK."

     By approving and adopting the Merger Agreement, stockholders of the Company shall be deemed to have: (i) approved the creation of the Liquidating Trust and the related trust agreement substantially in the form attached as Annex IV to this Proxy Statement; (ii) ratified the appointment by the Board of the initial trustees of the Liquidating Trust; and (iii) authorized the transfer of certain assets to the Liquidating Trust. See "-- The Liquidating Trust" and "THE MERGER -- The Liquidating Trust."

     If the inspectors of election advise the Board that there may not be sufficient votes to approve and adopt the Merger Agreement at the originally scheduled time of the Special Meeting, the Board presently expects to seek one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Special Meeting to be voted for such adjournment, if necessary, the Company has submitted the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. The vote of a majority of the shares represented and voting at the Special Meeting is required in order to approve adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in favor of adopting and approving the Merger Agreement.

THE MERGER

     Pursuant to the Merger Agreement (a copy of which is attached as Annex I to this Proxy Statement), Acquisition will be merged with and into the Company, and the Company, which will be the Surviving Corporation in the Merger, will be acquired by, and become a wholly owned subsidiary of, Greenfield. As a result of the Merger, (i) holders of Common Stock (other than Greenfield) will thereafter possess no equity interest in, or any of the rights of stockholders of, the Company or Greenfield, and each share of Common Stock issued and outstanding at the time the Merger is consummated (other than Dissenting Shares and shares then owned by Greenfield, Acquisition, or any other direct or indirect subsidiary of Greenfield), will be converted into the right to receive $15.30 in cash and, under certain circumstances described in this Proxy Statement, a Beneficial Interest (as defined below) in the Liquidating Trust and (ii) immediately prior to the Effective Time (as defined below), each option to purchase shares of Common Stock (individually, a "Rule Stock Option" and collectively, the "Rule Stock Options"), including all options issued pursuant to the Company's 1987 Incentive Stock Option Plan and its 1987 Non-Statutory Stock Option Plan (collectively, the "Stock Option Plans") and issued pursuant to the Non-Qualified Stock Option Agreement between the Company and Libby, a Vice President of the Company, and each warrant to purchase shares of Common Stock (individually, a "Rule Warrant" and, collectively, the "Rule Warrants") which is then outstanding and exercisable in full, will be canceled and the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of (A) $15.30 multiplied by the number of shares of Common Stock subject to the Rule Stock Option or Rule Warrant over (B) the exercise price of the Rule Stock Option or Rule Warrant, as the case may be, multiplied by the number of shares of Common Stock subject thereto. Under the Merger Agreement, Greenfield is not required to consummate the Merger unless all of the Rule Stock Options and Rule Warrants either have been exercised or cancelled. On September 21, 1995, the Company accelerated the vesting of all outstanding Rule Stock Options, except those held by Mr. Anastos. As described under "-- Interests of Certain Persons in the Merger," on November 20, 1995, with the consent of Greenfield, the Company accelerated the vesting of all outstanding unvested Rule Stock Options (87,000) held by Mr. Anastos. At the date of this Proxy Statement, all holders of Rule Stock Options and holders of Rule Warrants have advised the Company that they either have exercised or agreed to cancellation of their respective Rule Stock Options and Rule Warrants, as the case may be. See "THE MERGER" and "THE MERGER AGREEMENT."

THE LIQUIDATING TRUST

     In connection with the Merger, the Liquidating Trust will be established prior to the Effective Time (as defined below) for the exclusive benefit of the stockholders of the Company at the Effective Time (other than the Excluded Stockholders (as defined below)), and each such stockholder (other than the Excluded Stockholders) of the Company will become a beneficiary (a "Beneficiary") of the Liquidating Trust with a beneficial interest (a "Beneficial Interest") in the Liquidating Trust equal to such stockholder's proportionate interest in the Company (without taking into account shares of Common Stock held by the Excluded Stockholders). "Excluded Stockholders" shall mean holders of Dissenting Shares, Libby, Greenfield and any direct or indirect subsidiary of Greenfield.


     The Liquidating Trust will be formed solely to receive from the Company all of its right, title and interest in any recoveries to which it may be entitled under certain agreements relating to the currently pending arbitration proceedings (the "Disston Arbitration Proceedings") between The Disston Company ("Disston") and Sandvik, Inc. ("Sandvik") and to assume and perform all of the Company's duties and obligations under such agreements. The Liquidating Trust also will be responsible for certain indemnification obligations of the Company. Disston, which is owned by Libby, sold certain of its assets and business operations (other than certain excluded liabilities) to the Company in 1994. The Disston Arbitration Proceedings relate to an action by Disston and Libby against Sandvik for, among other things, indemnification for certain environmental liabilities relating to Disston's Danville, Virginia facility (the "Danville Facility") resulting from activities prior to the acquisition of the property by Disston from Sandvik in 1982. The Company is not a party to the Disston Arbitration Proceedings or the action that gave rise to the Disston Arbitration Proceedings; however, as part of the purchase of Disston, the Company funded various costs of Disston related to the Disston Arbitration Proceedings and the maintenance of the Danville Facility. Disston has agreed that the Company will be reimbursed for certain of such payments out of any potential award to Disston under the Disston Arbitration Proceedings. The Liquidating Trust will indemnify Greenfield for any liability arising out of (i) any violation of federal or state securities laws or related common law or statutory violations by the Company prior to the date of this Proxy Statement and arising out of or relating to the Disston Arbitration Proceedings or the facts underlying the Disston Arbitration Proceedings, (ii) certain environmental claims, if any, or (iii) any liability for taxes arising out of payment of any amount awarded to Disston in the Disston Arbitration Proceedings and paid to the Liquidating Trust (collectively, the "Claims"). Greenfield will be entitled to recover the amount of any Claims only out of the amounts held in the Liquidating Trust. Greenfield has agreed to cause the Surviving Corporation to lend to Disston, as expenses are incurred, such sums (the "Loans") as Disston shall request in writing to fund the costs of the Disston Arbitration Proceedings and maintenance of the Danville Facility. The Loans will bear interest at a rate per annum equal to the prime rate of interest published from time to time by NationsBank of Delaware, N.A. Interest will accrue monthly, will not be added to the principal of the Loans and will be repaid only at such time as the principal amount of the Loans is repaid. The Company and Disston also have agreed that any amounts awarded to Disston in connection with a final resolution of the Disston Arbitration Proceedings will be distributed in the following priority: (i) to fund specified costs Disston may be required to pay as a result of such final resolution, including costs of environmental remediation by Disston, if any, and a reserve for taxes, if any, on any portion of an award that is distributed to the Liquidating Trust; (ii) to repay all Loans (including interest costs); (iii) to reimburse the Company for (A) its payments to Disston prior to the Effective Time (as defined below) for costs and expenses incurred by Disston since May 20, 1994 in connection with the Disston Arbitration Proceedings and (B) 50% of the amounts paid by the Company to Disston since September 1, 1994 but prior to the Effective Time for maintenance costs of the Danville Facility incurred by Disston since September 1, 1994; (iv) to disburse the remaining amounts, up to $12 million, 50% to Disston and 50% to the Company and; (v) to disburse the remaining amounts, in excess of $12 million, 80% to Disston and 20% to the Company. Additionally, the Company and Disston have agreed that Disston will have the sole right to direct and/or settle the Disston Arbitration Proceedings and that Disston will submit reports to the trustees of the Liquidating Trust regarding material developments in the Disston Arbitration Proceedings.


     The likelihood of recoveries in the Disston Arbitration Proceedings cannot be estimated accurately at this time, and any recovery will be dependent on the favorable resolution of many complex factual and legal issues. Furthermore, the amounts available for distribution to owners of Beneficial Interests in the Liquidating Trust may be reduced significantly as a result of certain agreements between the Company and Greenfield more fully described below. The Company has valued each stockholder's share of the assets conveyed to the Liquidating Trust at $0.15 per share although there can be no assurance that such valuation as determined by the Company will not be challenged by the Internal Revenue Service. See "THE MERGER -- The Liquidating Trust" and "FEDERAL INCOME TAX CONSEQUENCES."

     Beneficial Interests will be non-transferable except for transfers occurring by operation of law as a result of a Beneficiary's death or (in the case of a Beneficiary that is not a natural person) as a result of a merger, consolidation, sale of assets, reorganization or dissolution. No certificates or other documents evidencing Beneficial Interests will be issued. Title to Beneficial Interests will be reflected only in the records maintained by the Liquidating Trust. The Beneficial Interests do not pay any dividends or bear any stated rate of interest and have no voting or other stockholder rights. The Beneficial Interests represent only the contingent right to receive the net assets (if any) of the Liquidating Trust under the circumstances described in this Proxy Statement. Stockholders should be aware that if the amount of the Claims described above exceeds the amounts held in the Liquidating Trust, neither the owners of Beneficial Interests in the Liquidating Trust, the Liquidating Trust nor the trustees of the Liquidating Trust will be liable for such difference.

     For a further discussion of the Liquidating Trust, see "THE MERGER -- The Liquidating Trust."

PAYMENT OF MERGER CONSIDERATION

     The aggregate cash merger consideration described above under "-- The Merger" and the Beneficial Interests in the Liquidating Trust are referred to collectively in this Proxy Statement as the "Merger Consideration."

     Payment of the cash Merger Consideration will be made to stockholders of the Company entitled to receive such cash Merger Consideration promptly after consummation of the Merger and receipt by First Chicago Trust Company of New York, the exchange agent (the "Exchange Agent") designated by Greenfield and the Company, of certificates representing shares of Common Stock and other required documents which will be furnished to stockholders by the Company. No interest will be paid or accrue on the Merger Consideration prior to the surrender of the certificates representing shares of Common Stock and other required documents, and no dividends will be paid on the shares of Common Stock following the consummation of the Merger. See "THE MERGER AGREEMENT -- Effective Time of the Merger," "-- Effects of the Merger," and "-- Exchange of Certificates and Payment of Merger Consideration."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board (by a vote of three to one) has determined that the terms of the Merger are fair to and in the best interests of the Company and its stockholders, has approved the Merger Agreement and recommends that stockholders vote in favor of approval and adoption of the Merger Agreement. At a Board meeting on July 20, 1995, the date on which the Board approved a letter of intent relating to the Merger, the Board appointed an executive committee (the "Executive Committee"), consisting of John A. Geishecker, Jr. and Gary M. Sable, to take all further action necessary to effect the merger contemplated by such letter of intent. As a result of the establishment of the Executive Committee, Mr. Anastos's authority as chief executive officer of the Company effectively was terminated. On July 21, 1995, at the request of the Executive Committee, Mr. Anastos agreed to take a paid leave of absence and not participate in either the negotiations with Greenfield or the due diligence process in connection with the Merger Agreement. Mr. Anastos subsequently voted against approval and adoption of the Merger Agreement. The Board's decision to enter into the Merger Agreement and to recommend that stockholders vote in favor of its adoption is based upon its evaluation of a number of factors discussed in detail below, including the advice and opinion of the Company's financial advisor. See "THE MERGER -- Background," "-- Recommendation of the Board of Directors" and "-- Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     Shields & Company, Inc. ("Shields"), the Company's financial advisor, has rendered an opinion to the Board to the effect that, in its opinion, the cash consideration to be received by stockholders of the Company in the Merger is fair to such stockholders from a financial point of view. See "THE MERGER -- Opinion of Financial Advisor."

EFFECTIVE TIME

     The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time"). The Articles of Merger will be filed with the Secretary of State of the Commonwealth of Massachusetts at the closing of the Merger. See "THE MERGER AGREEMENT -- Effective Time of the Merger."

MANAGEMENT AFTER THE MERGER

     The Merger Agreement provides that the directors of Acquisition immediately prior to the Effective Time will become the directors of the Surviving Corporation and the officers of the Surviving Corporation at the Effective Time will be the officers of Acquisition in office immediately prior to the Effective Time. See "THE MERGER -- AGREEMENT -- Management of the Company."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Stock Options and Warrants. At the date of this Proxy Statement, the officers and directors of the Company beneficially owned an aggregate of 1,098,662 shares of Common Stock, and Mr. Anastos owned options to purchase an aggregate of 145,000 shares of Common Stock. On September 21, 1995, the Company accelerated the vesting of all outstanding Rule Stock Options, except those held by Mr. Anastos. As described under "-- Matters Relating to William N. Anastos," on November 20, 1995, with the consent of Greenfield, the Company accelerated the vesting of all outstanding unvested Rule Stock Options held by Mr. Anastos. All holders of Rule Stock Options and holders of Rule Warrants have advised the Company that they either have exercised or agreed to cancellation of their respective Rule Stock Options and Rule Warrants, as the case may be. See "THE MERGER -- Interests of Certain Persons in the Merger," "THE MERGER AGREEMENT -- Conditions to the Merger" and "BENEFICIAL OWNERSHIP OF COMMON STOCK."

     Indemnification. The Merger Agreement provides that upon consummation of the Merger and for a period of six years after the Effective Time, to the fullest extent permitted by law, Greenfield and the Surviving Corporation will, jointly and severally, indemnify the present and former directors, officers and employees of the Company and its subsidiaries against all losses, damages, liabilities and claims made against them arising from their service in such capacities prior to and including the Effective Time to the fullest extent permitted by law under the Company's or any subsidiary's articles of incorporation or by-laws. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Matters Relating to William N. Anastos. Mr. Anastos, a director of the Company who has been on fully paid leave of absence as president of the Company since July 21, 1995, voted as a director against adopting and approving the Merger Agreement. On November 20, 1995, the Company, Greenfield, Messrs. Geishecker, Sable and Anastos and Libby reached a definitive agreement to resolve all issues raised by Mr. Anastos in connection with, among other things, the Merger. Under that agreement, (i) Mr. Anastos will continue to receive his current compensation and benefits until the Effective Time; (ii) after the Effective Time, Greenfield will inform Mr. Anastos every other month until December 1997 of financial, marketing and other information relating to the Company's marine products division, disclose to Mr. Anastos Greenfield's intentions, if any, to divest such division or its receipt of an offer for such division, in each case between the Effective Time and December 31, 1997, and afford Mr. Anastos an opportunity to submit an offer for the division if Greenfield decides to divest such division; (iii) the Company will transfer to Mr. Anastos at no cost two automobiles he currently uses; (iv) the Company will sell to Mr. Anastos an airplane for approximately $657,800; (v) the Company will accelerate the vesting of all outstanding unvested Rule Stock Options (87,000) held by Mr. Anastos; and (vi) the Company will retain the telemarketing management services of Mr. Anastos' daughter until December 31, 1997 for a maximum aggregate fee of $240,000. As part of this agreement, Mr. Anastos agreed, among other things, (i) to grant Greenfield a proxy with respect to the Votable Shares; (ii) to a continued leave of absence from the Company until the Effective Time, at which time he will tender his written resignation as president and a director of the Company; and (iii) to release the Company and its officers and directors and Greenfield from, among other things, any and all claims and causes of action relating to the Merger. See "-- Recent Developments" and "THE MERGER -- Interests of Certain Persons in the Merger."

     Libby Employment Agreement. Pursuant to an Employment and Noncompetition Agreement to be effective upon consummation of the Merger, Greenfield has agreed to employ Libby as Senior Vice President -- Consumer Products Group of Greenfield for a period of five years, unless earlier terminated. Greenfield also has agreed to pay to Libby and Disston principal and interest due under subordinated debentures in the aggregate principal amount of $3.6 million. These subordinated debentures were issued by a subsidiary of the Company to Libby and Disston in connection with the Company's acquisition of certain assets and business operations in 1994. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Purchase of Gloucester Facility. The Company currently leases an 87,500 square foot facility located in Gloucester, Massachusetts (the "Gloucester Facility"), which is the Company's primary manufacturing facility for marine products, from a Massachusetts general partnership ("RAGS III"), which purchased the property from the Company in 1985 for $3.6 million. John A. Geishecker, Jr., and Gary M. Sable, each an officer and director of the Company, and Mr. Anastos are general partners of RAGS III. Pursuant to an agreement between the Company and RAGS III, after the Effective Time, the Surviving Corporation will purchase from RAGS III the Gloucester Facility, the real property on which the Gloucester Facility is located, all improvements situated on such real property, all tangible personal property owned by RAGS III and used at the Gloucester Facility, all leases, rents and deposits relating to such real or tangible property and all contracts and/or agreements relating to the foregoing (collectively, the "Gloucester Assets"). The aggregate purchase price for the Gloucester Assets is $2.4 million, which represents the fair market value of such assets at July 7, 1995, as determined by an independent appraiser. See "THE MERGER -- Interests of Certain Persons in the Merger" and "BUSINESS AND OPERATIONS OF THE COMPANY -- Properties."

     Assumption by Greenfield of Deerfield Lease Obligations. The Company leases a 275,000-square-foot hardware products manufacturing facility in South Deerfield, Massachusetts from a general partnership, of which Messrs. Geishecker, Sable and Anastos are general partners. Under the terms of the Merger Agreement and by operation of law after the Effective Time, Greenfield will assume all of the Company's obligations with respect to the lease for the South Deerfield facility. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Trustees of the Liquidating Trust. Mr. Geishecker and Thomas J. Shields, a managing director of Shields, have agreed to serve as trustees of the Liquidating Trust and, in connection therewith, will receive an annual fee for such services as well as reimbursement of expenses and indemnification for certain liabilities. See "THE MERGER -- The Liquidating Trust" and "-- Opinion of Financial Advisor."

     Certain Legal Fees. Owen B. Lynch, a Director of the Company, is a partner in the law firm of Lynch, Brewer, Hoffman & Sands ("Lynch Brewer"). Lynch Brewer will receive fees for legal services performed on behalf of the Company in connection with the Merger.

THE GREENFIELD OPTION

     On August 11, 1995, pursuant to the Merger Agreement, the Company granted an option (the "Greenfield Option") to Greenfield to purchase 630,000 shares of Common Stock at an exercise price of $8.00 per share. On September 11, 1995, Greenfield exercised the Greenfield Option in full. Pursuant to the Greenfield Option, the Company used all proceeds received upon exercise of the Greenfield Option ($5.04 million) to repay indebtedness owed to the Company's senior institutional lender. The ownership of shares of Common Stock acquired upon exercise of the Greenfield Option will not entitle Greenfield to receive the Merger Consideration, but such shares may be voted in favor of adopting and approving the Merger Agreement. Greenfield has advised the Company that it intends to vote such shares and the Votable Shares (611,100) as to which Mr. Anastos and his affiliates have granted Greenfield a proxy in favor of adopting and approving the Merger Agreement at the Special Meeting. As a result of such proxy, Greenfield has voting discretion over approximately 35% of the Common Stock outstanding and entitled to vote at the Special

Meeting. See "THE MERGER -- The Greenfield Option" and "BENEFICIAL OWNERSHIP OF COMMON STOCK."

CONDITIONS TO THE MERGER

     The consummation of the Merger is subject to the satisfaction of a number of conditions, including the approval and adoption of the Merger Agreement by the holders of two-thirds of the shares of Common Stock outstanding and entitled to vote and the receipt of certain regulatory approvals. See "THE MERGER AGREEMENT -- Conditions to the Merger."

TERMINATION

     The Merger Agreement may be terminated prior to the Effective Time, whether before or after approval and adoption by Greenfield and Acquisition and the Company's stockholders: (i) by Greenfield or the Company if the requisite vote of the Company's stockholders with respect to the Merger Agreement and the Merger is not obtained; (ii) by mutual consent of Greenfield and the Company;
(iii) by Greenfield or the Company at any time after the date which is 150 days from the date of the Merger Agreement if any of the conditions to the obligations of Greenfield or the Company under the Merger Agreement shall not have been met or waived prior to such date; (iv) by Greenfield or the Company if the Merger has been enjoined or otherwise prohibited by the final, non-appealable order of a governmental entity at any time prior to the Effective Time or if the Merger shall not have been consummated by January 31, 1996; (v) by action of the Board, if the Board determines in good faith on the advice of outside counsel that its fiduciary duties require it to approve an Acquisition Transaction (other than the Merger); or (vi) by Greenfield at any time prior to the Effective Time, if (A) the Company enters into a letter of intent or definitive agreement to enter into an Acquisition Transaction (other than the Merger), (B) the Board withdraws or materially modifies its approval or recommendation of the Merger Agreement or the Merger in a manner materially adverse to Greenfield or Acquisition, (C) the Board recommends to the stockholders any Acquisition Transaction (other than the Merger) or (D) the Board resolves to do any of the foregoing.

     The Company has agreed to pay the expenses (not to exceed $450,000) of Greenfield if the Merger Agreement is terminated under certain circumstances. See "THE MERGER AGREEMENT -- Termination of the Merger Agreement."

SOURCE AND AMOUNTS OF FUNDS

     The estimated amount of funds required for the payment by Greenfield of the aggregate cash Merger Consideration is approximately $45.7 million, which is expected to be funded from borrowings by Greenfield under its revolving credit facility. Pursuant to the Merger Agreement, Greenfield is required to deposit the aggregate cash Merger Consideration with the Exchange Agent on the closing date of the Merger. See "THE MERGER AGREEMENT -- Source and Amount of Funds."

CERTAIN REGULATORY MATTERS

     The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. The Company and Greenfield filed the required information and material with the Antitrust Division and the FTC on September 12, 1995. The statutory waiting period under the HSR Act was terminated on September 25, 1995. The Company does not believe any other material regulatory approvals are required for consummation of the Merger. See "THE MERGER -- Certain Regulatory Matters."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon consummation of the Merger, holders of Common Stock (other than dissenting stockholders, Greenfield and any direct or indirect subsidiary of Greenfield) will receive cash and such holders (other than Libby, Greenfield and any direct or indirect subsidiary of Greenfield) will receive a beneficial interest in the assets conveyed to the Liquidating Trust in exchange for their Common Stock. For federal income tax purposes such exchange is a taxable transaction. Each holder of Common Stock will recognize his entire gain or loss in the taxable year in which the Merger occurs, and such gain or loss (measured by the difference between (i) the holder's adjusted tax basis for the Common Stock and (ii) the sum of the amount of cash received by the holder and the fair market value of his share of the net assets conveyed to the Liquidating Trust) will be capital gain or loss if the Common Stock is held as a capital asset. See "FEDERAL INCOME TAX CONSEQUENCES."

APPRAISAL RIGHTS

     Holders of Common Stock who comply with the requirements of Sections 88-98, inclusive, of the Massachusetts Business Corporation Law (the "MBCL") are entitled to appraisal rights. Failure to strictly adhere to those statutory requirements may result in the loss of appraisal rights. Holders of Common Stock who exercise such rights will not be entitled to receive the Merger Consideration. See "APPRAISAL RIGHTS" and Annex II to this Proxy Statement.

MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK


     The Common Stock is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System. The closing sale price of the Common Stock on July 20, 1995 (the last full trading day prior to the public announcement of the Company's execution of a letter of intent with respect to the Merger), was $7 7/8 and the closing sale price of the Common Stock on August 11, 1995 (the last full trading day prior to the public announcement of the execution of the Merger Agreement), was $13 1/2. On December 8, 1995 (the last full trading day prior to the date of this Proxy Statement), the closing sale price of the Common Stock was $14 5/8. Stockholders of the Company are urged to obtain current quotations for the Common Stock. The Company has never paid any dividends on its Common Stock. See "CERTAIN INFORMATION WITH RESPECT TO THE COMMON STOCK."


RECENT DEVELOPMENTS

     INDEPENDENT ACCOUNTANTS. Deloitte & Touche LLP ("D&T") served as the Company's principal accountants for the fiscal year ended August 31, 1994 ("Fiscal 1994"). Mr. Anastos, in his capacity as chief executive officer of the Company, dismissed D&T as the Company's principal accountants in June 1995, and agreed on June 7, 1995 to engage KPMG Peat Marwick LLP ("KPMG") as the Company's principal accountants. On September 1, 1995, the Company terminated the engagement of KPMG as its principal accountants and engaged Price Waterhouse LLP ("PW") to perform certain audit services in connection with the Merger. It is not expected that the representatives of either D&T or PW will be present at the Meeting.

     MATTERS RELATED TO WILLIAM N. ANASTOS. On August 4, 1995 and August 8, 1995, William N. Anastos, who has been on leave of absence as president of the Company since July 21, 1995, raised the possibility of lawsuits by him against officers and directors of the Company in connection with the approval of and consummation of the transactions contemplated by the Merger Agreement. Mr. Anastos' suggestions of possible litigation were made in connection with his stated objection to the process by which the Board approved the Merger Agreement and the transactions contemplated by the Merger Agreement. Mr. Anastos specifically objected to the fact that the Company was not being sold pursuant to an auction. See "THE MERGER AGREEMENT -- Background of the Merger." Since August 8, 1995, neither Mr. Anastos nor his counsel have clarified their intentions with respect to, or again overtly threatened, litigation against officers and directors of the Company concerning the Merger Agreement or the transactions contemplated thereby. However, Greenfield has advised the Company that Greenfield was made aware that Mr. Anastos had made suggestions in early September 1995 of possible litigation with respect to the Merger. At a Board meeting on August 10, 1995, Mr. Anastos voted against the adoption and approval of the Merger Agreement.

     As described above under "-- Interests of Certain Persons in the Merger," on November 20, 1995, Mr. Anastos agreed (i) to grant Greenfield a proxy with respect to the Votable Shares; (ii) to a continued leave of absence from the Company until the Effective Time, at which time he will tender his written resignation as president and a director of the Company; and (iii) to release the Company and its officers and directors and Greenfield from, among other things, any and all claims and causes of action relating to the Merger. See "THE MERGER -- Background," "-- Recommendation of the Board" and "-- Interests of Certain Persons in the Merger."

SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain consolidated financial information for the Company and its subsidiaries as of August 31, 1991, 1992, 1993, 1994 and 1995 and for the fiscal years then ended. The selected financial data have been derived from the Company's audited consolidated financial statements. This information should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere herein. See "SELECTED CONSOLIDATED FINANCIAL DATA" and the Company's Consolidated Financial Statements and the Notes thereto.

                                                              YEAR ENDED AUGUST 31,
                                               ---------------------------------------------------
                                                1991       1992       1993       1994       1995
                                               -------    -------    -------    -------    -------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenues................................   $39,325    $46,286    $48,334    $63,919    $68,458
Income (Loss) from Continuing Operations....    (3,964)      (140)      (119)     3,180       (529)
Preferred Stock Dividends...................                  166        275        289         24
Net Income (Loss) from Continuing Operations
  Applicable to Common Stockholders.........    (3,280)      (306)      (394)     2,891       (553)
Earnings (Loss) per Common Share from
  Continuing Operations.....................     (1.80)      (.14)      (.18)      1.27       (.20)
Total Assets................................    54,348     52,428     45,293     66,643     63,885
Long-term Debt..............................    29,212     26,019     21,185     27,188     29,670
Redeemable Convertible Preferred Stock......        --      3,110      3,610      3,610         --
Common Stockholders' Equity.................     7,147      6,897      6,455      9,720     12,742

     The Company has never paid cash dividends on its Common Stock. In addition, the Company's credit agreement with BayBank, the Company's senior institutional lender ("BayBank"), and the Merger Agreement restrict the payment of dividends.

                              THE SPECIAL MEETING

TIME, DATE AND PLACE OF THE SPECIAL MEETING

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board for use at the Special Meeting to be held on January 12, 1996 at 10:00 a.m., local time, at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, and at any adjournment or adjournments thereof.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the holders of shares of Common Stock are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which Acquisition will be merged with and into the Company, the Company will be acquired by, and become a wholly owned subsidiary of, Greenfield, and each issued and outstanding share of Common Stock, other than Dissenting Shares and Greenfield Shares, will be converted into the right to receive the Merger Consideration, provided that Libby will not be entitled to receive Beneficial Interests in the Liquidating Trust. A copy of the Merger Agreement is attached to this Proxy Statement as Annex I. See "THE MERGER AGREEMENT," "APPRAISAL RIGHTS" and Annex II to this Proxy Statement.

     By approving and adopting the Merger Agreement, stockholders of the Company shall be deemed to have: (i) approved the creation of the Liquidating Trust and the related trust agreement substantially in the form attached as Annex IV to this Proxy Statement; (ii) ratified the Board's appointment of the initial trustees of the Liquidating Trust; and (iii) authorized the transfer of the assets to the Liquidating Trust. See "THE MERGER -- The Liquidating Trust."

     The Board (by a vote of three to one) approved the Merger Agreement and recommends its approval and adoption by stockholders. At a Board meeting on August 10, 1995, Mr. Anastos voted against the adoption and approval of the Merger Agreement. As described under "THE MERGER -- Interests of Certain Persons in the Merger," on November 20, 1995, Mr. Anastos agreed (i) to grant Greenfield a proxy with respect to the Votable Shares; (ii) to a continued leave of absence from the Company until the Effective Time, at which time he will tender his written resignation as president and a director of the Company; and (iii) to release the Company and its officers and directors and Greenfield from, among other things, any and all claims and causes of action relating to the Merger. For a statement of the background of and the reasons for the Merger, see "THE MERGER -- Background" and "-- Recommendation of the Board of Directors."

     If the inspectors of election advise the Board that there may not be sufficient votes to approve and adopt the Merger Agreement at the originally scheduled time of the Special Meeting, the Board presently expects to seek one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Special Meeting to be voted for such adjournment, if necessary, the Company has submitted the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. The Board of Directors of the Company recommends that stockholders vote in favor of any such adjournment or adjournments. Proxies furnished in response to this solicitation will be voted in favor of any such adjournment or adjournments unless the stockholder indicates a contrary intention on the proxy furnished by the stockholder.

VOTING RIGHTS, PROXY INFORMATION AND REQUIRED VOTE

     The Board has fixed the close of business on November 24, 1995, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting or at any adjournment or adjournments thereof. At the close of business on the Record Date, there were 3,586,025 shares of Common Stock issued and outstanding and entitled to vote.

     Each holder of record of shares of Common Stock on the Record Date is entitled to cast one vote per share on the proposals to approve and adopt the Merger Agreement and to authorize an adjournment of the Special Meeting if the inspectors of election advise the Board that there may not be sufficient votes to approve and adopt the Merger Agreement and on any other matter that may properly come before the Special Meeting, exercisable in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. For these purposes, shares which are present or represented by proxy at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy abstains ("abstentions") on either of the proposals being presented or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes") on either of the proposals being presented. Neither abstentions nor broker non-votes will be counted as voting for adoption in determining whether the Merger Agreement is adopted by the holders of Common Stock. As a result, abstentions and broker non-votes will have the same effect as votes against adoption of the Merger Agreement. Abstentions and broker non-votes will not have the effect of votes for or against the proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in favor of adopting and approving the Merger Agreement.

     The affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding and entitled to vote, represented in person or by properly executed proxy, is required to approve and adopt the Merger Agreement. The vote of a majority of the shares represented and voting at the Special Meeting is required in order to approve adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in favor of adopting and approving the Merger Agreement. William N. Anastos, a director of the Company who has been on fully paid leave of absence as president of the Company since July 21, 1995, voted as a director against adopting and approving the Merger Agreement. As described under "THE MERGER -- Interests of Certain Persons in the Merger," on November 20, 1995, Mr. Anastos agreed (i) to grant Greenfield a proxy with respect to the Votable Shares; (ii) to a continued leave of absence from the Company until the Effective Time, at which time he will tender his written resignation as president and a director of the Company; and (iii) to release the Company and its officers and directors and Greenfield from, among other things, any and all claims and causes of action relating to the Merger. According to documents filed by Mr. Anastos with the SEC and the most recent information available as of the Record Date, Mr. Anastos and his affiliates had voting discretion over 611,100 shares of Common Stock, constituting approximately 17% of the Common Stock outstanding and entitled to vote at the Special Meeting. See "BENEFICIAL OWNERSHIP OF COMMON STOCK."

     All shares of Common Stock which are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR (i) the proposal to approve and adopt the Merger Agreement and (ii) the proposal to authorize an adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes to approve and adopt the Merger Agreement, as set forth in this Proxy Statement. The Board does not know of any matters, other than as described in the Notice of Special Meeting attached to this Proxy Statement, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. If the proposal to adjourn the Special Meeting to solicit further proxies is approved and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Clerk of the Company, at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Clerk of the Company at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Rule Industries, Inc., 70 Blanchard Road, Burlington, Massachusetts 01803, Attention: Clerk.

PROXY SOLICITATION

     Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation in favor of the Merger Agreement, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to the solicitation by use of the mails, proxies may be solicited in favor of adopting the Merger Agreement by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. The Company has engaged MacKenzie Partners, Inc. to solicit proxies on behalf of the Company for an estimated fee of $7,500 plus reasonable out-of-pocket expenses.

                                   THE MERGER

GENERAL

     If the Merger is consummated, the Company will be acquired by Greenfield, and each share of Common Stock issued and outstanding at the time the Merger is consummated (other than Dissenting Shares and shares then owned by Greenfield, Acquisition or any other direct or indirect subsidiary of Greenfield) will be converted into the right to receive $15.30 in cash per share and, under certain circumstances described in this Proxy Statement, a Beneficial Interest in the Liquidating Trust. In addition, holders of exercisable Rule Stock Options and Rule Warrants will receive in cash an amount equal to the excess, if any, of (i) $15.30 multiplied by the number of shares subject to their Rule Stock Option or Rule Warrant over (ii) the aggregate exercise price of such Rule Stock Option or Rule Warrant, as the case may be, multiplied by the number of shares of Common Stock subject thereto. The estimated aggregate cash Merger Consideration is approximately $45.7 million.

     Under the Merger Agreement, Greenfield is not required to consummate the Merger unless all of the Rule Stock Options and Rule Warrants either have been exercised or cancelled. On September 21, 1995, the Company accelerated the vesting of all outstanding Rule Stock Options, except those held by Mr. Anastos. As described under "-- Interests of Certain Persons in the Merger," on November 20, 1995, with the consent of Greenfield, the Company accelerated the vesting of all outstanding unvested Rule Stock Options (87,000) held by Mr. Anastos. At the date of this Proxy Statement, all holders of Rule Stock Options and holders of Rule Warrants have advised the Company that they either have exercised or agreed to cancellation of their respective Rule Stock Options and Rule Warrants, as the case may be.

     Consummation of the Merger is contingent upon, among other things, approval of the Merger by the Company's stockholders. After consummation of the Merger, the current stockholders of the Company will cease to be stockholders of the Company. Therefore, as a result of the Merger, the entire equity interest in the Company will be owned by Greenfield and the Company's current stockholders will no longer have any equity interest in the Company and will no longer share in future earnings and growth of the Company, the risks associated with achieving any such earnings and growth, or the potential to realize greater value for their shares of Common Stock through divestitures, strategic acquisitions, or other corporate opportunities that may be pursued by the Company in the future. Instead, each current holder of shares of the Company's Common Stock will have only the right to receive the Merger Consideration described herein or to seek appraisal rights as described under "APPRAISAL RIGHTS" below. In addition, it is anticipated that, if the Merger is consummated, Greenfield will cause the Company to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its obligations to file reports, proxy statements, and other information with the SEC.

BACKGROUND

     In September 1994, the Company refinanced its existing senior debt by entering into a credit agreement (the "Credit Agreement") with BayBank. The financial covenants contained in the Credit Agreement anticipated that the Company would raise additional equity capital prior to the end of the third quarter of fiscal 1995. In the fall of 1994, the Company approached several investment banking firms regarding a possible public offering of the Company's equity securities. The Company's efforts to raise equity capital were made more difficult when, following record operating earnings for the fiscal quarter ended May 31, 1994, the Company's recurring operating earnings for the quarters ended August 31 and November 30, 1994 and February 28, 1995, which included the operations of Disston, were flat as compared to the comparable periods in the prior year and lower than the Company's projections. The prospective underwriters subsequently advised the Company that market conditions did not make a public offering of additional equity securities practicable at that time.

     By early 1995, the Company's poorer-than-expected operating results had caused a substantial reduction in the Company's projected working capital position and the Company requested BayBank to increase its line of credit. On March 6, 1995, the Company was advised by BayBank that it would not increase the Company's revolving credit facility until the Company increased its equity base. On March 15, 1995, the Company engaged A.G. Edwards & Sons, Inc. ("A.G. Edwards") to act as financial advisor in connection with a private placement of up to $13 million of convertible preferred stock. At the end of March, after the engagement of A.G. Edwards, BayBank approved a $2.5 million increase in the Company's revolving credit facility.

     On April 13, 1995, the Board met for the purpose of, among other things, reviewing the status of the proposed private placement through A.G. Edwards and its prospects for success. The Board decided to continue working with A.G. Edwards while at the same time examining all other strategic alternatives, including a transaction which might result in a change of control of the Company through a private placement of equity securities and sales of assets, product lines or even the entire business of the Company. However, Mr. Anastos did not agree that the Company should consider a possible change of control of the Company through a private placement of equity securities or a sale of the entire business of the Company. Following its determination, the Company, through two intermediaries, made certain inquiries, on an anonymous basis, of three firms that the Board thought might be prospective strategic buyers of the Company's hardware business. None of these firms expressed an interest in purchasing the Company's hardware business. The Company also approached a leveraged buy-out firm, which, after several weeks of due diligence, orally expressed preliminary interest in acquiring the Company's hardware business at a price below book value. Discussions with this firm subsequently were terminated. During the first two weeks of May 1995, representatives of the Company met with four institutional equity investors that had been contacted by A.G. Edwards. Only one of the investors, a United Kingdom institutional investor, expressed serious interest in investing in the Company; however, it was not prepared to complete due diligence on the Company until September 1995.

     On June 5, 1995, the Company received an unsolicited letter from Greenfield that was dated May 31, 1995. This letter briefly described Greenfield's business and analysts' expectations for Greenfield in 1995. The letter indicated that Greenfield was interested in "exploring any means of growing in the kinds of markets that [the Company's] hardware business addresses".

     As a result of making required payments of principal and interest on its publicly traded subordinated debt in late May and early June 1995, the Company exhausted its borrowing availability under the Credit Agreement and thereby further reduced its access to working capital. Furthermore, in July of 1995, BayBank commenced reducing the availability under the Credit Agreement by $100,000 per week, which further constrained the Company's working capital.

     On June 15, 1995, John A. Geishecker, Jr. and Gary Sable, vice presidents and directors of the Company, met with representatives of Greenfield in Boston, Massachusetts, to discuss Greenfield's May 31 letter. At this meeting, the possibility of an acquisition of the Company by Greenfield was discussed. After this meeting, Greenfield and the Company executed a confidentiality agreement, and the Company supplied certain financial and operating information to Greenfield so that Greenfield could consider the possibility of a potential transaction with the Company. On June 21, 1995, Messrs. Geishecker and Sable met with representatives of Greenfield in Atlanta, Georgia and discussed the Company's operations and business. The terms of a transaction were not discussed at this meeting.

     On June 22, 1995, an investment banking firm submitted a proposal (the "FCM Proposal") pursuant to which the Company would retain that firm to seek to refinance the Company's debt with additional debt and equity. The FCM Proposal contemplated a private placement of $10 million of senior subordinated debentures with warrants to purchase 250,000 shares of Common Stock and $15 million of convertible preferred stock. On June 26, 1995, a New York leveraged buy-out firm submitted a proposal (the "EPC Proposal") to Mr. Anastos to purchase $17.9 million of convertible subordinated debt of the Company.

     On June 27, 1995, Mr. Geishecker and Paul Jones, President of Greenfield, met in Cleveland, Ohio to discuss further the business of the Company and Greenfield in light of previous conversations between managements of the two companies. On June 29, 1995, Henry G. Libby, Vice President of the Company, and Gary Sable continued discussions about the Company's business with Mr. Jones and other members of Greenfield management in Augusta, Georgia. The terms of an acquisition of the Company by Greenfield were not discussed at either of these meetings.

     On June 30, 1995, Greenfield submitted to the Board a written proposal (the "June 30 Proposal") to acquire all the outstanding shares of Common Stock for $12.00 per share in cash pursuant to a merger. The June 30 Proposal contemplated a $3 million break-up fee in the event the Company agreed to the proposal and subsequently failed to execute a definitive merger agreement with Greenfield prior to September 30, 1995.

     On July 10, 1995, Messrs. Geishecker and Sable met with representatives of Greenfield in Atlanta, Georgia to discuss the June 30 Proposal. Messrs. Geishecker and Sable rejected the June 30 Proposal and on July 11, 1995, submitted a written counter-proposal, subject to approval by the Board, that called for Greenfield to acquire all the shares of Common Stock of the Company for a per share price of $14.00 in cash plus 0.1 share of Greenfield common stock plus a contingent payment of up to 0.7 share of Greenfield common stock if certain financial goals were attained by the Company in fiscal 1996.

     On July 12, 1995, Greenfield submitted a revised written proposal (the "July 12 Proposal") to acquire all the shares of Common Stock of the Company at a per share price of $12.50 in cash plus up to an additional $.75 in cash if the Company attained certain financial goals in fiscal 1996. The July 12 Proposal also provided that the Company's stockholders would receive participations in certain contingent recoveries under the Disston Arbitration Proceedings after five years and was subject to approval by the Greenfield board of directors.

     On July 13, 1995, the Board met to discuss the status of the EPC Proposal, the FCM Proposal and Greenfield's June 30 Proposal. At this meeting, (i) Mr. Anastos presented a written proposal to the Board that involved the possible sale of the Company's winch and RemGrit product lines and a rights offering to raise $5 million; (ii) the Board was advised that BayBank had told the Company that BayBank would not waive compliance with certain financial covenants in the Credit Agreement which had taken effect at May 31, 1995 absent an additional equity infusion; (iii) the Board discussed the stalled efforts of A.G. Edwards to raise additional equity through a private placement; and (iv) at the request of Mr. Anastos, the Board deferred taking action on any proposal until after Mr. Anastos' scheduled meeting with BayBank on July 17 at which he was to discuss the proposal he had presented to the Board at this meeting and the Company's inability to comply with certain covenants of the Credit Agreement. At the July 13 Board meeting, Mr. Anastos stated he would not recognize the Board's authority to pursue any transaction other than the transactions described in his written proposal.

     On July 16, 1995, Messrs. Geishecker and Sable met with members of Greenfield's management and its legal advisors in Washington, D.C. to discuss further Greenfield's July 12 Proposal and made an oral counter-proposal (the "July 16 Proposal"), subject to approval by the Board, that contemplated an acquisition by Greenfield of all the shares of the Company's Common Stock at a per share price of $15.30 in cash plus a participation in certain contingent recoveries under the Disston Arbitration Proceedings.

     On July 17, 1995, Greenfield submitted a written offer (the "July 17 Offer") to acquire the Company on substantially the terms of the July 16 Proposal. The July 17 Offer contemplated the execution of a letter of intent in which the Company would grant Greenfield an option to purchase 630,000 shares of Common Stock at an exercise price of $8.00 per share (which was $0.25 higher than the last reported sale price of the Common Stock on the preceding business day), such option to expire upon the earlier of the execution of a definitive merger agreement or December 31, 1995. The July 17 Offer further contemplated that in the definitive merger agreement the Company would grant Greenfield an option to purchase 630,000 shares of Common Stock at an exercise price of $8.00 per share, such option to expire on or before the earlier of consummation of the Merger or June 30, 1996, with the proceeds from the exercise of such option to be used exclusively to reduce senior indebtedness. The Company understood Greenfield's requests for an option were motivated by a desire to be compensated if the Company accepted an offer to be acquired by another company after the Merger Agreement had been executed. Further, the Company believed such option would provide a means for the infusion of needed equity capital pending the Merger at a price approximating the market price of the Common Stock prior to the announcement of the Merger. The July 17 Offer contemplated the transfer by the Company to a liquidating trust of all of the Company's rights to recoveries in the Disston Arbitration Proceedings and that the trust would be responsible for certain expenditures of Greenfield within two years following the merger. The July 17 Offer did not provide for the cash break-up fee previously requested by Greenfield. The July 17 Offer was conditioned on an agreement by the Company to the effect that, subject to the fiduciary duties of the Company's directors, the Company would not directly or indirectly provide any person with information, engage in discussions, enter into any agreement or understanding, afford any person access to the properties or books and records of the Company or otherwise solicit or encourage or assist anyone in respect of the sale of stock, assets or the business of the Company until September 30, 1995.

     On July 17, 1995, the Company also received a written proposal (the "July 17 Equity Proposal") from a second New York investment group. The July 17 Equity Proposal contemplated the purchase of $15 million of convertible preferred stock, a conversion price of $8.00 per share and restructuring of the Company's debt under the Credit Agreement. The Board also was advised that BayBank (i) did not endorse Mr. Anastos' proposal with respect to the rights offering and sale of product lines he had discussed with the Board on July 13 and (ii) had denied the Company's request for waivers of loan covenants which had taken effect on May 31, 1995.

     At a special meeting on July 18, 1995, at which all directors (other than Mr. Anastos, who failed to attend after being given notice of the meeting) and representatives from Rogers & Wells and Shields were present, the Board reviewed the Company's continuing and severe working capital constraints and its difficulties in complying with the Credit Agreement, the Company's efforts over the last six months to raise additional equity capital, including the status of the efforts of A.G. Edwards, and finally the FCM Proposal, the EPC Proposal and the July 17 Equity Proposal. The Board concluded with respect to these three proposals that (i) all of such proposals would result in significant dilution of the Company's stockholders and (ii) all except one of the proposals involved the incurrence by the Company of expensive debt. The Board also reviewed various efforts to approach strategic buyers during the last six months. The Board formally retained Rogers & Wells as special counsel to the Board and Shields as financial advisor to the Company. The Board, together with its legal and financial advisors, also reviewed and discussed Greenfield's July 17 Offer. The Board noted that the per-share merger consideration contemplated by the July 17 Offer exceeded by 111% the price of the Common Stock on the preceding day and that the July 17 Offer permitted the Company's stockholders to receive a participation in certain contingent recoveries in the Disston Arbitration Proceedings. At this meeting, the Board authorized the Company to enter into a letter of intent with Greenfield, substantially along the lines of Greenfield's July 17 Offer. The Board authorized Messrs. Geishecker and Sable to negotiate the letter of intent with Greenfield.

     At a special meeting on July 20, 1995, at which all directors (other than Mr. Anastos, who failed to attend after being given notice of the meeting) and a representative of Foley, Hoag & Eliot, counsel to the Company, were present, the Board reviewed and discussed a revised draft letter of intent (the "Letter of Intent") with respect to the acquisition of the Company by Greenfield. The Letter of Intent contained the terms of Greenfield's July 17 Offer. With the assistance of its financial and legal advisors, the Board evaluated the Letter of Intent. The Board noted that the proposal contained in the Letter of Intent included the following improvements as compared to the July 17 Offer: (i) Greenfield represented that it would have sufficient financial resources available to it to complete the Merger in the contemplated time frame; (ii) the parties agreed to use their best efforts to sign a definitive Merger Agreement by August 31, 1995; (iii) the Company, Libby and Disston would enter into an agreement confirming the parties' understanding as to the prosecution of the Disston Arbitration Proceedings and the rights and obligations of the Company thereunder; and (iv) the parties agreed to a cap on expenses due from the Company to Greenfield in certain circumstances. The Board approved the Letter of Intent and authorized Messrs. Geishecker and Sable to execute and deliver the Letter of Intent on behalf of the Company. The Board also appointed the Executive Committee consisting of Messrs. Geishecker and Sable and authorized the Executive Committee to take all further action necessary to effect the merger contemplated by the Letter of Intent. As a result of the establishment of the Executive Committee, Mr. Anastos' authority as chief executive officer of the Company effectively was terminated. On July 20, 1995, after further negotiation with Greenfield to address various technical issues raised by the Board and its financial and legal advisors and issues relating to reimbursement of Greenfield for certain expenses and to the expiration of the option to purchase shares of Common Stock that was contained in the Letter of Intent, the Company and Greenfield executed the Letter of Intent and issued a joint press release announcing execution of the Letter of Intent. Also on July 20, 1995, on the condition that the Company execute the Letter of Intent, BayBank granted the Company a waiver of compliance with certain financial covenants in the Credit Agreement. On July 21, 1995, at the request of the Executive Committee, Mr. Anastos agreed to take a fully paid leave of absence as president of the Company and not participate in the negotiations with Greenfield or the due diligence process in connection with the Merger.

     Between July 20 and August 8, 1995, the Company and Greenfield and their advisors negotiated the terms of the Merger Agreement and the Greenfield Option.

     On August 8, 1995, a special meeting of the Board (the "August 8 Board Meeting") was held, with all members of the Board in attendance, to consider and discuss a draft Merger Agreement and the Greenfield Option. At this meeting, (i) the Board met with its legal and financial advisors to discuss and review the Merger Agreement and the Greenfield Option, (ii) Shields reviewed with the Board the text of a preliminary draft of the fairness opinion Shields expected to be in a position to deliver after completing its investigation and analysis of the Company and reviewing the definitive Merger Agreement (see "-- Opinion of Financial Advisor") and (iii) the Board received a report from Rogers & Wells with respect to negotiations on the Merger Agreement. At this meeting, Mr. Anastos indicated that he did not intend to vote in favor of adopting and approving the Merger Agreement, but offered no alternative proposals to those being considered by the Board. Mr. Anastos said he did not disagree with the Board's decision to sell the Company, but stated he believed the Company should be sold pursuant to an auction. The other Board members stated they believed an auction process would jeopardize the Greenfield transaction and was unlikely to produce a better offer, particularly in light of the Company's earlier lack of success in finding a buyer for its hardware business and in light of the fact that no other indication of interest had been received by the Company since the public announcement on July 20, 1995 of the execution of the Letter of Intent. The Board concluded the meeting without voting as to whether to adopt and approve the Merger Agreement and decided to review the draft of the Merger Agreement presented to the meeting and reconvene on August 10, 1995 for further discussions about the Merger.

     On August 10, 1995, a special meeting of the Board (the "August 10 Board Meeting") was held, with all members of the Board in attendance, to consider and discuss the latest draft Merger Agreement. The Board reviewed and discussed the terms of the draft Merger Agreement and the Greenfield Option. During the course of this meeting, Shields confirmed to representatives of the Board that Shields was prepared to deliver (and subsequently did deliver) the fairness opinion Shields had presented to the Board in draft form at the August 8 Board Meeting. See "-- Opinion of Financial Advisor." The Board also received a report from its legal advisors on changes in the Merger Agreement that had been made subsequent to the August 8 Board Meeting. The Board (by a three to one vote, with Mr. Anastos voting against) determined that the Merger was fair to, and in the best interests of, the Company and the Company's stockholders, voted to approve the Merger Agreement and the Greenfield Option and authorized the Company's officers to take all necessary actions to consummate the Merger. The Merger Agreement was executed on August 11, 1995, and the Company and Greenfield issued a joint press release later that day announcing its execution.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     At the August 10 Board Meeting, the Board (by a three to one vote, with Mr. Anastos voting against) determined that the Merger is fair to, and in the best interests of, the Company and the Company's stockholders, approved the Merger Agreement and recommended that stockholders vote in favor of approval and adoption of the Merger Agreement.

     Prior to reaching its decision at the August 10 Board Meeting, the Board received presentations from and reviewed the Merger Agreement and the transactions contemplated thereby with the Company's management, legal and financial advisors, and received an opinion from Shields as to the fairness, from a financial point of view, of the cash consideration to be received by stockholders of the Company in the Merger. See "-- Background" and "-- Opinion of Financial Advisor." The Board also discussed the terms of the Merger Agreement, including, among other things, the Company's agreement not to engage in negotiations or enter into an agreement with any other person concerning an acquisition of the Company except as may be required by the directors' fiduciary duty in the event a financially superior offer is received prior to approval of the Merger Agreement by the stockholders.

     In determining to recommend approval of the Merger, the Board considered a number of factors, including those discussed above and the following:

          (i) the continuing constraints on the Company's working capital position and the need to address those constraints expeditiously;

          (ii) possible alternatives to the Merger, including raising additional equity capital, selling particular assets and/or product lines, seeking a higher price through a formal auction process and the timing and likelihood of actually achieving those alternatives;

          (iii) all but one of the financing proposals received by the Company in the previous six months would have involved the incurrence of expensive debt, and all of the proposals would have substantially diluted existing stockholders;

          (iv) the cash Merger Consideration represents a significant premium over the average closing prices of the Common Stock during the last 12 months and a premium of 94% over the closing price of the Common Stock on July 20, 1995, the last day on which the Common Stock traded prior to the time of the public announcement of the Letter of Intent;

          (v) the Merger Agreement would allow the stockholders of the Company to receive certain possible recoveries (if any) arising from the Disston Arbitration Proceedings;

          (vi) no other offers to acquire the Company, or indications of interest in acquiring the Company, had been received by the Company during the 21-day period between the public announcement of the execution of the Letter of Intent and the August 10 Board Meeting; and

          (vii) the presentations by members of the Company's management at the August 8 Board Meeting regarding the financial condition and results of operations of the Company, including the probability of continuing chronic working capital constraints and future debt service requirements, and the oral and written presentations and opinion of Shields described under "-- Opinion of Financial Advisor."

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its respective determinations. For purposes of the reviews described above, the Board adopted, as its own, the analyses of Shields as its financial advisor.

     A copy of the written opinion of Shields delivered to the Board, which sets forth the assumptions made, matters considered and limits of the reviews by Shields in rendering its opinion, is attached as Annex III to this Proxy Statement. STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

     THE BOARD OF DIRECTORS OF THE COMPANY (BY A VOTE OF THREE TO ONE) HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST

INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

     Shields was retained by the Board on July 18, 1995, and executed an engagement letter on August 1, 1995, to act as the Company's exclusive financial advisor in connection with the Merger and to deliver an opinion to the Board as to the fairness, from a financial point of view, to the stockholders of the Company of the cash consideration to be received pursuant to the Merger. Shields is an investment banking and financial advisory firm engaged in the sale of businesses and securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. The Board selected Shields from among several similar firms on the basis of (i) Shields' expertise in providing investment banking and financial advisory services; (ii) Shields' reputation in the New England financial community; (iii) the familiarity with and knowledge of the Company over the last 10 years by Thomas
J. Shields, a principal of Shields; (iv) Shields' in-depth knowledge of consumer hardware markets, where the Company enjoys customer concentrations, especially due to the fact that Mr. Shields is a director of the Waban Company, which controls Home Base, a major West Coast consumer hardware manufacturer; (v) Shields' commitment to respond immediately if the Board decided to consider an acquisition of the entire Company; and (vi) the reasonableness of the compensation requested by Shields in connection with rendering a fairness opinion.

     At the August 8 Board Meeting, at which the Merger was discussed, Shields orally delivered its preliminary opinion, subject to completion of its investigation and analysis of the Company and reviewing the definitive Merger Agreement, that the cash consideration to be received by the Company's stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to such stockholders. A copy of the written opinion of Shields dated August 10, 1995 is attached as Annex III to this Proxy Statement.

     The full text of Shields' written opinion, which sets forth assumptions made, procedures followed, matters considered and limits of the review, is attached to this Proxy Statement as Annex III and is incorporated herein by reference. Stockholders are urged to read the Shields opinion in its entirety. Shields' opinion was prepared for the Board, and is directed only to the fairness, from a financial point of view as of August 10, 1995, of the cash consideration to be received by the stockholders pursuant to the Merger Agreement. In rendering its opinion, Shields did not ascribe any value to the assets to be conveyed to the Liquidating Trust. Shields' opinion does not constitute a recommendation to any stockholder to vote in favor of the Merger.

     In arriving at its opinion, Shields reviewed, among other things, the final draft of the Merger Agreement; the Company's Annual Report to Stockholders for the fiscal year ended August 31, 1994, and Annual Reports on Form 10-K for each of the five years ended August 31, 1990 through 1994; the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1994, February 28, 1995, and May 31, 1995; and the Company's preliminary financial results for the fiscal year ending August 31, 1995. Shields also: (i) reviewed certain financial and operating information, including financial projections, relating to the business, earnings, cash flow, assets and prospects of the Company provided to Shields by the Company's management; (ii) met with senior management to discuss the Company's financial statements, operations and prospects; (iii) visited certain of the Company's operating facilities; (iv) reviewed the historical market prices and trading activity for the Common Stock and compared them with those of certain publicly traded companies which Shields deemed to be comparable to the Company; (v) compared the proposed financial terms of the Merger Agreement with the financial terms of certain other mergers and acquisitions which Shields deemed to be comparable; and (vi) conducted such other studies, analyses, inquiries and investigations as Shields deemed appropriate, and reviewed such other related documents which Shields deemed appropriate.

     Shields used four separate methodologies or analyses to determine relative values of the Company's Common Stock: stock trading history, comparable transaction analysis, comparable company analysis and discounted cash flow analysis.

     Stock Trading History. Shields examined the history of the trading prices and volume for the Common Stock and the relationship between (i) movements in the prices of the Common Stock and movements in certain stock indices and (ii) movements in the prices of the Common Stock and public disclosures by the Company. From 1985 through July 20, 1995 (the last trading day prior to the public announcement of the execution of the Letter of Intent), the highest closing price for the Company's stock was $16.75 on October 20, 1994 and the lowest closing price for the Company's stock was $2.25 during 1991. During the 30-day period preceding the public announcement of the signing of the Letter of Intent, the Common Stock traded in the $6.25 to $8.00 range. Following the public announcement of the signing of the Letter of Intent, the Company's stock price traded as high as $15.25 on July 21, 1995 and as low as $12.25 on August 1, 1995.

     Comparable Transaction Analysis. Shields analyzed comparable merger and acquisition activity within the markets which the Company serves. Shields reviewed publicly available information for the (i) January 1990 acquisition of Vermont American Corp., a manufacturer of cutting tools, hand tools and lawn and garden products, by an investor group; (ii) February 1990 acquisition of Dallas Corp., a manufacturer of cutting and machine tools and other industrial and commercial products, including garage doors and broadcast equipment, by DCO Holdings Corp., and (iii) the June 1990 acquisition of Easco Hand Tools, Inc., a manufacturer of hand tools and specialized automotive service tools, by Danaher Corp. Shields analyzed public information with respect to these companies relating to the value of the transactions and revenues and net income of the respective companies in order to calculate for each transaction the ratios of consideration paid to net income and consideration paid to revenues. The ratio of consideration paid to the net income for the Vermont American and Dallas Corp. acquisitions described above was 26.35 and 18.68, respectively. The ratio of consideration paid to the net income in the Easco acquisition is not meaningful because Easco did not have net income for the period considered in this analysis. However, in arriving at its opinion, Shields concluded that there have been no changes in control of comparable companies in the past five years where there has been adequate disclosure of the transaction terms which would provide a fair basis on which to value the Company.

     Company Analysis. Shields identified eight publicly traded companies which have lines of business, operations and/or financial conditions that are similar to those of the Company: Black & Decker Corp., Commercial Intertech Corporation, Goulds Pumps, Inc., Graco, Inc., IDEX Corporation, Snap-on, Inc., Stanley Works and The L.S. Starrett Company. In all cases, the comparable companies have other lines of business. Shields is unaware of any company that is directly comparable to the Company.

     Shields applied a variety of financial tests to the eight companies mentioned above in order to determine a range of relative values with which to compare the per-share cash Merger Consideration. Using publicly available information for each such company, Shields derived the following ratios for each such company: (i) total market capitalization to revenues; (ii) price to earnings; (iii) total market capitalization to operating profit; (iv) total market capitalization to weighted average operating profit; (v) total market capitalization to average operating profit; and (vi) market to book value. Shields then applied the medians of each of these ratios to the Company's revenues, earnings, operating profit, weighted average operating profit, average operating profit and tangible book value, respectively, using the Company's most recent twelve-month revenue and earnings estimates for the fiscal year ended, and the estimated book value as of, August 31, 1995 to obtain the following respective per share valuations: $9.58, $6.50, $6.36, $3.58, $3.71 and $(11.96).
These valuations were based on an aggregate of 2,641,000 shares of Common Stock outstanding and are substantially less than the cash Merger Consideration to be paid by Greenfield under the Merger Agreement. Shields did not perform discounted cash flow analyses for the companies described above because the information necessary to perform such an analysis was not publicly available.

     Discounted Cash Flow Analysis. Using discounted cash flow analysis, Shields prepared a matrix of estimates of the net present per share values of the Company's future cash flows, based on the following: (i) financial projections for the Company for fiscal 1996 and 1997 prepared by the Company's management and adjusted by Shields to reflect (A) the absence of additional capital of approximately $15 million, which was contemplated by, and included in the projections prepared by, the Company's management and (B) the results of its own analysis of industry and market conditions; (ii) a review of the Company's
(A) audited financial results through August 31, 1994 and (B) preliminary financial results for the fiscal year ended

August 31, 1995; (iii) research and analysis of other sources of information which Shields deemed appropriate; (iv) Shield's preparation of its own cash flow estimates for the Company with respect to the fiscal periods 1996 through 2000 using no-growth, moderate-growth (4%), and aggressive-growth (8%) assumptions;
(v) theoretical terminal values of the Company calculated by Shields based on the perpetuity method, which assumes that the cash flow for the fifth year that is used in the calculation continues indefinitely. In general, the projections that Shields used in its analysis were in line with the Company's historical performance and the Company's expected outlook. Shields also (i) assumed cash flows would be received by the Company in the middle of each year; and (ii) established, through its own investigation, after-tax discount rates for the Company of 12%, 15% and 18% based on a weighted average of the cost of debt and the cost of equity subject to an appropriate debt/equity ratio for the Company. Applying an 18% discount rate to Shields' own cash flow estimates for the Company, Shields' discounted cash flow analysis yielded per share values for the Company's Common Stock of ($1.48), ($0.70) and $0.16 for the no-growth, moderate-growth and aggressive-growth scenarios, respectively. Applying a 15% discount rate to Shields' own cash flow estimates for the Company, Shields' discounted cash flow analysis yielded per share values for the Company's Common Stock of $1.67, $2.75 and $3.94 for the no-growth, moderate-growth and aggressive-growth scenarios, respectively. Applying a 12% discount rate to Shields' own cash flow estimates for the Company, Shields' discounted cash flow analysis yielded per share values for the Company's Common Stock of $6.89, $8.49 and $10.24 for the no-growth, moderate-growth and aggressive-growth scenarios, respectively. As described above, Shields' discounted cash flow analysis yielded a range of per share values for the Company's Common Stock that were substantially lower in all cases than the cash Merger Consideration to be paid by Greenfield under the Merger Agreement.

     The preparation of a fairness opinion is a complex process and may not be fairly represented through partial analysis or summary description. Selecting portions of the analysis set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Shields' opinion. In arriving at its fairness determination, Shields considered the results of all such analyses and did not attach more importance to the results of any single analysis than to the results of any other analysis. No company or transaction used as a comparison in the analyses is identical to the Company or the contemplated transaction. The analyses were prepared solely for the purpose of Shields providing its opinion to the Board as to the fairness of the cash Merger Consideration to holders of Common Stock, and do not purport to be appraisals or necessarily reflect the prices at which the Company or its securities actually might be sold in the market place. As described above, certain of the analyses performed by Shields relied on estimates of future financial performance provided by the management of the Company, subject to Shields' own evaluation of such estimates, which is described above. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Shields' opinion and presentation to the Board was one of the several factors taken into consideration by the Board in making its determination to approve the Merger. Stockholders are urged to read Shields' opinion in its entirety.

     In rendering its opinion, Shields relied upon and assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information that was available to it from public sources and that was provided to it by the Company or its representatives. With respect to the financial forecasts reviewed by Shields in rendering its opinion, Shields assumed that such financial forecasts were reasonably prepared on the basis of the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Further, with regard to the Company's projected financial results, Shields has considered a variety of factors that could affect the Company's ability to achieve those results and has developed alternative scenarios reflecting other results that Shields has considered in connection with arriving at its opinion. Shields did not undertake an independent evaluation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such appraisal. Shields' opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of such opinion. Although subsequent developments may affect its opinion, Shields does not have any obligation to update, revise or reaffirm its opinion. However, Shields has advised the Board that Shields will, upon the request of the Board, update its opinion. At the date of this Proxy

Statement, the Board is not aware of any developments with respect to the Company that warrant having Shields update its opinion.

     Shields received a cash retainer of $25,000 upon formally being retained as the Company's financial advisor, and the Company has agreed that Shields will receive an additional fee of $100,000 for its services in connection with the delivery of its fairness opinion. In addition, the Company has agreed to reimburse Shields for its reasonable out-of-pocket expenses, including the fees and disbursements of its attorneys, arising in connection with Shields' engagement and to indemnify Shields against certain liabilities, including liabilities arising under the federal securities laws. A representative of Shields also has agreed to serve as a trustee of the Liquidating Trust and, in connection therewith, will receive a fee for such services as well as reimbursement of expenses and indemnification for certain liabilities. See "-- The Liquidating Trust."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board with respect to the Merger, stockholders should be aware that certain of the Company's directors and executive officers have certain interests, referred to below, which may present them with conflicts of interest in connection with the Merger. See "BENEFICIAL OWNERSHIP OF COMMON STOCK." The Board was aware of these conflicts and considered them among the other matters described above in this section under "-- Recommendation of the Board of Directors."

     Stock Options and Warrants. The Merger Agreement provides that, immediately prior to the Effective Time each Rule Stock Option and each Rule Warrant, which is then outstanding and exercisable in full, will be canceled and the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of (i) $15.30 multiplied by the number of shares of Common Stock subject to the Rule Stock Option or Rule Warrant over (ii) the exercise price of the Rule Stock Option or Rule Warrant, as the case may be, multiplied by the number of shares of Common Stock subject thereto. The amount to be paid to each holder of cancelled Rule Stock Options may be reduced in some instances for any applicable withholding taxes or other amounts required by law to be paid or withheld, either through reducing the amount paid to or by obtaining a cash payment from, such holder. Under the Merger Agreement, Greenfield is not required to consummate the Merger unless all of the Rule Stock Options and Rule Warrants either have been exercised or cancelled. On September 21, 1995, the Company accelerated the vesting of all outstanding Rule Stock Options, except those held by Mr. Anastos. As described below under "-- William N. Anastos Matters," on November 20, 1995, with the consent of Greenfield, the Company accelerated the vesting of all outstanding unvested Rule Stock Options (87,000) held by Mr. Anastos. At the date of the Proxy Statement, all holders of Rule Stock Options and holders of Rule Warrants have advised the Company that they either have exercised or agreed to cancellation of their respective Rule Stock Options and Rule Warrants, as the case may be. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     As of the date of this Proxy Statement, William N. Anastos held options to purchase 145,000 shares of Common Stock at an exercise price of $11.50 per share. On September 21, 1995, John A. Geishecker, Jr. (Vice President and Director) exercised options to purchase 39,000 shares of Common Stock at an exercise price of $11.50 per share, Gary M. Sable (Vice President and Director) exercised options to purchase 15,000 shares of Common Stock at an exercise price of $11.50 per share, and Libby (Vice President) exercised options to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share and warrants to purchase 100,000 shares of Common Stock at an exercise price of $10.00 per share.

     The Merger Agreement also provides that at the Effective Time, following the cancellation of Rule Stock Options as described above, all of the Company's obligations with respect to options granted under its Stock Option Plans shall be terminated in accordance with such Stock Option Plans.

     William N. Anastos Matters. William N. Anastos, a director of the Company who has been on fully paid leave of absence as president of the Company since July 21, 1995, voted as a director against adopting and approving the Merger Agreement. On November 20, 1995, the Company, Greenfield, Messrs. Geishecker, Sable and Anastos and Libby reached a definitive agreement to resolve all issues raised by Mr. Anastos in connection with, among other things, the Merger. Under that agreement, (i) Mr. Anastos will continue to receive his current compensation and benefits until the Effective Time; (ii) after the Effective Time, Greenfield will inform Mr. Anastos every other month until December 1997 of financial, marketing and other information relating to the Company's marine products division, disclose to Mr. Anastos Greenfield's intentions, if any, to divest such division or its receipt of an offer for such division, in each case between the Effective Time and December 31, 1997, and afford Mr. Anastos an opportunity to submit an offer for the division if Greenfield decides to divest such division; (iii) the Company will transfer to Mr. Anastos at no cost two automobiles he currently uses; (iv) the Company will sell to Mr. Anastos an airplane for approximately $657,839; (v) the Company will accelerate the vesting of all outstanding unvested Rule Stock Options (87,000) held by Mr. Anastos; and (vi) the Company will retain the telemarketing management services of Mr. Anastos' daughter until December 31, 1997 for a maximum aggregate fee of $240,000. As part of this agreement, Mr. Anastos agreed, among other things, (i) to grant Greenfield a proxy with respect to the Votable Shares; (ii) to a continued leave of absence from the Company until the Effective Time, at which time he will tender his written resignation as president and a director of the Company; and (iii) to release the Company and its officers and directors and Greenfield from, among other things, any and all claims and causes of action relating to the Merger.

     Indemnification. The Merger Agreement provides that upon consummation of the Merger and for a period of six years after the Effective Time, to the fullest extent permitted by law Greenfield and the Surviving Corporation will, jointly and severally, indemnify the present and former directors, officers and employees of the Company and its subsidiaries against all losses, damages, liabilities and claims made against them arising from their service in such capacities prior to and including the Effective Time of the Merger to the fullest extent permitted by law under the Company's or any subsidiary's articles of incorporation or by-laws.

     Libby Employment Agreement. In connection with the Merger, Greenfield has agreed to employ Libby, a Vice President of the Company, pursuant to an Employment and Noncompetition Agreement to be effective upon consummation of the Merger (the "Employment Agreement"). Under the terms of the Employment Agreement, Libby will serve as Senior Vice President -- Consumer Products Group of Greenfield for a period of five years, unless earlier terminated. As compensation for his services, he will be entitled to receive a base salary of $400,000 per year with a guaranteed bonus of not less than $100,000 per year. Under the terms of the Employment Agreement, Libby also has agreed that he will not at any time while employed by Greenfield and for one year from and after the date on which he is no longer entitled to receive base salary and guaranteed bonus compensation under the terms of the Employment Agreement, compete with Greenfield or any of its subsidiaries. Greenfield also has agreed to pay to Libby and Disston principal and interest due under subordinated debentures in the aggregate principal amount of $3.6 million. These subordinated debentures were issued by a subsidiary of the Company to Libby and Disston in connection with the Company's acquisition of certain assets and business operations in 1994.

     Purchase of Gloucester Facility. The Company currently leases the 87,500 square foot Gloucester Facility, which is the Company's primary manufacturing facility for marine products, and the other Gloucester Assets from RAGS III, which purchased the property from the Company in 1985 for $3.6 million. Messrs. Geishecker, Sable and Anastos are general partners of RAGS III. The lease expires on November 25, 1995. Pursuant to an agreement between the Company and RAGS III, after the Effective Time the Surviving Corporation will purchase from RAGS III the Gloucester Assets for an aggregate of $2.4 million in cash. The fair market value of the Gloucester Assets on July 7, 1995, as determined by an independent appraiser, was $2.4 million.

     Assumption by Greenfield of Deerfield Lease Obligations. The Company leases a 275,000-square-foot hardware products manufacturing facility in South Deerfield, Massachusetts from a partnership, of which Messrs. Anastos, Geishecker and Sable are general partners. Under the terms of the Merger Agreement and by operation of law after the Merger, Greenfield will assume all of the Company's obligations with respect to the lease for the South Deerfield facility.

     Trustees of the Liquidating Trust. John A. Geishecker, Jr., an officer and director of the Company, and Thomas J. Shields, a managing director of Shields, have agreed to serve as trustees of the Liquidating Trust and, in connection therewith, will receive a fee for such services as well as reimbursement of expenses and indemnification for certain liabilities. See "-- The Liquidating Trust" and "-- Opinion of Financial Advisor."

     Certain Legal Fees. Owen B. Lynch, a Director of the Company, is a partner in the law firm of Lynch, Brewer, Hoffman & Sands ("Lynch Brewer"). Lynch Brewer will receive fees for legal services performed on behalf of the Company in connection with the Merger.

THE LIQUIDATING TRUST

     The Liquidating Trust. The Liquidating Trust will be established prior to the Effective Time for the exclusive benefit of the stockholders of the Company at the Effective Time (other than the Excluded Stockholders), and each such stockholder of the Company (other than the Excluded Stockholders) will become a Beneficiary of the Liquidating Trust with a Beneficial Interest in the Liquidating Trust equal to his proportionate interest in the Company (without taking into account the shares held by the Excluded Stockholders). The Liquidating Trust will be formed solely to receive from the Company all of its right, title and interest in any recoveries to which it may be entitled under certain agreements relating to the currently pending Disston Arbitration Proceedings and to assume and perform all of the Company's duties and obligations under such agreements. Additionally, the Company and Disston have agreed that Disston will have the sole right to direct and/or settle the Disston Arbitration Proceedings. For further information regarding the Disston Arbitration Proceedings, see "-- Disston Arbitration." Any recovery under the Disston Arbitration Proceedings is dependent on the favorable resolution of many complex factual and legal issues.

     Beneficial Interests will be non-transferable except for transfers occurring by operation of law as a result of a Beneficiary's death or (in the case of a Beneficiary that is not a natural person) as a result of a merger, consolidation, sale of assets, reorganization or dissolution. No certificates or other documents evidencing Beneficial Interests will be issued. Title to Beneficial Interests will be reflected only in the records maintained by the Liquidating Trust. The Beneficial Interests do not pay any dividends or bear any stated rate of interest and have no voting or other stockholder rights. The Beneficial Interests represent only the contingent right to receive the net assets (if any) of the Liquidating Trust under the circumstances described in this Proxy Statement. Stockholders should be aware that if the amount of the Claims against the Liquidating Trust exceeds the amounts held in the Liquidating Trust, neither the owners of Beneficial Interests in the Liquidating Trust, the Liquidating Trust, nor the trustees of the Liquidating Trust will be liable for such difference.

     The initial trustees of the Liquidating Trust will be John A. Geishecker, Jr., a Vice President and Director of the Company, Thomas J. Shields, a managing director of Shields & Company, Inc., and Dino Casali, a branch manager at Fahnestock & Company, Inc., a stock brokerage firm. As compensation for the performance of his duties as trustee, each of the trustees will be entitled to receive an annual retainer of up to $5,000 and $250 for each meeting of trustees that he attends, plus reimbursement for reasonable expenses, including attorneys' fees, out of the assets of the Liquidating Trust. The trustees and each employee and agent of the Liquidating Trust will be indemnified out of the assets of the Liquidating Trust from and against all liabilities and expenses incurred by them unless they are adjudicated to have acted with willful misconduct, gross negligence, or fraud in the exercise and performance of their duties. The Liquidating Trust may also obtain liability insurance for the benefit of the trustees.

     The trustees will issue annual reports to the Beneficiaries showing the assets and liabilities of the Liquidating Trust at the end of each calendar year (other than the 1995 calendar year) during any part of which the trustees have received or held any proceeds from the Company's right to recoveries under the Disston Arbitration Proceedings (and investment earnings, if any, thereon) with a value of more than $100,000, and the receipts and disbursements of the trustees for the period. Such annual reports will also describe material changes in the assets or liabilities of the Liquidating Trust during the period and actions taken by the trustees in the performance of their duties during the period. Additionally, the trustees will issue a similar report upon termination of the Liquidating Trust. The trustees also may issue interim reports to the Beneficiaries whenever, in the opinion of the trustees, a material event relating to the assets of the Liquidating Trust has occurred. As soon as reasonably practicable after the close of each calendar year, the trustees will supply each Beneficiary with the information necessary to determine the amount of taxable income (or deduction) from the Liquidating Trust for inclusion in the Beneficiary's federal income tax return for the preceding year.

     The Liquidating Trust will terminate automatically on the date that the last of the assets of the Liquidating Trust is distributed to the Beneficiaries, but not later than three years from the date of the Liquidating Trust (unless at such time the trustees are currently engaged in the determination, defense, or settlement of a claim against the Liquidating Trust or some or all of the amounts to be received by the Liquidating Trust as a result of the Disston Arbitration Proceedings have not yet been received by the trustees, in which event the trustees may extend the date of termination if they reasonably conclude that no enforcement action will be brought by the SEC due to such extension). Notwithstanding the foregoing, in the event that additional amounts resulting from the Disston Arbitration Proceedings may be distributed to the Liquidating Trust, the trustees will have the authority to evaluate the likelihood of such distribution and the amount thereof versus the costs and inconvenience of maintaining the Liquidating Trust and to determine whether to terminate the Liquidating Trust or to maintain the Liquidating Trust in anticipation of such distribution.

     Until such time as the Liquidating Trust is terminated, cash held in the Liquidating Trust will be invested in (i) interest-bearing obligations of, or obligations guaranteed by, the United States of America, or any political subdivision or instrumentality thereof or any instrumentality of such a political subdivision, having a maturity not in excess of one year, (ii) interest-bearing deposits or certificates of deposit of any federally insured banking institution located in the Commonwealth of Massachusetts having assets of at least $500 million, or (iii) money market mutual funds or mutual funds investing in "money market" obligations or obligations of the U.S. Government or guaranteed by the U.S. Government. Upon receipt by the Liquidating Trust of any proceeds from the Company's right to recoveries under the Disston Arbitration Proceedings, the trustees will reimburse Greenfield and the Surviving Corporation for the amounts, if any, contributed by them to the Liquidating Trust for administrative expenses. The trustees will hold all other amounts received as a result of the Disston Arbitration Proceedings until the expiration of the indemnification period, which is defined as the earlier of (i) the date 180 days following receipt by the trustees, in full, of all amounts to be received by the Liquidating Trust as a result of the Disston Arbitration Proceedings and (ii) the second anniversary of the Effective Date, during which Indemnification Period the trustees will pay any valid Claims made by Greenfield pursuant to the Indemnification Agreement. Upon the expiration of the Indemnification Period the trustees will distribute to the Beneficiaries all amounts held in the Liquidating Trust, except for any amount as to which there is a dispute as to whether there is a valid claim for such amount under the Indemnification Agreement. Any amounts received by the trustees thereafter will be distributed to the Beneficiaries upon receipt of such amounts. All distributions will be made pro rata according to the Beneficiaries' respective Beneficial Interests in the Liquidating Trust; provided, however, that no distribution will be made to Beneficiaries without first satisfying or providing adequate reserves for (i) all known or contingent liabilities, including any unsatisfied Claim of Greenfield, and (ii) the reasonable expenses incurred or to be incurred by the trustees.

     It is possible that no awards from the Disston Arbitration Proceedings will be made to the Liquidating Trust or that all proceeds received will be used to discharge liabilities of the Liquidating Trust. Consequently, stockholders are advised to evaluate the Merger without regard to the amount which may be held in the Liquidating Trust. Stockholders should be aware that the opinion of Shields with respect to the fairness of the Merger Consideration does not address the amount, if any, that may be available to holders, or the fairness, from a financial point of view, of Beneficial Interests in the Liquidating Trust.

     THERE ARE MANY UNCERTAINTIES CONCERNING THE OUTCOME OF THE DISSTON ARBITRATION PROCEEDINGS. THE COMPANY HAS VALUED EACH STOCKHOLDER'S SHARE OF THE ASSETS CONVEYED TO THE LIQUIDATING TRUST AT $0.15 PER SHARE ALTHOUGH THERE CAN BE NO ASSURANCE THAT SUCH VALUATION AS DETERMINED BY THE COMPANY WILL NOT BE CHALLENGED BY THE INTERNAL REVENUE SERVICE. IF IT WERE LATER DETERMINED THAT THIS VALUATION IS INCORRECT, THE GAIN OR LOSS TO EACH STOCKHOLDER WOULD BE ALTERED ACCORDINGLY. FOR A DISCUSSION OF THE METHODOLOGY THE COMPANY USED TO DETERMINE THE VALUATION DESCRIBED ABOVE, SEE "FEDERAL INCOME TAX CONSEQUENCES."

     Disston Arbitration. The Company, with the approval of Greenfield, has entered into an agreement with Disston confirming their understanding with respect to the prosecution of the Disston Arbitration Proceedings and the rights and obligations of the Company thereunder. The Merger Agreement permits the Company to transfer, prior to the Effective Time, all of its rights and interest in any recoveries to which it may be entitled as a result of such proceedings to the Liquidating Trust for the benefit of the Company's stockholders.

     The Disston Arbitration Proceedings relate to an action by Disston and Libby against Sandvik in which Disston and Libby maintain, among other things, that, pursuant to a Sale of Assets Agreement dated as of November 12, 1982 (the "Disston/Sandvik Asset Agreement"), between Disston and Sandvik, Sandvik (i) is responsible for and is required to indemnify Disston for any costs of environmental cleanup in connection with the disposal of hazardous and non-hazardous wastes at the Danville Facility prior to the acquisition of the property by Disston from Sandvik in 1982 and (ii) is responsible for any damages sustained by Disston as a result of such contamination. Among other actions, Disston and Libby maintain that Sandvik operated an unlined landfill on the property in which hazardous and non-hazardous wastes were disposed, operated two unlined surface impoundments on the property for the treatment of plant wastewater containing hazardous substances, and buried 55-gallon drums of liquid waste, including hazardous substances, behind the Danville Facility. Among other possible defenses, Sandvik argues that the statute of limitations has expired, that Disston and Libby are estopped from bringing suit because they failed to properly and timely notify Sandvik of the presence of hazardous wastes, that Sandvik had no knowledge of any transportation of waste to the site and that the contamination was caused by factors other than Sandvik's actions.

     The Company is not a party to the Disston Arbitration Proceedings or the action that gave rise to such proceedings. Prior to the acquisition by the Company of the Disston assets in 1994, the Company owned a note of Disston that was convertible into two-thirds of the outstanding stock of Disston. Approximately six months after the Company purchased this note, both Disston and the Company learned of potential environmental problems at the Danville Facility, the magnitude of which precluded conversion of the note as a means of acquiring Disston. Accordingly, the Company negotiated an acquisition structure in which (i) the Company acquired certain assets (other than real estate) and assumed certain liabilities other than environmental liabilities and (ii) Disston retained (A) certain liabilities, including all environmental liabilities and mortgage liabilities with respect to the Danville Facility, (B) real estate and certain operating assets and (C) relatively little cash with which to pay for, among other things, the costs of the Disston Arbitration Proceedings and maintenance of the Danville Facility. Therefore, in connection with these negotiations, the Company agreed to continue to fund various costs of Disston related to the Disston Arbitration Proceedings and the maintenance of the Danville Facility after the relocation and consolidation of Disston's manufacturing operations.

     Disston and Libby requested arbitration of this dispute in September 1990 pursuant to the Disston/Sandvik Asset Agreement, and have requested, among other things, that they be awarded compensation for any enforcement and response costs associated with the release or threatened release of hazardous substances on the property and damages. Additionally, Disston and Libby have requested that the arbitration panel find that Sandvik is solely liable under the Comprehensive Environmental Response, Compensation and Liability Act for any future response costs. Sandvik has counterclaimed for damages due to nonpayment by Disston and Libby of a promissory note issued to Sandvik in connection with the Disston/Sandvik Asset Agreement and for a declaration that Disston and Libby are responsible for any cleanup costs at the Danville Facility. Disston and Sandvik are continuing to conduct site assessments with respect to the Danville Facility to determine what remediation is necessary.

     The parties to the Disston Arbitration Proceedings have prepared response briefs to be submitted to a panel of the New York Regional Office of the American Arbitration Association. It is anticipated that the matters raised in the Disston Arbitration Proceedings will be considered formally by the arbitrators in late November 1995 and that a decision will be rendered by February of 1996. There can be no assurance as to the outcome of the Disston Arbitration Proceedings, which will depend on the resolution of many complex factual and legal issues.

     Indemnification Agreement. Pursuant to the Merger Agreement and an Indemnification Agreement ("Indemnification Agreement") among the Company, Greenfield, Acquisition and the trustees of the Liquidating Trust, Greenfield is entitled to indemnification against any liability arising out of (i) any violation of federal or state securities laws or related common law or statutory violations by the Company prior to the date of this Proxy Statement and arising out of or relating to the Disston Arbitration Proceedings or the facts underlying the Disston Arbitration Proceedings, (ii) certain environmental claims, if any, or (iii) any liability for taxes arising out of payment of any amount awarded to Disston in the Disston Arbitration Proceedings and paid to the Liquidating Trust (collectively, the "Claims"). Property held in the Liquidating Trust will be subject to such Claims, and Greenfield will be entitled to recover for any Claims only out of the amounts held in the Liquidating Trust. Greenfield may only raise such Claims during the Indemnification Period, which is defined as the period of time beginning on the effective date of the Indemnification Agreement and ending on the earlier of (i) the date 180 days following receipt by the trustees, in full, of all amounts to be received by the Liquidating Trust as a result of the Disston Arbitration Proceedings and (ii) the second anniversary of the Effective Date. Upon submission of a Claim the trustees have the right to either dispute the Claim, and submit such dispute to arbitration, or pay the Claim out of amounts held in the Liquidating Trust. Greenfield has agreed to cause the Surviving Corporation to lend to Disston, as expenses are incurred, such sums (the "Loans") as Disston shall request in writing to fund the costs of the Disston Arbitration Proceedings and maintenance of the Danville Facility. The Loans will bear interest at a rate per annum equal to the prime rate of interest published from time to time by NationsBank of Delaware, N.A. Interest will accrue monthly, will not be added to the principal of the Loans and will be repaid only at such time as the principal amount of the Loans is repaid. Additionally, Greenfield has agreed to cause the Surviving Corporation to contribute $50,000 to the Liquidating Trust to be used for administrative costs. Such contribution will be reimbursed out of any amounts received by the Liquidating Trust as a result of the Disston Arbitration Proceedings prior to any distributions to Beneficiaries.

     Disston Arbitration Agreement. The Company and Disston have entered into an agreement pursuant to which any amounts awarded to Disston in connection with a final resolution of the Disston Arbitration Proceedings will be distributed in the following priority: (i) to fund specified costs Disston may be required to pay as a result of such final resolution, including costs of environmental remediation by Disston, if any, and a reserve for taxes, if any, on any portion of an award that is distributed to the Liquidating Trust; (ii) to repay all Loans (including interest costs); (iii) to reimburse the Company for (A) its payments to Disston prior to the Effective Time for costs and expenses incurred by Disston since May 20, 1994 in connection with the Disston Arbitration Proceedings and (B) 50% of the amounts paid by the Company to Disston since September 1, 1994 but prior to the Effective Time for maintenance costs of the Danville Facility incurred by Disston since September 1, 1994; (v) to disburse the remaining amounts, up to $12 million, 50% to Disston and 50% to the Company; and (vi) to disburse the remaining amounts, in excess of $12 million, 80% to Disston and 20% to the Company. The Company and Disston have released each other from any liability arising from any and all claims (other than claims (i) under the Disston Arbitration Agreement, (ii) with respect to principal and interest payable by the Company to Libby and Disston under the subordinated debentures dated May 20, 1994 issued by a subsidiary of the Company to Libby and Disston, or (iii) for accrued salary, bonuses and reimbursable expenses owed to Libby by the Company), including claims concerning the Danville Facility. Additionally, the Company and Disston have agreed that Disston will have the sole right to direct and/or settle the Disston Arbitration Proceedings and that Disston will submit reports to the trustees of the Liquidating Trust as material developments occur with regard to the Disston Arbitration Proceedings. If the Merger is not consummated for any reason, the Disston Arbitration Agreement will become null and void, and the Company and Disston will negotiate in good faith to reach an agreement substantially reflecting the intent of the parties under the Disston Arbitration Agreement.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase of the Company by Greenfield in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based upon the fair values of the assets acquired and the liabilities assumed by Greenfield.

CERTAIN REGULATORY MATTERS

     The Merger is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division and the FTC and certain waiting periods have expired or been terminated. The Company and Greenfield filed the required information and material with the Antitrust Division and the FTC on September 12, 1995. The statutory waiting period under the HSR Act was terminated on September 25, 1995. The requirements of the HSR Act will be satisfied if the Merger is consummated before October 12, 1996. The Company does not believe any other material regulatory approvals are required for consummation of the Merger.

THE GREENFIELD OPTION

     On August 11, 1995, pursuant to the Merger Agreement, the Company granted Greenfield the Greenfield Option to purchase 630,000 shares of Common Stock at an exercise price of $8.00 per share. Greenfield had requested the Greenfield Option as part of the July 17 Offer and in connection with the Letter of Intent. See "-- Background." At the time of the July 17 Offer, the Company understood Greenfield's requests for an option were motivated by a desire to be compensated if the Company accepted an offer to be acquired by another company after the Merger Agreement had been executed. In addition, the Company believed that the Greenfield Option would provide a means for the infusion of needed equity capital pending the Merger at a market price.

     The Greenfield Option, which was exercisable by Greenfield or its permitted assignee, in whole or in part, at any time or from time to time, on or before the earlier of (i) the Effective Time, (ii) the closing of an Acquisition Transaction or (iii) June 30, 1996, was exercised in full by Greenfield on September 11, 1995. The Company has been advised that Greenfield exercised the Greenfield Option to (i) vote the Greenfield Option shares at the Special Meeting and (ii) assure sufficient votes at the Special Meeting to obtain the requisite stockholder approval of the Merger Agreement, especially in light of uncertainty in early September 1995 as to how Mr. Anastos would vote his Votable Shares. The effect of the exercise of the Greenfield Option and the use of the proceeds therefrom was to provide the Company with a necessary capital infusion. Pursuant to the Greenfield Option, the Company used all proceeds received upon exercise of the Greenfield Option ($5.04 million) to repay indebtedness owed to the Company's senior lender. The Greenfield Option proceeds together with proceeds received by the Company from the exercise of the Rule Stock Options and Rule Warrants have provided the Company with needed capital during the period necessary to consummate the Merger. Because the proceeds from the exercise of the Greenfield Option were used to reduce the Company's senior institutional indebtedness, the purchase of the Greenfield Option shares should not materially affect the overall consideration being paid for the Company by Greenfield (consisting of cash payments to the Company's stockholders plus assumption of the Company's debt). The ownership of the shares of Common Stock acquired upon exercise of the Greenfield Option will not entitle Greenfield to receive the Merger Consideration or participate in or otherwise receive proceeds from the Liquidating Trust, but such shares may be voted in favor of adopting and approving the Merger Agreement. Greenfield has advised the Company that it intends to vote such shares and the Votable Shares (611,100) as to which Mr. Anastos and his affiliates have granted Greenfield a proxy in favor of adopting and approving the Merger Agreement at the Special Meeting and in favor of an adjournment of the Special Meeting to solicit further proxies if the inspectors of election advise the Board that there may not be sufficient votes to approve and adopt the Merger Agreement. As a result of such proxy, Greenfield has voting discretion over approximately 35% of the Common Stock outstanding and entitled to vote at the Special Meeting.

     Except as discussed above under "-- Background of the Merger," the Company did not solicit or receive bids from other parties concerning a potential merger or other acquisition. For a discussion of the background of the Merger, the Board's decision to approve the Merger Agreement and the factors the Board considered in deciding to approve the Merger Agreement, see "-- Background of the Merger" and "-- Recommendation of the Board of Directors."

                              THE MERGER AGREEMENT

     The following is a brief summary of the Merger Agreement. The description of the terms and conditions of the Merger Agreement set forth below or included elsewhere in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement (attached hereto as Appendix I) which is incorporated herein by reference. Stockholders are advised to read the Merger Agreement in its entirety prior to voting.

EFFECTIVE TIME OF THE MERGER

     The Effective Time will be such time as the articles of merger are filed with the Secretary of State of the Commonwealth of Massachusetts. Under the Merger Agreement, Greenfield is required to cause the articles of merger to be filed at the closing of the Merger.

EFFECTS OF THE MERGER

     Pursuant to the Merger Agreement, Acquisition will be merged with and into the Company at the Effective Time. The separate corporate existence of Acquisition will thereupon cease and the Company will continue as the Surviving Corporation in the Merger in accordance with the MBCL and the Merger Agreement. At the Effective Time, Greenfield will become the sole stockholder of the Surviving Corporation, and each of the shares of the Company's issued and outstanding Common Stock, other than Dissenting Shares and shares held in the Company's treasury or owned beneficially by Greenfield, Acquisition or any subsidiary of the Company, will automatically be converted into the right to receive $15.30 in cash per share and (except for Dissenting Shares, Greenfield Shares and shares of Common Stock owned by Libby) a Beneficial Interest in the Liquidating Trust. Upon consummation of the Merger, former stockholders of the Company will cease to be stockholders of the Company.

     Immediately prior to the Effective Time, each Rule Stock Option and each Rule Warrant then outstanding and exercisable in full shall be cancelled, and the holder thereof will be entitled to receive from Greenfield at the Effective Time an amount in cash equal to the excess, if any, of (i) $15.30 multiplied by the number of shares of Common Stock subject to the Rule Stock Option or Rule Warrant over (ii) the exercise price of the Rule Stock Option or Rule Warrant, as the case may be, multiplied by the number of shares of Common Stock subject thereto. Appropriate arrangements will be made for reduction of the amount paid to or by obtaining a cash payment from, such holder. At the Effective Time, following the cancellation of Rule Stock Options, all of the Company's obligations with respect to options granted under its Stock Option Plans shall be terminated in accordance with such Stock Option Plans.

EXCHANGE OF CERTIFICATES AND PAYMENT OF CASH MERGER CONSIDERATION

     Greenfield and the Company have selected First Chicago Trust Company of New York to act as agent (the "Exchange Agent") for the purpose of exchanging certificates theretofore representing shares of Common Stock, Rule Stock Options and Rule Warrants (collectively, the "Certificates"). On the Closing Date, Greenfield will deposit with the Exchange Agent a cash amount equal to the aggregate cash Merger Consideration (the "Exchange Fund").

     Promptly after the Effective Time, the Surviving Corporation will cause the Exchange Agent to send to each holder of Certificates a letter of transmittal, in customary form for use in such exchange and which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and instruction for use in effecting the surrender of the Certificates in exchange for the cash Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed and properly completed letter of transmittal, the holder of such Certificate will be entitled to receive a check representing the cash Merger Consideration per share of Common Stock, Rule Stock Option or Rule Warrant, as the case may be, represented thereby. Thereafter, the Certificate so surrendered shall be cancelled. After the Effective Time, each such Certificate will, until surrendered, represent only the right to receive the cash Merger Consideration.

     If any portion of the cash Merger Consideration is to be paid to a person other than the registered holder of the shares represented by the Certificate or Certificates surrendered, it will be a condition of such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     STOCKHOLDERS SHOULD SURRENDER CERTIFICATES ONLY WITH A LETTER OF TRANSMITTAL. STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     After the Effective Time, there will be no transfers on the stock transfer books of the Company of shares of Common Stock, Rule Stock Options or Rule Warrants. If, after the Effective Time, Certificates theretofore representing such shares, options or warrants are presented for transfer to the Exchange Agent or the Company, they will be cancelled and exchanged for the Merger Consideration. No interest will be paid to holders of Certificates. Until surrendered, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the cash Merger Consideration per share of Common Stock, Rule Stock Option or Rule Warrant, as the case may be, and, under certain circumstances described in this Proxy Statement, a Beneficial Interest in the Liquidating Trust.

     The funds deposited with the Exchange Agent will be invested by the Exchange Agent in direct obligations of the United States of America, commercial paper, or certificates of deposit, and similar securities and any net earnings with respect thereto shall become part of the Exchange Fund. If for any reason (including losses) the Exchange Fund is inadequate to pay the cash amounts to which holders of shares of Common Stock, Rule Stock Options and Rule Warrants shall be entitled, Greenfield will make available to the Exchange Agent additional funds for the payment thereof. Any amount remaining in the Exchange Fund 120 days after the Effective Time will be released and refunded to the Surviving Corporation, after which time any stockholders of the Company or holders of Rule Stock Options or Rule Warrants who have not previously surrendered Certificates in accordance with the Merger Agreement will thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claims for the cash Merger Consideration. If outstanding Certificates are not surrendered, or cash payment therefor not claimed prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which such cash payment would otherwise escheat to or become the property of any governmental unit or agency), the unclaimed amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

RIGHTS OF DISSENTING STOCKHOLDERS

     The Merger Agreement provides that any issued and outstanding shares of Common Stock held by any Dissenting Stockholder shall not be converted into the Merger Consideration as contemplated by the Merger Agreement, but instead the Dissenting Stockholder shall be entitled only to obtain payment of the fair value of the shares of Common Stock by complying with the terms of Sections 88 through 98, inclusive, of the MBCL. The procedures for exercising rights of appraisal are set forth below under "APPRAISAL RIGHTS". In addition, a copy of
Section 85 through 98, inclusive, of the MBCL is attached hereto as Annex II. Shares of Common Stock outstanding immediately prior to the Effective Time and held by Dissenting Stockholders who, after the Effective Time, withdraw their demand for appraisal or lose the right of appraisal, in either case pursuant to the MBCL, shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, as applicable, as specified in the Merger Agreement, without interest.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties made by each of the Company, Greenfield and Acquisition that are customary for a transaction of this type. The Company, Greenfield and Acquisition have made representations and warranties as to (i) organization, standing and corporate power; (ii) authorization of the Merger Agreement and no violation of certain instruments or laws resulting from execution and performance of the Merger Agreement; and (iii) consents and approvals. The Company also has made representations and warranties as to, among other things, (i) capital structure; (ii) litigation matters; (iii) matters relating to brokers, fees, and other expenses; (iv) consents and approvals; (v) insurance; (vi) customers and vendors; (vii) liens; (viii) employees and employee relations; (ix) subsidiaries and affiliates; (x) SEC documents, financial statements and undisclosed liabilities; (xi) absence of certain changes or events; (xii) employee benefit plans; (xiii) compliance with the Employee Retirement Income Security Act of 1974, as amended; (xiv) taxes; (xv) environmental compliance; (xvi) compliance with laws; (xvii) contracts and debt instruments; (xviii) title to real and personal property; and (xix) intellectual property.

NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     None of the representations and warranties included in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Effective Time. However, all covenants and agreements of the parties which contemplate performance after the Effective Time, including disbursement of the Merger Consideration, will survive the Effective Time.

     Although the Company's representation and warranty in the Merger Agreement with respect to environmental liabilities and compliance does not survive the Effective Time, stockholders should be aware that the Indemnification Agreement provides that Greenfield has the right to make claims against the Liquidating Trust for any liability arising out of (i) any violation of federal or state securities laws by the Company prior to the Effective Time (excluding any claims brought by stockholders of the Company as of the Effective Time), (ii) certain environmental claims, if any, or (iii) any liability for taxes arising out of payment of any amount awarded to Disston in the Disston Arbitration Proceedings and paid to the Liquidating Trust. See "THE LIQUIDATING TRUST."

CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO THE MERGER

     The Company has agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the Merger Agreement and to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with the Company. In this regard, the Company has agreed that the Company and its subsidiaries will refrain from taking certain actions during the period from the date of the Merger Agreement to the Effective Time of the Merger, unless consented to by Greenfield and Acquisition.

     The Company and its subsidiaries have agreed, with certain exceptions, to refrain from (i) declaring, setting aside or paying any dividends on, or making any other distributions in respect of, any of their capital stock, (ii) splitting, combining or reclassifying any of their capital stock or issuing, authorizing or proposing the issuance of any securities; (iii) purchasing, redeeming or otherwise acquiring any shares of their capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (iv) issuing, delivering, selling, pledging or otherwise encumbering any shares of their capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities; (v) amending their articles of organization, by-laws or other comparable charter or organizational documents; (vi) acquiring or agreeing to acquire all or part of any business or any corporation or other entity or the assets thereof, except for purchases of assets in the ordinary course of business; (vii) mortgaging or otherwise encumbering or, except in the ordinary course of business consistent with past practice or as otherwise expressly permitted selling, leasing or otherwise disposing of any of its material properties or assets; (viii) incurring any indebtedness except short-term borrowings incurred in the ordinary course of business consistent with past practice; (ix) making any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;
(x) making or agreeing to make any new capital expenditures which in aggregate are in excess of $250,000; (xi) paying, discharging or satisfying any claims, liabilities (including federal income tax liabilities) or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of the Company; (xii) increasing the compensation payable or to become payable to their officers or employees, consistent with past practice or granting any severance or termination pay to or entering into any employment or severance agreement with any of their directors, officers or other employees; (xiii) establishing or making any new grants or awards under or amending any employee benefit plan or other arrangement, plan or policy; (xiv) establishing or amending any employee benefit plan; (xv) settling any material claims or litigation or modifying, amending or terminating any of their material contracts or waiving, releasing or assigning any material rights or claims; (xvi) permitting any material insurance policy to be cancelled or terminated; (xvii) failing to confer on a regular and frequent basis with Greenfield and Acquisition to report material operational matters and the general status of ongoing operations; (xviii) breaching any material contract, agreement, license or instrument to which they are a party or to which any of their assets may be subject, or violating any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to their assets or business; (xix) factoring, discounting, or otherwise accepting less than full payment with regard to accounts receivable or other amounts due; (xx) delaying payment on, or otherwise altering the payment terms of, accounts payable or paying the amounts due thereunder later than the stated date for payment thereof; (xxi) selling any inventory at less than fair market value or making any bulk sale of such inventory, or failing to maintain inventory; (xxii) entering into any material contract or agreement or entering into or amending any material contract, agreement, commitment or arrangement with respect to certain matters set forth in the Merger Agreement; (xxiii) making any tax election or settling or compromising any material federal, state, local or foreign income tax liability;
(xxiv) entering into any employment agreement, sales agency agreement or other contract for the performance of personal services which is not terminable without liability upon no more than 30 days' notice; (xxv) failing to maintain their real and personal properties in as good a state of operating condition and repair as they are on the date of the Merger Agreement; (xxvi) terminating or modifying in any material respects any material leases, contracts, governmental licenses, permits or other authorizations or agreements affecting their real and/or personal properties or the operation thereof or entering into any additional lease or contract of any nature affecting such properties or the operation thereof; (xxvii) failing to timely file public reports with the SEC; and (xxviii) changing their accounting methods, principles or practices.

     The Company also has agreed not to take any action, or permit any action to be taken, that would result in any of the representations and warranties set forth in the Merger Agreement becoming untrue (or, with respect to certain representations and warranties, becoming untrue in any material respect) or any of the conditions to the Merger not being satisfied.

COOPERATION PRIOR TO CLOSING

     The Company and Greenfield have agreed to use their respective best efforts in good faith to take (or cause to be taken) all actions and to do (or cause to be done), all things necessary to consummate the Merger.

NONSOLICITATION

     The Company has agreed that without the written consent of Greenfield, prior to the Effective Time, it shall not, and it shall use its best efforts to cause its directors, officers, employees, agents and representatives and those of any of its subsidiaries not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information) inquiries or proposals concerning any merger, consolidation or acquisition or purchase with or by any third party (other than Greenfield, Acquisition or their affiliates) of all or any substantial portion of the assets or capital stock of the Company or any of its subsidiaries (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive discussions with any such third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Company may engage in discussions or negotiations with, and may furnish information concerning the Company and its business, properties and assets to, a third party who makes a written proposal of an Acquisition Transaction that is reasonably capable of being consummated and is financially more favorable to the stockholders of the

Company than the Merger, as determined in each case in good faith by the Board after consultation with the Company's financial advisors and outside legal counsel and that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the Board. The Company is required promptly to advise Greenfield of any inquiries or proposals it receives or attempts to negotiate relating to an Acquisition Transaction, and any such notice shall include a description of the terms and conditions of any such proposal, or the nature of any inquiry or attempts to negotiate.

CONDITIONS TO THE MERGER

     The obligations of Greenfield, Acquisition and the Company to effect the Merger are subject to the following conditions: (i) approval of the Merger Agreement and the Merger by the requisite vote of the stockholders of the Company; (ii) expiration of any applicable waiting periods under the HSR Act;
(iii) the absence of any pending or threatened action or proceeding or any order or other legal prohibition restraining or preventing consummation of the Merger;
(iv) the other party having performed and complied in all material respects with the agreements required to be performed by it prior to the Effective Time; (v) the representations and warranties of the other party having been true and correct in all material respects as of the Effective Time; (vi) the receipt of certain legal opinions regarding corporate existence, authorization of the Merger Agreement and similar matters; (vii) all documents incident to corporate and other proceedings and consents to be obtained in connection with the Merger being reasonably satisfactory to the other party; (viii) all necessary government approvals having been obtained; and (ix) receipt of certificates regarding the authenticity of corporate documents and officers' signatures.

     The obligations of Greenfield and Acquisition to effect the Merger are also contingent upon (i) all of the Rule Stock Options and Rule Warrants having been exercised or cancelled; (ii) there not having been any change which has a material adverse effect on the condition (financial or otherwise) or earnings of the Company; (iii) receipt by Greenfield and Acquisition of the Company's corporate records, proof of good standing, qualification and payment of taxes, and letters of resignation from certain directors and officers of the Company and its subsidiaries; (iv) maintenance of insurance coverage; and (v) tax status certification. Tax status certification entails the certification by an officer of the Company that the Company is not a United States real property holding company within the meaning of the Internal Revenue Code of 1986, as amended. Generally, this certification depends on whether less than 50% of the Company's assets consist of real property. At the date of this Proxy Statement, the Company expects it will be able to satisfy the tax status certification condition to the Merger. The tax status certification is a condition to the Merger that can be waived by Greenfield at or prior to the closing of the Merger.

REGULATORY APPROVALS

     No federal or state regulatory approvals are required to be obtained in connection with the consummation of the Merger by any party to the Merger Agreement, except for the requirements of the MBCL in connection with stockholder approval and consummation of the Merger and the expiration of any waiting periods under the HSR Act.

AMENDMENTS

     The Merger Agreement may be amended in writing at any time, before or after any required approval by the Company's stockholders of the transactions contemplated by the Merger Agreement, by the mutual agreement of the Company, Greenfield, and Acquisition; provided, however, that after approval of the Merger Agreement by the Company's stockholders, no amendment that by law requires further approval of such stockholders may be made without the further approval of such stockholders.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated prior to the Effective Time, whether before or after approval and adoption by Greenfield and Acquisition and the Company's stockholders: (i) by Greenfield or the Company if the requisite vote of the Company's stockholders with respect to the Merger Agreement is not obtained; (ii) by mutual consent of Greenfield and the Company; (iii) by Greenfield or the Company at any time after the date which is 150 days from the date of the Merger Agreement if any of the conditions to the obligations of Greenfield or the Company under the Merger Agreement shall not have been met or waived prior to such date; (iv) by Greenfield or the Company if the Merger has been enjoined or otherwise prohibited by the final, non-appealable order of a governmental entity at any time prior to the Effective Time; (v) by Greenfield or the Company if the Merger shall not have been consummated by January 31, 1996; (vi) by the Company if a majority of the Board determines in good faith on the advice of outside counsel that its fiduciary duties require it to approve an Acquisition Transaction; or (vii) by Greenfield at any time prior to the Effective Time, if (A) the Company enters into a letter of intent or definitive agreement to enter into an Acquisition Transaction (other than the Merger), (B) the Board withdraws, materially modifies its approval or recommendation of the Merger Agreement or the Merger in a manner materially adverse to Greenfield or Acquisition, (C) the Board recommends to the Stockholders any Acquisition Transaction (other than the Merger) or (D) the Board resolves to do any of the foregoing.

     In the event the Merger Agreement is terminated as described in clause (i) (except if the failure to obtain the required vote resulted directly from the failure by Greenfield to vote the shares of Common Stock acquired upon exercise of the Greenfield Option in favor of the Merger), (iii) (except if the Company terminates the Merger Agreement), (vi) or (vii) of the preceding paragraph, the Company is required to reimburse Greenfield and Acquisition for all of their out-of-pocket expenses (not to exceed $450,000) reasonably incurred in connection with the transactions contemplated by the Merger Agreement within 15 business days after Greenfield provides the Company with a listing of its out-of-pocket expenses.

COSTS AND EXPENSES

     All fees and expenses incurred in connection with the Merger, the Merger Agreement, and the transactions contemplated thereby, will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Expenses associated with this proxy solicitation will be borne by the Company.

MANAGEMENT OF THE COMPANY

     The Merger Agreement provides that the directors of Acquisition immediately prior to the Effective Time will become the directors of the Surviving Corporation and the officers of the Surviving Corporation at the Effective Time will be the officers of Acquisition in office immediately prior to the Effective Time.

SOURCE AND AMOUNT OF FUNDS

     The estimated amount of funds required for the payment by Greenfield of the aggregate cash Merger Consideration is approximately $45.7 million, which is expected to be funded from borrowings by Greenfield under its revolving credit facility.

                                APPRAISAL RIGHTS

     Pursuant to Massachusetts law, stockholders of record have the right to object to the Merger and, if the merger is consummated, to be paid the "fair value" of their shares of Common Stock determined as of the day preceding the date of the vote of the stockholders approving the Merger (without taking into account any element of value arising from the expectation or accomplishment of the Merger). The Company and any stockholders desiring to exercise such dissenters' rights will have the respective rights and duties and must follow the procedures set forth in Sections 85 to 98, inclusive, of the MBCL in order to perfect such rights. A brief summary of Sections 85 to 98, inclusive, of the MBCL is set forth below. The following summary does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their appraisal rights and is qualified in its entirety by express reference to those sections, the full text of which is included as Annex II to this Proxy Statement. STOCKHOLDERS ARE URGED TO READ ANNEX II IN ITS ENTIRETY SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     To exercise appraisal rights under Massachusetts law, a stockholder must
(i) deliver to the Company, before the taking of the stockholder vote on the Merger Agreement at the Special Meeting, a written objection to the Merger Agreement and the Merger stating that such stockholder intends to demand payment for his shares through the exercise of his statutory appraisal rights, (ii) not vote in favor of or consent to the approval of the Merger Agreement and (iii) within 20 days after the date of mailing to such stockholder of a written notice that the Merger has become effective, make written demand upon the Company for payment of his shares and an appraisal of the value thereof. A stockholder who fails to satisfy all of the conditions set forth above will acquire no right to payment for such stockholder's shares under Massachusetts law other than the Merger Consideration to be paid in the Merger as described in this Proxy Statement. Signed proxies returned to the Company but left blank will be voted for the proposed transaction. Therefore, in order to be assured that shares are not voted in favor of the Merger Agreement, a stockholder must either vote in person or by proxy against the Merger Agreement or abstain from voting. Failure to vote against the Merger Agreement will not constitute a waiver of appraisal rights, but abstaining or voting against the Merger Agreement will not by itself satisfy the obligations of a stockholder described in clauses (i) and (iii) above. The written objection described in clause (i) above must be sent to the Company at 70 Blanchard Road, Burlington, Massachusetts 01803, Attention: John
A. Geishecker, Jr., Vice President.

     If, following the Merger, a stockholder perfects a demand for payment of his shares as provided above, and if the Company and such dissenting stockholder are able to reach agreement on the fair value of the shares, the Company will pay to the dissenting stockholder the fair value of such shares of Common Stock, as the case may be, within 30 days after the expiration of the period during which the demand may be made. If within the 30-day period the parties fail to agree as to the fair value of such shares, either the Company or the dissenting stockholder may have the fair value of the stock of all dissenting stockholders with whom agreements as to the value of their shares have not been reached determined by judicial proceedings by filing a bill in equity in the Massachusetts Superior Court for Middlesex County within four months after the 30-day period expires. If (i) no such suit is filed within such four-month period to determine the value of the stock, (ii) any such suit is dismissed as to that stockholder or (iii) the stockholder withdraws his objection in writing with the written approval of the Company, the stockholder will forfeit dissenters' rights and will have only the rights of a nondissenting stockholder to receive the Merger Consideration to be paid in the Merger as described in this Proxy Statement. The costs of such a suit, other than counsel fees and fees of experts retained by any party, will be determined by the court and apportioned to the parties in such manner as appears equitable, except that costs of notices required to be given by the Company will be paid by the Company. The Company has no obligation to file such a suit and, if it does not, the failure of a dissenting stockholder to file such a suit could nullify all written demands for appraisal. After the Special Meeting, a dissenting stockholder will not be entitled to notices of meetings of stockholders, to vote at any such meeting or to receive dividends.

     Under Massachusetts statutory law, the enforcement by a dissenting stockholder of such stockholder's right to receive payment for his shares in the manner provided by Sections 85 through 98, inclusive, of the MBCL is stated to be the exclusive remedy of a stockholder objecting to the Merger Agreement, except upon the grounds that consummation of the Merger will be or is illegal or fraudulent as to that stockholder. The Massachusetts Supreme Judicial Court, however, has held that dissenting stockholders are not limited to the statutory remedy of judicial appraisal in cases where violations of fiduciary duty are found.

     Stockholders who receive cash for their shares of Common Stock upon exercise of dissenters' rights will realize taxable gain or loss. See "FEDERAL INCOME TAX CONSEQUENCES."

                        FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS ONLY A GENERAL DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER, WITHOUT CONSIDERATION OF ANY TAX CONSEQUENCES UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND WITHOUT CONSIDERATION OF A SHAREHOLDER'S PARTICULAR CIRCUMSTANCES. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE MERGER (AND DISTRIBUTION OF

INTERESTS IN THE LIQUIDATING TRUST), INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POSSIBLE CHANGES IN THE TAX LAW.

     Under the federal income tax laws, a holder of Common Stock who receives cash and a Beneficial Interest in the Liquidating Trust in exchange for Common Stock pursuant to the Merger will be considered as selling a portion of his shares of Common Stock in exchange for cash, and as receiving the Beneficial Interest in redemption of the remaining portion of his shares of Common Stock. Such a holder of Common Stock will recognize gain or loss in the taxable year in which the Merger occurs measured by the difference between (i) the cash plus the fair market value of the Beneficial Interest received by such holder and (ii) such holder's adjusted basis for his shares of Common Stock. See Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954).

     The Company has valued each stockholder's share of the assets conveyed to the Liquidating Trust at $0.15 per share using a methodology for valuing contingent distributions. The Company's methodology included assessing and quantifying the likelihood of a favorable outcome of the Disston Arbitration Proceedings and assumed that the amount awarded in the Disston Arbitration Proceedings would exceed the amounts payable to parties other than the Company, which are described under "The Merger -- The Liquidating Trust -- Disston Arbitration Agreement." Applying this valuation methodology, the Company has estimated that the present value of the amount distributable to holders of Beneficial Interests in the Liquidating Trust is $443,000 or, based on 2,954,095 shares of Common Stock entitled to participate in the Liquidating Trust, $0.15 per share. The Company's valuation methodology is not based on any valuation methodology publicly endorsed by the Internal Revenue Service. The Company is not aware of any methodology that is used by the Internal Revenue Service with respect to valuing contingent distributions. However, the Company believes that the methodology it used to value the assets conveyed to the Liquidating Trust is a reasonable one. Stockholders should note that there can be no assurance that
(i) the amount, if any, distributable to the holders of Beneficial Interests in the Liquidating Trust will not be higher or lower than the Company's estimate or
(ii) the valuation as determined by the Company will not be challenged by the Internal Revenue Service. If it were later determined that this valuation is incorrect, the gain or loss to each stockholder would be altered accordingly.

     If the shares of Common Stock are a capital asset in the hands of the stockholder, the gain or loss realized will be a capital gain or loss and will be long-term capital gain or loss if the stockholder has held the Common Stock for more than one year. The same consequences will apply to a stockholder who exercises such stockholder's right to dissent and receives the "fair value" of such stockholder's shares solely in cash (other than with respect to amounts which are, or are deemed to be, interest for federal income tax purposes when received by dissenting stockholders). See "APPRAISAL RIGHTS." Taxpayers generally may deduct capital losses only to the extent of capital gains plus, in the case of non-corporate taxpayers, $3,000 ($1,500 in the case of a married individual filing a separate return).

     The Company has been advised by Foley, Hoag & Eliot, special counsel to the Company, that the Liquidating Trust will qualify, for federal income tax purposes, as a trust and not as an association taxable as a corporation, so long as the Liquidating Trust continues to be operated in accordance with the requirements of applicable rulings of the Internal Revenue Service. Accordingly, the Liquidating Trust will not be subject to federal income tax. Rather, each Beneficiary of the Liquidating Trust will be treated as owning a proportionate share of the assets held by the Liquidating Trust. Each Beneficiary will have an adjusted tax basis in his share of the assets conveyed by the Company to the Liquidating Trust equal to the fair market value of such assets at the Effective Time. Any gain, loss, credits, or income from the sale or exchange (including a liquidation) or investment of the assets held by the Liquidating Trust (including receipt of awards from the Disston Arbitration Proceedings) will be taxed to, or deducted by, as the case may be, the Beneficiaries, regardless of whether the Liquidating Trust makes any distributions to the Beneficiaries. The determination as to whether any such receipts will be taxed as capital gain or ordinary income will depend upon the circumstances at the time. The Trustees of the Liquidating Trust will provide the Beneficiaries with the requisite information regarding the receipts and expenditures of the Liquidating Trust. The Beneficiaries will not be subject to federal income taxation upon receipt of distributions from the Liquidating Trust.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the ownership of the Company's Common Stock as of the date indicated by persons (other than officers and Directors of the Company), who are known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The information shown is derived from information set forth in the latest statements filed by such persons with the SEC with respect to their ownership of the Company's Common Stock.

                                                                    NUMBER OF SHARES
                                                                      BENEFICIALLY
                                                                      OWNED AS OF         PERCENTAGE
NAME AND ADDRESS                                                    NOVEMBER 24, 1995       OF CLASS
----------------                                                   ------------------     ----------
Greenfield Industries, Inc.....................................         1,241,100(1)         34.6%
470 Old Evans Road
Evans, Georgia 30809
Wellington Management Company..................................           158,200             4.4%
75 Federal Street
Boston, Massachusetts 02110

---------------
(1) Includes 630,000 shares that Greenfield acquired upon exercise of the Greenfield Option and 611,100 shares as to which William N. Anastos and his affiliates have granted Greenfield a proxy. See "THE MERGER -- Interests of Certain Persons in the Merger" and "-- The Greenfield Option."

     The following table sets forth the ownership of the Company's Common Stock as of the date indicated by its Directors and executive officers, individually and as a group. Each of the persons named in the following table, other than William N. Anastos, has furnished the respective information shown. Information with respect to Mr. Anastos is based on documents filed by Mr. Anastos with the SEC and the most recent information available as of the Record Date.

                                                                    NUMBER OF SHARES
                                                                    OF COMMON STOCK
                                                                      BENEFICIALLY
                                                                      OWNED AS OF         PERCENTAGE
NAME AND ADDRESS                                                    NOVEMBER 24, 1995       OF CLASS
----------------                                                   ------------------     ----------
William N. Anastos*............................................          756,100(2)          21.1%
President and Director(1)
John A. Geishecker, Jr.**......................................          163,932(3)           4.6%
Vice President, Treasurer,
Clerk and Director
Gary M. Sable**................................................           59,115(4)           1.6%
Executive Vice President and Director
Owen B. Lynch***...............................................            4,515             ****%
Director
Henry G. Libby**...............................................          202,000              5.6%
Vice President
Directors and Executive Officers, as a Group (Five)............        1,185,662(2)          33.1%

---------------

*    28 Longmeadow Road, Belmont, Massachusetts 02178

**   c/o Rule Industries, Inc., 70 Blanchard Road, Burlington, Massachusetts
     01803

*** c/o Lynch, Brewer, Hoffman & Sands, 101 Federal Street, Boston, Massachusetts 02110

**** Less than one percent

(1) Mr. Anastos has been on an indefinite paid leave of absence as the Company's president since July 21, 1995.

(2) Includes (i) 426,100 shares held by Mr. Anastos, as co-trustee of a revocable trust for the benefit of Mr. Anastos' family, (ii) 150,500 shares held by Industrials, Inc., a corporation in which said trust is the sole stockholder, (iii) 2,500 shares held by members of his family or (iv) 32,000 shares owned of record by Mr. Anastos directly, as to all of which Mr. Anastos and his affiliates have granted Greenfield a proxy. See "THE MERGER -- Interests of Certain Persons in the Merger" and "-- The Greenfield Option." Includes 145,000 shares with respect to which Mr. Anastos has the right to acquire beneficial ownership within 60 days through the exercise of stock options, all of which Mr. Anastos has agreed to surrender to the Company for cancellation prior to the Effective Date. See "THE MERGER -- Interests of Certain Persons in the Merger -- Stock Options and Warrants."

(3) Includes 33,445 shares (1.0%) held by The Krew Team, Inc., a corporation in which Mr. Geishecker is a principal stockholder, beneficial ownership of which shares is disclaimed by Mr. Geishecker.

(4) Includes 500 shares held by Mr. Sable's wife as custodian for their son, beneficial ownership of which shares is disclaimed by Mr. Sable.

                    CERTAIN INFORMATION REGARDING GREENFIELD

DESCRIPTION OF GREENFIELD AND ACQUISITION

     Greenfield is a leading manufacturer of expendable cutting tools and related products used primarily in industrial applications. Greenfield's products are consumed during use and are replaced by purchasers on a periodic basis. Greenfield believes it is the leading North American producer of rotary cutting tools, which constitute the majority of its sales.

     Greenfield's products are used in a variety of industrial, electronics, oil field equipment, mining and wear parts and consumer markets. Greenfield's industrial products are used to cut metal and other industrial materials by manufacturers in a broad cross-section of industries. Greenfield is also a leading manufacturer of small diameter drills and routers used in the manufacture of circuit boards, carbide products used in oil field equipment and wear parts applications and consumer drill bits marketed under private label and proprietary brands.

     Greenfield has grown through complementary acquisitions and operating efficiencies achieved through consolidations of operations and rationalization of excess capacity. Since its founding in 1986, approximately 20 acquisitions have been completed by Greenfield. The acquisition of the Company is part of Greenfield's long-term strategy to expand upon its position as the leading supplier of rotary cutting tools in North America and to increase its penetration of markets throughout the world. Greenfield believes economies of scale can continue to be achieved in acquisitions through improved raw material pricing, automation of manual operations, reduction of factory overhead through plant rationalization and consolidation, combination of existing sales forces and improved management systems. Since its founding, Greenfield has successfully consolidated or restructured operations at more than a dozen plants.

     Acquisition is a wholly owned subsidiary of Greenfield. Acquisition was formed for the purpose of effecting the Merger and has not engaged in any business except in connection with the Merger and the transactions contemplated thereby.

              CERTAIN INFORMATION WITH RESPECT TO THE COMMON STOCK

     The principal market for the Common Stock is the over-the-counter market and the Common Stock is included in The Nasdaq Stock Market's National Market (the "Nasdaq National Market"). The following table sets forth, for the periods indicated, the range of high and low sale prices for the Common Stock.

                                                                               HIGH     LOW
                                                                               ----     ----
FISCAL YEAR ENDED AUGUST 31, 1994
1st Quarter................................................................   $ 9 1/4  $ 6 3/4
2nd Quarter................................................................    11 1/4    8 1/4
3rd Quarter................................................................    11        8 1/4
4th Quarter................................................................    14        8 1/2
FISCAL YEAR ENDED AUGUST 31, 1995
1st Quarter................................................................   $16 3/4  $11 3/4
2nd Quarter................................................................    14       10 1/4
3rd Quarter................................................................    11 5/8    7
4th Quarter................................................................    15 1/4    6 1/4
FISCAL YEAR ENDED AUGUST 31, 1996
1st Quarter................................................................   $        $


     On December 12, 1995, the last reported sale price of the Common Stock on the Nasdaq National Market was $14 5/8 per share, and there were approximately 488 holders of record of the Common Stock.


     The Company has never paid cash dividends on its Common Stock. In addition, the Company's Credit Agreement and the Merger Agreement restrict the payment of dividends.

                     BUSINESS AND OPERATIONS OF THE COMPANY

GENERAL

     The Company is a diversified manufacturer of products for industrial and consumer hardware markets and for recreational and commercial marine markets.

     On May 20, 1994, the Company completed its acquisition of certain assets of Disston. The Disston product lines consist of a broad range of consumer hardware products, primarily power tool accessories, handsaws and hand tools and lawn and garden products. During the last half of fiscal 1994, the Disston manufacturing operations were integrated into the Company's South Deerfield, Massachusetts facility.

     The Company's 650 employees are responsible for the manufacture and marketing of over 9,000 products, fabricated in two Massachusetts production facilities. The 87,500 square foot Gloucester Facility produces the Company's diversified lines of marine accessory products, including pumps, magnetic compasses, winches, paints and chemicals, except lightweight anchors that are manufactured for the Company in Atlanta, Georgia. The 275,000 square foot production facility in South Deerfield, Massachusetts houses the extensive machinery and equipment that manufactures broad lines of hardware products, including stationary and portable power tool accessories, handsaws and hand tools and lawn and garden products.

INDUSTRY SEGMENT INFORMATION

     The business and operations of the Company are categorized into the following industry segments: hardware products, marine products and other revenues.

     Hardware Products. The Company manufactures and markets an extensive line of hardware products, primarily stationary and portable power tool accessories, handsaws and hand tools, and lawn and garden products to industrial and consumer markets.

     Power tool accessories consist of a broad line of bandsaw, holesaw, circular saw and reciprocating blades used in power tool applications, including products which have tungsten-carbide grit cutting edges. These products are marketed under the tradestyles Capewell(R), Aggressor(R), Fit-Al(R), Widder(R), Blu-Mol(R), RemGrit(R), Grit-Edge(R) and Disston(R). Power tool accessories also include wood-boring bits marketed under the trademarks Planetor(R) and Turbo-Bit(R), and a broad range of drills, counterbores, wire brushes, doweling, grinding wheels and stones, sanding and polishing discs, and rotary shaping tools sold under the Disston(R) trade name. Handsaws consist of a variety of products for cutting primarily wood, including traditional handsaws, coping saws, hacksaws, keyhole saws and specialty saws and hand tools including masonry products and files. The Company's lawn and garden products include cordless grass shears, pruning saws, sump and utility pumps and chain saw accessories. Handsaws, hand tools and lawn and garden products are marketed under the Disston(R) tradestyle.

     Products marketed under the Disston tradestyle are sold primarily to consumers and tradesmen through home center, retail chains and buying cooperatives. Products marketed under other tradestyles are marketed primarily to industrial users, tradesmen and private label customers.

     Marine Products. The Company's marine products include submersible pumps (automatic and nonautomatic), activating switches and related accessory items (e.g., hose and fittings) for recreational and small commercial boats. Pumps range in capacity from 360 to 8,000 gallons per hour and are sold under the Rule(R) trademark.

     The Company also manufactures extensive lines of marine paints, coatings, sealants and protective products. The paints and coatings are for both topside and antifouling applications and are marketed primarily under the trademarks Gloucester(R) and KL-990(R). The sealants and protective products (e.g., waxes, cleaners and repair products) are sold under the Rule(R) trademark. Sudbury(R) specialty chemical products are also a part of Rule's marine chemical product line.

     The Company also manufactures, under the Rule(R) trademark, a line of electric winches and accessories primarily for use on boat trailers. Lightweight marine anchors are sold under the Danforth(R) and Hooker(R) trade names. Magnetic compasses are marketed under the Danforth(R), Freedom(R) and Aqua Meter(R) trade names. In addition, the Company markets various electronic instruments, primarily gas detection devices, and gauges under the Aqua Meter(R) trade name.

     Other Revenues. The Company produces a line of winches for the utility, farm and off-road vehicle markets sold under the Rule(R) trade name. The line consists of various models, both electric and gasoline-powered, with operating capacities from 900 to 8,400 pounds. In addition, the Company manufactures a line of sump pumps and utility pumps for various applications.

     Information with respect to the Company's business segments is set forth below for the periods indicated.

                                                                  YEARS ENDED AUGUST 31,
                                                          --------------------------------------
                                                             1995          1994          1993
                                                          ----------    ----------    ----------
Net Revenues              Hardware.....................  $45,194,000   $41,284,000   $26,701,000
                          Marine.......................   20,772,000    20,448,000    19,245,000
                          Other........................    2,492,000     2,187,000     2,388,000
                                                         -----------   -----------   -----------
                          Total Net Revenues...........  $68,458,000   $63,919,000   $48,334,000
                                                         ===========   ===========   ===========
Segment Profit            Hardware.....................  $  (547,000)  $ 2,574,000   $   812,000
                          Marine.......................    4,721,000     3,959,000     3,258,000
                          Other........................      578,000       324,000       417,000
                                                         -----------   -----------   -----------
                          Total Segment Profit.........    4,752,000     6,857,000     4,487,000
                          General Corporate Expenses...   (1,323,000)   (1,746,000)   (1,533,000)
                          U.S. Anchor Litigation.......                  2,463,000
                                                         -----------   -----------   -----------
Operating Income.......................................  $ 3,429,000   $ 7,574,000   $ 2,954,000
                                                         ===========   ===========   ===========
Identifiable Assets       Hardware.....................  $53,073,000   $53,796,000   $29,198,000
                          Marine.......................    8,362,000     9,724,000    10,904,000
                          Other........................    1,280,000     1,143,000     1,486,000
                          Total Identifiable Assets....   62,715,000    64,663,000    41,588,000
Corporate Assets.......................................    1,170,000     1,980,000     3,705,000
                                                         -----------   -----------   -----------
                          Total Assets.................  $63,885,000   $66,643,000   $45,293,000
                                                         ===========   ===========   ===========

---------------

(1) Segment Profit consists of total net revenues less related operating costs and expenses. General corporate expenses include general and administrative costs which cannot be specifically identified to the Company's industry segments. Intersegment sales are accounted for at prices which are comparable to prices charged to unaffiliated customers. Corporate assets consist of cash and certain other assets which cannot be identified by industry segment.

PROPERTIES

     The Company's general and executive offices are located in Burlington, Massachusetts. The offices consist of approximately 22,500 square feet and are leased until 1999.


     The Company leases the 87,500 square foot Gloucester Facility from RAGS III, an affiliated party, under a lease agreement which expires on November 25, 1995. The Gloucester Facility is the primary manufacturing facility for marine and other products. Pursuant to an agreement between the Company and RAGS III, after the Effective Time the Surviving Corporation will purchase from RAGS III the Gloucester Facility and the other Gloucester Assets for an aggregate price of $2.4 million, which represents the fair market value of such assets at July 7, 1995, as determined by an independent appraiser. See "THE MERGER -- Interests of Certain Persons in the Merger."


     The Company leases a facility in South Deerfield, Massachusetts from an affiliated party, under a lease agreement which expires in the year 2010. The building contains 275,000 square feet of space which the Company uses for manufacturing hardware products.

     The Company also lease office space in Greensboro, North Carolina and warehouse space in Anaheim, California and Mississauga, Ontario under short-term leases. These facilities are utilized by the Company's hardware segment.

     The Company owns a 20,250 square foot building on approximately two acres of land in Gloucester, Massachusetts. This facility had been used by the Company exclusively for the manufacture of marine products until September 1986, at which time such operations were relocated to the Company's primary manufacturing facility in Gloucester. During 1994, the Company completed the process of registering its title to this property. This property is currently for sale.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain consolidated financial information for the Company and its subsidiaries as of August 31, 1991, 1992, 1993, 1994 and 1995 and for the fiscal years then ended. This information should be read in conjunction with the Company's consolidated financial statements and the notes thereto included elsewhere herein. See the Company's Consolidated Financial Statements and the Notes thereto.

                                                              YEAR ENDED AUGUST 31,
                                               ---------------------------------------------------
                                                1991       1992       1993       1994       1995
                                               -------    -------    -------    -------    -------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenues................................   $39,325    $46,286    $48,334    $63,919    $68,458
Income (Loss) from Continuing Operations....    (3,964)      (140)      (119)     3,180       (529)
Preferred Stock Dividends...................                  166        275        289         24
Net Income (Loss) from Continuing Operations
  Applicable to Common Stockholders.........    (3,280)      (306)      (394)     2,891       (553)
Earnings (Loss) per Common Share from
  Continuing Operations.....................     (1.80)      (.14)      (.18)      1.27       (.20)
Total Assets................................    54,348     52,428     45,293     66,643     63,885
Long-term Debt..............................    29,212     26,019     21,185     27,188     29,670
Redeemable Convertible Preferred Stock......        --      3,110      3,610      3,610         --
Common Stockholders' Equity.................     7,147      6,897      6,455      9,720     12,742

     The following table sets forth unaudited quarterly financial information for 1995, 1994 and 1993.

                                                                 FOR THE QUARTER ENDED
                                                 -----------------------------------------------------
                                                 NOVEMBER 30     FEBRUARY 28     MAY 31      AUGUST 31
                                                 -----------     -----------     -------     ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 1995
Operating income................................   $ 1,536         $ 1,024       $ 1,538      $  (669)
Income before income taxes......................     1,391              61           482       (2,166)
Income before extraordinary items...............       929              43           337       (1,225)
Extraordinary item:
  Early retirement of debt less applicable
     income.....................................      (588)                                       (25)
Net income......................................       341              43           337       (1,250)
Primary earnings per Common Share...............       .12             .02           .12         (.46)
  Income before extraordinary item..............       .35             .02           .12         (.46)
  Extraordinary item............................      (.23)
FISCAL 1994
Operating income................................   $ 3,126         $   857       $ 2,694      $   897
Income (loss) before income taxes...............     2,461              58         1,673         (116)
Net income (loss)...............................     2,125              35         1,049          (29)
Primary earnings (loss) per Common Share........       .93            (.02)          .44         (.08)
FISCAL 1993
Operating income (loss).........................   $   939         $ 1,181       $ 1,005      $  (171)
Income (loss) before income taxes...............       111             238           140         (921)
Income (loss) before extraordinary items........       111             238            92         (560)
Extraordinary item:
  Loss from discontinued operations (net of
     income taxes)..............................                                     (97)         (90)
  Loss on sale of Silver Metal (net of income
     taxes).....................................                                  (1,500)          40
  Gain on sale of Phillips Screw (net of income
     taxes).....................................                                                1,573
Net income (loss)...............................       111             238        (1,505)         963
Earnings (loss) per Common Share................       .02             .08          (.71)         .40

     The Company has never paid cash dividends on its Common Stock. In addition, the Company's Credit Agreement and the Merger Agreement restrict the payment of dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

                FISCAL YEAR 1995 COMPARED WITH FISCAL YEAR 1994

     In the first complete year after the Disston consolidation, net consolidated revenues for the 12 months ended August 31, 1995 ("Fiscal 1995") increased 7% to $68,458,000. Hardware products revenues, which now account for 66% of consolidated revenues, were responsible for most of this increase with a 35% gain in consumer hardware market shipments and continued growth in international hardware markets. Marine product revenues rose a nominal 2% to $20,772,000, but international revenues from all market segments increased 14% to $17,828,000, which represented 26% of consolidated revenues. Plagued with Disston consolidation inefficiencies and capacity constraints at the Deerfield plant, hardware customer service levels declined. Anticipated orders were cancelled and consolidated gross profits shrank $1,000,000 to $19,303,000 which represented a 28% gross margin, down 3.5% from the prior fiscal year. Despite an additional six months of Disston related operating expenses, consolidated selling, general and administrative expenses rose less than 5% to $15,874,000 and remained relatively unchanged as a percentage of revenues. Ignoring the effect of reversal of the U.S. Anchor litigation reserve in 1994, consolidated operating income declined 33% to $3,429,000, only a 5% return on net revenues. Behind this sharp margin decline, the marine products segment increased its operating profit by 19% to $4,721,000 while the hardware segment incurred an operating loss of $547,000. Other expenses rose less than 5% to $3,661,000, largely because the $864,000 non-recurring gain from the sale of Datamarine International common stock offset most of the 25% increase in interest expense, dictated by higher average borrowings related to the Disston consolidation and expansion of the Deerfield plant capacities. During its fourth quarter, Rule executed a definitive agreement to merge the Company with Greenfield Industries, Inc. and the other expense category includes $454,000 of non-recurring, fourth quarter professional fees relating to the transaction. In September 1994, when the Company restructured its senior institutional indebtedness, it incurred an extraordinary $613,000 expense, net of $316,000 in tax benefits, relating to the write-off of certain deferred finance charges and the payment of an early termination fee. The significant decline in preferred stock dividends reflected the Company's redemption of preferred stock in exchange for the issuance of 401,129 shares of common stock during the first quarter of fiscal 1995.

                FISCAL YEAR 1994 COMPARED WITH FISCAL YEAR 1993

     Operations for the 12 months ended August 31, 1994 ("Fiscal 1994") reflect the initial impact of consolidating the operations of Disston into the Company's existing manufacturing and administrative operations, a process which began in January 1994 and was completed during the Company's fiscal fourth quarter. The Company began shipping Disston products from its Deerfield, Massachusetts manufacturing facility on March 1, 1994 and accordingly, the financial statements reflect the operating results of Disston for six months.

     Consolidated revenues of $63,919,000 for 1994 increased by $15,585,000, 32% over the prior fiscal year primarily as a result of the addition of Disston's consumer hardware revenues. Hardware revenues grew 55% over fiscal 1993, led by the addition of Disston's consumer hardware products and a 5% growth in industrial hardware products. Marine revenues of $20,448,000 reflected a 6% increase over the prior fiscal year and continued a positive momentum in both domestic and international recreational marine markets. As a result of the significant addition of domestic consumer hardware revenues, export revenues declined 5% to 25% of consolidated revenues from the prior year. Reflecting the initial benefits of the consolidation of Disston's manufacturing operations and higher marine revenues, consolidated gross margins increased almost 2% to 32%. Selling, general and administrative expenses in fiscal 1994 increased from the previous year due to the Disston operations, but remained constant at 24% of consolidated revenues. Operating income, which included a $2,463,000 pre-tax reversal of the U.S. Anchor litigation accrual, increased to 12% of revenues for fiscal 1994, as compared to 6% for the prior fiscal year. Without the benefit of this reversal, fiscal 1994 operating income increased 73% to 8% of revenues.

     In spite of significantly lower institutional borrowings in the first half of fiscal 1994, the funding of the Disston consolidation that began in January 1994, coupled with higher variable interest rates, caused interest expenses to increase 4% to $3,290,000. The $208,000 net other expense includes a $225,000 write-down of the Company's investment in Datamarine International, Inc. ("Datamarine"), which was sold in September 1994. The sale of the Datamarine securities will generate a pre-tax profit of $862,000 in the first quarter of fiscal 1995. The 1994 effective tax rate of 22% contains the impact of the reversal of litigation reserves, a portion of which was not taxable. Net income of $3,180,000 reflects the end of the legal problems confronting the Company since fiscal 1991 and improving operating margins. Preferred stock dividends increased $14,000 to $289,000 as a result of 5,000 additional preferred shares sold in the second quarter of fiscal 1993.

LIQUIDITY AND CAPITAL RESOURCES

     Ignoring the non-cash effect of the 1994 litigation reserve reversal, 1995 operating cash flow declined $1,883,000 from the prior fiscal year, reflecting this past year's disappointing operating results. The 1995 first quarter restructuring of senior institutional indebtedness and sale of the Datamarine International investment for $1,397,000 materially enhanced working capital funds and provided $2,500,000 of borrowing availability to fund ongoing expansion of manufacturing capacities at the outset of the year. However, the below budget first half operating results required the Company to request an increase in its working capital revolving credit limit to $17,500,000 in March in order to accommodate seasonal operating requirements. In conjunction with this increase, the Company accelerated its efforts to raise at least $10,000,000 of additional equity before the end of June to reduce indebtedness, related to the acquisition and consolidation of the Disston Company's operations. During June and early July, the Company received several proposals for additional equity and an unsolicited proposal from Greenfield Industries, Inc. to acquire the stock of the Company in a cash transaction. On July 20, 1995, the Company agreed to be merged into Greenfield. In conjunction with the merger and the Company's continuing need for additional equity, in September 1995, Greenfield purchased 630,000 shares of common stock for $5,040,000 and certain warrant and option holders exercised their rights to purchase stock for $2,434,000, the proceeds of which were used to reduce indebtedness and provide needed working capital. With this equity infusion and the continuing support of its institutional senior lender, the Company is adequately positioned to finance its operations during fiscal 1996. If the merger with Greenfield is not consummated, the Company believes there are various financing alternatives to address future capital funding requirements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC (File No. 0-8740) pursuant to the Exchange Act are incorporated herein by reference:

     1.   Annual Report on Form 10-K for the year ended August 31, 1995; and

     2.   the following Current Reports of the Company on Form 8-K:

             (a) Form 8-K dated January 20, 1994, as amended by Forms 8-K/A dated March 4, 1994, December 15, 1994 and February 17, 1995;

             (b) Form 8-K dated September 26, 1994;

             (c) Form 8-K dated June 12, 1995, as amended by Forms 8-K/A dated June 21, 1995 and June 27, 1995;

             (d) Form 8-K dated September 1, 1995, as amended by Forms 8-K/A dated September 5, 1995 and September 19, 1995; and

             (e) Form 8-K dated September 6, 1995.

     Any statement contained in a report or other document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed report or other document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The information relating to the Company contained in this Proxy Statement summarizes, is based upon, or refers to, information and financial statements contained in one or more of the reports or other documents incorporated by reference herein; accordingly such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     The Company will furnish without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of any such person, a copy of any or all of the reports or other documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates). Requests for such copies should be directed to Rule Industries, Inc., 70 Blanchard Road, Burlington, Massachusetts 01803, Attention:
Chief Financial Officer (telephone number (617) 272-7400).

                                 OTHER MATTERS

     The Board knows of no business which will be presented for consideration at the Special Meeting other than that shown above. However, if any such other business should come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the SEC, which may be inspected and copied, upon payment of the prescribed fees, at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549; and at the SEC's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. After the Merger, registration of the Common Stock under the Exchange Act will be terminated by the Company and information concerning the Company's future operations will not be available to the public.

                             STOCKHOLDER PROPOSALS

     If the Merger is not consummated, any stockholder proposal intended to be presented at the next Annual Meeting of the Company's stockholders, expected to be held in early 1996, must have been received by the Company by September 10, 1995, if such proposal is to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting.


Dated: December 13, 1995

                                          By Order of the Board of Directors,
                                          John A. Geishecker, Jr.
                                          Director

     PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO POSTAGE STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
                     RULE INDUSTRIES, INC. AND SUBSIDIARIES


                                                                                       PAGE
                                                                                       -----
Report of Independent Accountants....................................................  F-2
Independent Auditors' Report.........................................................  F-3
Consolidated Statement of Operations -- Years Ended August 31, 1995, 1994 and 1993...  F-4
Consolidated Balance Sheet -- August 31, 1995 and 1994...............................  F-5
Consolidated Statement of Stockholders' Equity -- Years Ended August 31, 1995, 1994,
  1993 and 1992......................................................................  F-6
Consolidated Statement of Cash Flows -- Years Ended August 31, 1995, 1994 and 1993...  F-7
Notes to Consolidated Financial Statements -- Years Ended August 31, 1994, 1993 and
  1992...............................................................................  F-8

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Rule Industries, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of common stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Rule Industries, Inc. and its subsidiaries at August 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The consolidated financial statements of Rule Industries, Inc. as of August 31, 1994 and for each of the two years in the period ended August 31, 1994 were audited by other independent accountants whose report dated December 12, 1994 expressed an unqualified opinion on those statements.

     As explained in Note 14, on August 11, 1995, Rule Industries, Inc. entered into an Agreement and Plan of Merger with Greenfield Industries, Inc. whereby Rule Industries, Inc. will become a wholly owned subsidiary of Greenfield Industries, Inc., subject to approval by Rule Industries, Inc. common shareholders.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri

October 27, 1995, except for Note 5 which is as of November 30, 1995

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of Rule Industries, Inc.:

     We have audited the accompanying consolidated balance sheet of Rule Industries, Inc. and its subsidiaries as of August 31, 1994, and the related consolidated statements of operations, common stockholders equity, and cash flows for each of the two years in the period ended August 31, 1994. Our audits also included the financial statement schedules listed in the Index at Item 14. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Rule Industries, Inc. and its subsidiaries at August 31, 1994, and the results of their operations and their cash flows for each of the two years in the period ended August 31, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1994.


/S/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 12, 1994

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                   YEARS ENDED AUGUST 31, 1995, 1994 AND 1993

                                                              1995          1994          1993
                                                           ----------    ----------    ----------
                                                            (IN THOUSANDS, EXCEPT SHARE AND PER
                                                                       SHARE AMOUNTS)
Net Revenues.............................................. $   68,458    $   63,919    $   48,334
                                                           ----------    ----------    ----------
Cost and Expenses
  Cost of revenues (includes rent to related parties (Note
     11)).................................................     49,155        43,648        33,894
  Selling, general and administrative expenses............     15,874        15,160        11,486
  U.S. Anchor litigation (Note 10)........................                   (2,463)
                                                           ----------    ----------    ----------
                                                               65,029        56,345        45,380
Operating Income..........................................      3,429         7,574         2,954
                                                           ----------    ----------    ----------
Other (Income) Expenses
  Interest expense (includes interest to related parties
     (Note 5c))...........................................      4,106         3,290         3,153
  Gain on sale of investment (Note 1c)....................       (864)
  Merger related costs (Note 14)..........................        454
  Other, net..............................................        (35)          208           233
                                                           ----------    ----------    ----------
                                                                3,661         3,498         3,386
                                                           ----------    ----------    ----------
Income (Loss) from Continuing Operations Before
  Income Taxes............................................       (232)        4,076          (432)
Income Tax Benefit (Provision) (Notes 1 and 7)............        316          (896)          313
                                                           ----------    ----------    ----------
Income (Loss) from Continuing Operations..................         84         3,180          (119)
Loss from Discontinued Operations (Note 13)...............                                    (74)
                                                           ----------    ----------    ----------
Income (Loss) Before Extraordinary Item...................         84         3,180          (193)
Extraordinary Item:
  Costs related to early extinguishment of debt (net of
     income tax benefit of $316,000) (Notes 1 and 5(a))...       (613)
                                                           ----------    ----------    ----------
Net Income (Loss).........................................       (529)        3,180          (193)
Dividends on Preferred Stock..............................        (24)         (289)         (275)
                                                           ----------    ----------    ----------
Net Income (Loss) Applicable to Common Stockholders....... $     (553)   $    2,891    $     (468)
Weighted Average Number of Common Shares Outstanding
  Primary.................................................  2,690,683     2,277,743     2,206,177
                                                           ==========    ==========    ==========
  Fully Diluted...........................................  2,776,711     2,685,544     2,619,819
                                                           ==========    ==========    ==========
Earnings (Loss) Per Common Share:
  Primary:
     From Continuing Operations........................... $      .03    $     1.27    $     (.18)
     From Discontinued Operations.........................                                   (.03)
                                                           ----------    ----------    ----------
  Income (Loss) Before Extraordinary Item.................        .03          1.27          (.21)
                                                           ==========    ==========    ==========
  Extraordinary Item......................................       (.23)
                                                           ==========    ==========    ==========
  Net Income (Loss) Per Common Share (Note 1)............. $     (.20)   $     1.27    $     (.21)
                                                           ==========    ==========    ==========
  Fully Diluted:
     From Continuing Operations........................... $      .03    $     1.18    $     (.18)
     From Discontinued Operations.........................                                   (.03)
                                                           ----------    ----------    ----------
  Income (Loss) Before Extraordinary Item.................        .03          1.18          (.21)
                                                           ==========    ==========    ==========
  Extraordinary Item......................................       (.23)
                                                           ==========    ==========    ==========
  Net Income (Loss) Per Common Share (Note 1)............. $     (.20)   $     1.18    $     (.21)
                                                           ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                            AUGUST 31, 1995 AND 1994

                                     ASSETS

                                                                                          1995         1994
                                                                                        --------     --------
                                                                                           (IN THOUSANDS)
CURRENT ASSETS
Cash..................................................................................  $     37     $     56
Accounts receivable (less allowance for doubtful accounts of $368,000 and $422,000)...     9,057       11,866
Inventories (Notes 1 and 3)...........................................................    19,947       19,176
Prepaid expenses and other current assets (Note 1)....................................       663        1,180
                                                                                        --------     --------
Total Current Assets..................................................................    29,704       32,278
                                                                                        --------     --------
Property and equipment (Notes 1 and 4)................................................    28,911       26,533
Less accumulated depreciation.........................................................   (15,814)     (14,003)
                                                                                        --------     --------
                                                                                          13,097       12,530
                                                                                        --------     --------
Other Assets
  Deferred finance charges, net (Note 1)..............................................       290          758
  Goodwill, patents, licenses, formulas, trademarks and other intangibles, net (Note
    1)................................................................................    19,935       20,190
  Other non-current assets (Note 1)...................................................       859          887
                                                                                        --------     --------
                                                                                          21,084       21,835
                                                                                        --------     --------
Total Assets..........................................................................  $ 63,885     $ 66,643
                                                                                        ========     ========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long term debt (including related party debt of $720,000 and
  $650,000 in 1995 and 1994, respectively (Note 5))...................................  $  4,125     $  7,551
Demand notes payable (Note 5).........................................................     2,000
Accounts payable......................................................................     6,642        9,293
Accrued expenses
  Payroll and related expenses........................................................       815        1,000
  Interest (Note 5)...................................................................       517          474
  Income taxes payable (Note 7).......................................................       675          610
  Other (Notes 1 and 8)...............................................................     2,134        3,288
Amounts due to Disston and its shareholder (Note 2)...................................     1,080        2,520
                                                                                        --------     --------
Total Current Liabilities.............................................................    17,988       24,736
                                                                                        --------     --------
Long-Term Debt (Note 5) (including related party debt of $2,880,000 and $2,646,000 in
  1995 and 1994, respectively)........................................................    32,550       27,188
                                                                                        --------     --------
Deferred Income Taxes (Notes 1 and 7).................................................       605        1,389
                                                                                        --------     --------
Commitments and Contingencies (Notes 10 and 11)
Redeemable Convertible Preferred Stock, 8% cumulative, $100 par value, authorized,
  100,000 shares, issued and outstanding, 36,100 shares at August 31, 1994 (Note 6)...                  3,610
                                                                                                     --------
Common Stockholders' Equity (Note 9) Common stock, $.01 par value, authorized
  5,000,000 shares, issued 3,316,173 and 2,895,044 shares at August 31, 1995 and 1994,
  respectively; outstanding 2,644,407 and 2,222,260 in 1995 and 1994, respectively....        33           29
                                                                                        --------     --------
  Additional paid-in capital..........................................................     4,926        1,335
  Retained earnings (Notes 5 and 6)...................................................    10,879       11,432
Treasury stock, at cost, 671,766 and 672,784 shares at August 31, 1995 and 1994,
  respectively........................................................................    (3,096)      (3,076)
                                                                                        --------     --------
Total Common Stockholders' Equity.....................................................    12,742        9,720
                                                                                        --------     --------
Total Liabilities and Stockholders' Equity............................................  $ 63,885     $ 66,643
                                                                                        ========     ========

   The accompanying notes are an integral part of these financial statements.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY
                   YEARS ENDED AUGUST 31, 1995, 1994 AND 1993

                                              COMMON STOCK       ADDITIONAL                               INVESTMENT
                                           -------------------    PAID-IN      RETAINED      TREASURY     VALUATION
                                            SHARES     AMOUNT     CAPITAL      EARNINGS        STOCK      ALLOWANCE      TOTAL
                                           ---------   -------   ----------   -----------   -----------   ----------   ----------
BALANCE, AUGUST 31, 1992.................  2,879,144   $   29    $    1,203   $     9,009   $    (3,076)  $    (268)   $    6,897
Net loss.................................                                            (193)                                   (193)
Unrealized loss on noncurrent marketable
  equity securities......................                                                                       (86)          (86)
Recognized loss on noncurrent marketable
  equity securities......................                                                                       112           112
Dividends on redeemable convertible
  preferred stock........................                                            (275)                                   (275)
                                           ---------   -------   ----------   -----------   -----------    --------    ----------
BALANCE, AUGUST 31, 1993.................  2,879,144       29         1,203         8,541        (3,076)       (242)        6,455
Net income...............................                                           3,180                                   3,180
Issuance of 183 treasury shares in
  exchange for Phillips Screw Company
  shares.................................
Issuance of stock option as purchase
  consideration..........................                                25                                                    25
Issuance of warrants.....................                                41                                                    41
Issuance of 15,900 shares for options
  exercised..............................     15,900                     66                                                    66
Unrealized loss on noncurrent marketable
  equity securities......................                                                                       242           242
Dividends on redeemable convertible
  preferred stock........................                                            (289)                                   (289)
                                           ---------   -------   ----------   -----------   -----------    --------    ----------
BALANCE, AUGUST 31, 1994.................  2,895,044       29         1,335        11,432        (3,076)         --         9,720
Net loss.................................                                            (529)                                   (529)
Issuance of 28 treasury shares in
  exchange for Phillips Screw Company
  shares.................................
Issuance of 401,129 shares for conversion
  of preferred stock.....................    401,129        4         3,484                                                 3,488
Issuance of 3,875 treasury shares for
  warrants exercised.....................                                21                          18                        39
Issuance of 20,000 shares for options
  exercised..............................     20,000                     86                                                    86
Purchase of 2,885 shares for treasury....                                                           (38)                      (38)
Dividends on redeemable convertible
  preferred stock........................                                             (24)                                    (24)
                                           ---------   -------   ----------   -----------   -----------    --------    ----------
BALANCE, AUGUST 31, 1995.................  3,316,173   $   33    $    4,926   $    10,879   $    (3,096)         --    $   12,742
                                           =========   =======   ==========   ===========   ===========    ========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   YEARS ENDED AUGUST 31, 1995, 1994 AND 1993


                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Cash Flows from Operating Activities
  Net income (loss)........................................  $   (529)    $  3,180     $   (193)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities
     Depreciation..........................................     1,811        1,569        1,429
     Amortization of other assets..........................     1,998        1,727        1,067
     Amortization of discount on senior subordinated
       notes...............................................       165           87           53
     Loss from discontinued operations.....................                                  74
     Write-off of deferred financing costs.................       459
     Write-off of discount on debt.........................       222
     Recognized (gain) loss on marketable equity
       securities..........................................      (864)         225          112
     Deferred income taxes.................................      (784)         125         (420)
Changes in current assets and liabilities, excluding the
  effects of acquisitions and dispositions:
     Accounts receivable...................................     2,809       (5,360)        (155)
     Inventories...........................................      (771)       3,163          (31)
     Refundable income taxes...............................                                  71
     Prepaid expenses and other current assets.............       (16)        (628)          98
     Accrual for estimated litigation costs................                 (2,663)        (422)
     Accounts payable......................................    (2,651)       3,528         (727)
     Accrued expenses......................................    (1,231)         421          706
     Amounts due from The Disston Company..................                   (932)        (687)
     Other.................................................                    722          122
                                                             --------     --------     --------
                                                                   --           --           --
Net Cash Provided by Operating Activities..................       618        5,164        1,097
                                                             --------     --------     --------
                                                                   --           --           --
Cash Flows from Investing Activities
  Acquisition of property and equipment....................    (2,378)      (2,278)      (1,531)
  Proceeds from sale of investment in marketable
     securities............................................     1,397
  Patents, trademark and other intangibles.................                   (248)         (74)
  Disston acquisition -- net assets acquired for cash (Note
     2)....................................................                (14,400)
  Collection of purchased receivables......................                  7,470
  Payments of amounts due to The Disston Company...........    (3,033)      (1,741)
                                                             --------     --------     --------
                                                                   --           --           --
Net Cash Used in Investing Activities......................    (4,014)     (11,197)      (1,605)
                                                             --------     --------     --------
                                                                   --           --           --
Cash Flows from Financing Activities
  Proceeds from short-term borrowings......................    21,752       71,306       13,660
  Repayments of short-term borrowings......................   (16,367)     (65,709)     (14,480)
  Proceeds from long-term debt.............................     7,020        3,721       49,016
  Repayments of long-term debt.............................    (8,856)      (3,063)     (54,585)
  Deferred finance charges.................................      (234)                     (381)
  Proceeds from issuance of redeemable preferred stock.....                                 500
  Proceeds from issuance of stock options, net.............        86           66
  Preferred dividends paid.................................       (24)        (289)        (269)
                                                             --------     --------     --------
                                                                   --           --           --
Net Cash Provided by (Used in) Financing Activities........     3,377        6,032      (6,539)
                                                             --------     --------     --------
                                                                   --           --           --
Net Cash Used in Continuing Operations.....................       (19)          (1)      (7,047)
Net Cash Provided by Discontinued Operations...............                               7,104
Net Increase (Decrease) in Cash............................       (19)          (1)          57
Cash, Beginning of Year....................................        56           57
                                                             --------     --------     --------
                                                                   --           --           --
Cash, End of Year..........................................  $     37     $     56     $     57
                                                             ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED AUGUST 31, 1995, 1994 AND 1993

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Principles of Consolidation

     The consolidated financial statements include the accounts of Rule Industries, Inc. and its subsidiaries (the Company), all of which are wholly owned. Significant intercompany transactions and balances have been eliminated in consolidation.

  b. Inventories

     Inventories are stated at the lower of cost or market, based on the first-in, first-out (FIFO) method. Inventory cost includes the cost of materials, direct labor and manufacturing overhead.

  c. Other Current Assets

     Other current assets in 1994 include the Company's investment of 171,983 shares of common stock of Datamarine International Inc. (Datamarine), a publicly owned company. The cost of the Company's investment in Datamarine was $1,143,000. The carrying value of this investment was $533,000 and $758,000 at August 31, 1994 and 1993, respectively, and represented the Company's underlying equity in the net assets of Datamarine. In September 1994, the Company sold its investment in Datamarine for $1,397,000, resulting in a pre-tax gain of $864,000 which was recognized in the first quarter of fiscal 1995.

  d. Property and Equipment

     Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred. Significant renewals and betterments are capitalized.

  e. Financing Costs

     Deferred finance charges consist of costs incurred in obtaining debt financing and issuing redeemable preferred stock. Such amounts are carried at cost, less accumulated amortization of $826,000 and $1,212,000 at August 31, 1995 and 1994, respectively. Deferred finance charges are amortized over the terms of the related agreements (Notes 5 and 6). As discussed in Note 5, the Company refinanced its term loan and revolver debt on September 23, 1994. As of August 31,1994, the unamortized deferred finance charges related to the refinanced debt totaled $459,000, which amount was charged as an extraordinary expense, along with an early termination fee of $470,000, in the first quarter of fiscal 1995 (Note 5).

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

  f. Goodwill, Patents, Licenses, Formulas, Trademarks and Other Intangibles

     Goodwill, patents, licenses, formulas, trademarks and other intangibles consisted of the following at August 31:

                                                                        1995        1994
                                                                       -------     -------
                                                                          (IN THOUSANDS)
    Goodwill (Note 2)................................................  $ 9,422     $ 7,840
    Patents and trademarks (Note 2)..................................   12,269      12,257
    Non-compete agreements (Note 2)..................................    4,465       4,465
    Other intangibles................................................    1,568       1,568
                                                                       -------     -------
                                                                           ---         ---
                                                                        27,724      26,130
    Less accumulated amortization....................................   (7,789)     (5,940)
                                                                       -------     -------
                                                                           ---         ---
                                                                       $19,935     $20,190
                                                                       =======     =======

     Such costs are amortized using the straight-line method over their legal or estimated useful lives, generally 5 to 17 years. The Company periodically evaluates the recoverability of the above intangible assets based upon the anticipated cash flows of the related product lines. Management believes that there has been no impairment in value as of August 31, 1995.

  g. Other Non-Current Assets

     Other non-current assets include real property held for sale at August 31, 1995 with a net book value of $525,000. Management believes that, based upon recent studies, the estimated realizable value is in excess of net book value.

  h. Income Taxes

     Through August 31, 1993, income taxes have been determined for financial reporting purposes using the provisions of Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes."

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective September 1, 1993. This statement required the Company to adopt an asset and liability approach to accounting for income taxes, whereby deferred tax assets or liabilities are based on the future expected values of the related assets and liabilities. The adoption of FASB No. 109, which was applied prospectively, did not have a material effect on the Company's financial statements.

  i. Engineering and Development Expenses

     Engineering and development expenses are expensed when incurred. The portion which relates to research and development is included in selling, general and administrative expenses, and the portion relating to manufacturing engineering is included in cost of revenues. The following summarizes the amount of engineering and development expenses reflected in the financial statements:

                                                            1995       1994       1993
                                                           ------     ------     ------
                                                                  (IN THOUSANDS)
        Selling, general and administrative..............  $  595     $  546     $  517
        Cost of revenues.................................     699        640        608
                                                           ------     ------     ------
        Total engineering and development expenses.......  $1,294     $1,186     $1,125
                                                           ======     ======     ======

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

  j. Net Income (Loss) Per Common Share

     Primary earnings (loss) per share are computed using the weighted average number of common and common equivalent shares (dilutive options and warrants) outstanding. In addition to the inclusion of common and common equivalent shares, the calculation of fully diluted earnings (loss) per share includes the 401,129 shares issuable through the date of conversion of the preferred stock. Fully diluted earnings (loss) per share assumes that the preferred stock was converted into common stock as of the beginning of the fiscal year and reflects the elimination of dividends.

  k. Cash Flow Information

     See Note 6 for information regarding the exchange of redeemable convertible preferred stock for common stock.

     Cash payments for interest and income taxes were as follows:

                                                            1995       1994       1993
                                                           ------     ------     ------
                                                                  (IN THOUSANDS)
        Interest.........................................  $4,063     $3,321     $3,225
        Income taxes.....................................      88        452         --

  l. Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable for which collateral is generally not required. The Company's customers are primarily in the hardware and marine industries, with no significant concentrations of credit risk due to the large number of customers in each industry. Management maintains reserves for potential credit losses and historically such losses have been within management's expectations. In addition, the Company maintains credit insurance on accounts receivable from most international customers.

  m. Revenue Recognition

     Revenue is recognized when products are shipped.

  n. Foreign Currency Translation

     Assets and liabilities of the Company's Canadian subsidiary are translated into U.S. dollars at year-end rates; revenues and expenses are translated at average rates of exchange prevailing during the year. Foreign currency transaction gains and losses are recognized in income currently. For the years ended August 31, 1995 and 1994, transaction gains and losses were not material to the consolidated financial statements. The Company has had no foreign currency transactions in prior years.

  o. Fair Value of Financial Instruments

     For purposes of financial reporting, the Company has determined that the fair value of financial instruments approximates book values at August 31, 1995, based on terms currently available to the Company in financial markets.

  p. Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

2. ACQUISITION

     In November 1993, the Company's subsidiary, Rule Manufacturing, Inc., entered into an agreement to acquire certain assets of The Disston Company (Disston). This agreement was subject to the completion of financing arrangements which occurred on January 6, 1994. Under the terms of the agreement, the assets were acquired at various dates during the period January 6 to May 20, 1994, at which time the acquisition was completed. On March 1, 1994, the Company began selling Disston products and, accordingly, the results of operations of Disston are included from that date.

     The acquisition has been accounted for as a purchase with an aggregate purchase price of $36,750,000. The purchase price consisted of the following:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Cash...................................................................    $   14,400
    Surrendering of amounts due from Disston...............................         8,696
    Accounts payable assumed and accrued liabilities.......................         4,113
    Issuance of debentures and stock options (Notes 5 and 9a)..............         3,528
    Amounts payable to Disston.............................................         5,513
    Amounts payable to Disston's principal shareholder.....................           500
                                                                               ----------
                                                                               $   36,750
                                                                               ==========

     At August 31, 1995, other current liabilities include amounts payable to Disston and the principal shareholder of Disston totaling $930,000 and $150,000, respectively, excluding the Subordinated Debentures (Note 5c). Subsequent to May 20, 1994, the principal shareholder of Disston became an officer of the Company and is deemed to be a related party. In addition, the Company entered into a noncompetition agreement with the principal shareholder of Disston which provided for the issuance of a warrant to purchase up to 100,000 shares of the Company's common stock at an exercise price of $10 per share (Note 9b).

     The principal shareholder of Disston also received a non-qualified stock option to purchase up to 100,000 shares of the Company's common stock over an eight-year period at an exercise price of $5 per share, subject to continuous employment with the Company (Note 9a).

     The purchase price included approximately $3,056,000 of estimated future costs related to arbitration proceedings between Disston and a former owner of Disston. The Company is not a party to the arbitration proceedings nor the action that gave rise to these proceedings. In connection with the pending merger with Greenfield, a Liquidating Trust will be established which may receive certain proceeds in the event of a favorable outcome of the arbitration proceedings (Note 14).

     The cost of the acquisition has been allocated based upon the estimated fair values of the assets acquired and the liabilities assumed. After allocating $6,420,000 to tradenames, the excess of cost over net assets acquired amounted to $8,350,000, which has been recorded as goodwill and is being amortized over 15 years.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

     The following unaudited pro forma information has been prepared as if the operations of Disston had been included at the beginning of the periods presented. These amounts are not necessarily indicative of the actual results of operations had Disston been combined with Rule for the periods presented.

                                                                    1994            1993
                                                                   -------         -------
                                                                    (IN THOUSANDS, EXCEPT
                                                                      PER SHARE AMOUNTS)
                                                                         (UNAUDITED)
    Revenues.....................................................  $77,942         $78,378
                                                                   =======         =======
    Income from Continuing Operations............................  $ 3,508         $   566
                                                                   =======         =======
    Net Income...................................................  $ 3,508         $   492
                                                                   =======         =======
    Net Income Applicable to Common Stockholders.................  $ 3,219         $   217
                                                                   =======         =======
    Primary Earnings Per Common Share
      From Continuing Operations.................................  $  1.41         $   .13
                                                                   =======         =======
      Net Income.................................................  $  1.41         $   .10
                                                                   =======         =======
    Fully Diluted Earnings Per Common Share
      From Continuing Operations.................................  $  1.31         $   .13
                                                                   =======         =======
      Net Income.................................................  $  1.31         $   .10
                                                                   =======         =======

3. INVENTORIES

     Inventories consisted of the following at August 31:

                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Raw material.....................................................  $ 9,188     $ 8,788
    Work-in-progress.................................................    1,269       1,356
    Finished goods...................................................    9,490       9,032
                                                                       -------     -------
                                                                       $19,947     $19,176
                                                                       =======     =======

4. PROPERTY AND EQUIPMENT

     Property and equipment, at cost, and their estimated economic useful lives were as follows at August 31:

                                                                                   ESTIMATED
                                                           1995        1994       USEFUL LIVES
                                                          -------     -------     ------------
                                                             (IN THOUSANDS)
    Building and improvements...........................  $   761     $   717         5-20
    Machinery and equipment.............................   20,208      18,178         5-16
    Molds and dies......................................    6,655       6,378         5-10
    Transportation equipment............................    1,287       1,260         5-10
                                                          -------     -------
                                                          $28,911     $26,533
                                                          =======     =======

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

5. LONG-TERM DEBT AND DEMAND NOTES PAYABLE

     Long-term debt and demand notes payable at August 31:

                                                                        1995        1994
                                                                       -------     -------
                                                                          (IN THOUSANDS)
    Term loans(a)(e).................................................  $ 6,642     $ 3,075
    Revolver debt(a).................................................   17,200      11,813
    12 1/2% Senior subordinated notes(b).............................    9,233      11,039
    6 1/2% Subordinated debentures(c)................................    3,600       3,296
    10% Notes(d).....................................................                2,117
    RemGrit notes(f).................................................    2,000       3,399
                                                                       -------     -------
                                                                        38,675      34,739
                                                                         6,125       7,551
                                                                       -------     -------
    Less amount currently payable....................................  $32,550     $27,188
                                                                       =======     =======

---------------
  (a) On December 24, 1992, the Company entered into a long-term senior credit agreement with an initial maturity in December 1994. On January 6, 1994, the Company entered into a revised credit agreement with the same senior lender which increased the revolving debt by approximately $6,000,000, the proceeds of which were used to acquire certain tangible assets of Disston. In addition, the maturity of the credit agreement was extended to December 1995. The agreement provided for total borrowings which were based upon eligible assets that included inventories, trade accounts receivable, and machinery equipment (borrowing base) and, at August 31, 1994, borrowings under the agreement approximated the borrowing base. Borrowings under the agreement bore interest at prime plus 2% and were collateralized by substantially all of the assets of the Company not pledged under other debt agreements. The Company paid an annual facility fee of $150,000 plus 1/2 of 1% of the average outstanding daily balance.

      On September 23, 1994, the Company entered into a long-term credit agreement with a new senior lender, the proceeds of which were used to repay the existing revolving debt, certain term loans, and retire the balance remaining on the 10% Notes issued in June 1994 (Note 5(d)). The Company paid an early termination fee of $470,000 to its previous senior lender as a result of refinancing this debt prior to its maturity. This amount, in addition to the unamortized deferred finance costs on the refinanced debt, was charged as an extraordinary expense in the first quarter of fiscal 1995. The new agreement provides for total borrowings of up to $26,000,000 based upon eligible assets including inventories, trade accounts receivable, and machinery and equipment. The credit facility is collateralized by substantially all assets of the Company and consists of a $17,500,000 three-year revolving loan, a $6,000,000 term loan, and a $2,500,000 term loan available for new equipment financing. At August 31, 1995, borrowings under the revolving and term credit agreements approximated the borrowing base, and availability under the equipment financing facility was approximately $1,480,000. Term borrowings under the agreement are to be repaid quarterly over five years and bear interest at prime plus 3/4%. Revolver borrowings bear interest at prime plus 1/2% or LIBOR plus 2 1/2%. The revolving credit facility expires September 15, 1996 and the term loan with the same senior lender expires on December 31, 1999. Under the terms of the credit agreement, the Company, among other things, is restricted from paying dividends and is required to meet certain financial covenants. As of August 31, 1995, the Company was not in compliance with certain financial covenants under the new credit agreement, and such non-compliance was waived by the Company's senior lender.

  (b) In June, 1987 the Company publicly issued $15,000,000 of senior subordinated notes. The notes are redeemable at the option of the Company, in whole or in part, at face value plus interest accrued to the

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES
      redemption date. The Company is required to redeem $1,875,000 of the principal amount of the notes on June 1 of each year with the balance due on
      June 1, 1997. The balance outstanding under the notes was $9,375,000 and $11,250,000 at August 31, 1995 and 1994, respectively. The notes bear interest at 12 1/2% per annum payable semi-annually, and are subordinated to all present and future senior indebtedness, as defined.

  (c) Consideration for the Disston acquisition (Note 2) included the issuance of a $2,000,000 subordinated debenture to Disston and a $1,600,000 subordinated debenture to the principal shareholder of Disston in connection with a non-competition agreement. Both debentures bear interest at 6 1/2% per annum and are to be repaid in five equal annual installments. Prior to the scheduled May 1995 principal payments, the parties agreed to defer such principal payments and make the notes payable on demand. In addition, the interest rate increased to 8.125% per annum. In November, 1995 the terms of the notes were further amended whereby the May 20, 1995 principal payments of $720,000 were rescheduled to September 15, 1996 and the interest rate on both notes remained at 8.125% per annum. All other terms of the original subordinated debentures, including other scheduled principal payments, remain unchanged. The Company recorded related party interest expense of $341,000 and $92,000 for the years ended August 31, 1995 and 1994, respectively.

  (d) In June, 1994 the Company's wholly-owned subsidiary, Rule Cutting Tools, Inc., issued $2,180,000 of 10% Notes due May 31, 1995 with immediately exercisable warrants for the purchase of 54,500 shares of Rule common stock. The warrants are exercisable until May 31, 1997 at a price of $10 per share. In September, 1994 the Company repaid the Notes in their entirety from the proceeds of the sale of Datamarine common stock (Note
      1c) and the refinancing of senior indebtedness. The Notes were guaranteed by Rule Industries, Inc. and were collateralized by 171,983 shares of Datamarine common stock.

  (e) In December, 1991 the Company entered into an installment note agreement with a bank collateralized by certain equipment. The note bears interest, payable monthly, at the bank's base floating rate plus 1 1/2% and is payable in monthly principal installments of $9,173 with a final installment of $220,143 due on September 4, 1998. The principal balance outstanding as of August 31, 1995 was $550,000.

     Annual maturities of long-term debt during the next five years are as follows:


   YEAR ENDING                                                                (IN
    AUGUST 31                                                             THOUSANDS)
  -------------                                                           -----------
        1996.............................................................   $ 4,125
        1997.............................................................    27,528
        1998.............................................................     2,251
        1999.............................................................     2,361
        2000.............................................................       410


  (f) In conjunction with the 1991 acquisition of RemGrit, the Company's RemGrit Abrasive Tools, Inc. subsidiary issued notes to the seller totaling $6,400,000, of which $2,000,000 and $3,399,000 were outstanding at August 31, 1995 and 1994, respectively. These notes have been renegotiated periodically and were scheduled to mature in December 1994. In November 1994, the Company made a $1,149,000 payment to the holder and issued a new note for the balance outstanding of $2,000,000. This note, which originally matured on February 1, 1996, was subsequently replaced with a new note payable on demand which bears interest payable quarterly at the annual rate of prime plus 1 1/2%, and is included in demand notes payable on the August 31, 1995 Consolidated Balance Sheet.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

     In September 1995, senior indebtedness was reduced by approximately $5,040,000 with funds received from the exercise of a stock option held by Greenfield Industries, Inc. (Greenfield) in connection with the merger (Note
14). In addition, the Company received approximately $2,434,000 in September, 1995 from the exercise of stock options and warrants, which was used for working capital purposes (Note 14). These capital infusions have improved the Company's short-term cash position and have alleviated the need to further finance additional working capital requirements. If the merger with Greenfield is not consummated, the Company believes various, reasonable alternatives are available to address its future capital funding requirements.

     Under the terms of the Company's borrowing arrangements, the Company is subject to various restrictive financial covenants. Additionally, the Company is precluded from paying dividends on common stock, selling certain assets, acquiring treasury stock or incurring certain additional indebtedness, without the permission of its lenders.

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In December 1991, the shareholders of the Company approved the creation of a new class of preferred stock, and the Company privately placed 31,100 shares of Series A, 8% cumulative, convertible redeemable preferred stock, $100 par value, for an aggregate price of $3,110,000. On December 24, 1992, the Company privately placed an additional 5,000 shares of Series B, 8% cumulative, convertible redeemable preferred stock of $100 par value for an aggregate price of $500,000. In November 1994, the Company exercised its conversion option and redeemed all preferred shares outstanding in exchange for the issuance of 401,129 shares of the Company's common stock, thereby increasing common stock and additional paid-in capital by $3,488,000 (the carrying value of the preferred shares, immediately prior to conversion, less the related unamortized deferred financing fees).

7. INCOME TAXES

     The provision (benefit) for income taxes under SFAS 109 in fiscal 1995 and 1994 and under Accounting Principles Board Opinion No. 11 (APB 11) in fiscal 1993 consisted of the following:

                                                                 1995      1994      1993
                                                                 -----     -----     -----
                                                                       (IN THOUSANDS)
    Current:
      Federal..................................................  $  79     $ 600     $  73
      State....................................................     74       171        34
                                                                 ------
                                                                    --
                                                                           ------    ------
                                                                             ---       ---
         Total Current.........................................    153       771       107
                                                                 ------
                                                                    --
                                                                           ------    ------
                                                                             ---       ---
    Deferred:
      Federal..................................................   (606)       45      (375)
      State....................................................   (179)       80       (63)
                                                                 ------
                                                                    --
                                                                           ------    ------
                                                                             ---       ---
         Total Deferred........................................   (785)      125      (420)
                                                                 ------
                                                                    --
                                                                           -----     ------
                                                                             ---       ---
    Total provision (benefit) for income taxes.................  $(632)    $ 896     $(313)
                                                                 ======    =====     ======

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

     Significant components of the Company's deferred tax asset and liabilities consisted of the following as of August 31:

                                                                          1995      1994
                                                                         -------   -------
                                                                           (IN THOUSANDS)
    Deferred tax assets:
      Allowance for doubtful accounts..................................  $   136   $    86
      Accrued liabilities..............................................      251       198
      Inventory reserves and uniform capitalization, net...............       65        74
      Charitable contributions carryforward............................      349       258
      Net operating loss carryforwards.................................    1,665       534
      Tax credit carryforwards.........................................      755       634
      Other............................................................       75       409
                                                                         -------   -------

                                                                           3,296     2,193
    Valuation allowance................................................   (1,207)   (1,207)
                                                                         -------   -------

                                                                           2,089       986
    Deferred tax liabilities:
      Depreciation.....................................................    2,694     2,375
                                                                         -------   -------

    Net deferred tax liabilities.......................................  $   605   $ 1,389
                                                                         =======   =======

     A reconciliation between the statutory and effective income tax rates is as follows:

                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Statutory tax rate..........................................  (34.0)     34.0     (34.0)
    State income taxes, net of federal benefit..................   (5.3)      4.4     (11.9)
    Non-taxable earnings of Foreign Sales Corporation
      subsidiary................................................  (12.4)     (4.1)    (33.6)
    U.S. Anchor litigation......................................            (13.5)
    Other.......................................................   (2.7)      1.2       7.0
                                                                  -----     -----     -----
    Effective income tax rate...................................  54.4%     22.0%     72.5%
                                                                  =====     =====     =====

     At August 31, 1995, the Company had a net operating loss carryforward available for federal and state income tax purposes of approximately $6,126,000, expiring through 2010. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation to the amount of its carryforwards which can be utilized. In addition, the Company has alternative minimum tax credit carryforwards of approximately $755,000 which may be used to offset future federal income taxes, if any. In accordance with SFAS 109, a valuation allowance had been provided to reduce certain deferred tax assets to an amount that management believes is likely to be realized. For the year ended August 31, 1995, the valuation allowance was unchanged.

8. PROFIT SHARING PLAN

     Substantially all full-time employees of the Company are eligible to participate in a qualified profit sharing plan. Company contributions are at the discretion of the Board of Directors. The Company's contributions for the years ended August 31, 1995, 1994 and 1993 were $93,000, $81,000 and $42,000, respectively.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

9. COMMON STOCKHOLDERS' EQUITY

  a. Options

     The Company has an Incentive Stock Option Plan (the "Plan") authorizing the issuance of up to 250,000 shares of common stock of the Company for the granting of options to key employees. No options may be granted under the Plan after December 18, 1997. As of August 31, 1995, 197,000 shares remain available for future grant under the Plan.

     The following summarizes the transactions relating to the Company's qualified stock option plans for the years ended August 31, 1995, 1994 and 1993, including options outstanding under previously expired plans:

                                                                                      OPTION SHARES
                                        SHARES      PRICE PER SHARE       TOTAL        EXERCISABLE
                                        -------     ---------------     ---------     -------------
    Options outstanding at
      August 31, 1992.................  112,500      $ 2.50 - 9.00      $ 631,500         37,300
                                                                                      ==========
         Granted......................   10,000      $        7.00         70,000
         Expired/Canceled.............  (10,000)     $        9.00        (90,000)
                                        -------                         ---------
    Options outstanding at
      August 31, 1993.................  112,500      $ 2.50 - 9.00        611,500         49,900
                                                                                      ==========
         Expired/Canceled.............  (29,600)     $ 2.50 - 9.00       (201,550)
         Exercised....................  (15,900)     $ 3.75 - 5.50        (66,000)
                                        -------                         ---------
    Options outstanding at
      August 31, 1994.................   67,000      $ 3.75 - 8.00        343,950         34,700
                                                                                      ==========
         Exercised....................  (20,000)     $ 3.75 - 4.88        (86,300)
                                        -------      -------------      ---------
    Options outstanding at
      August 31, 1995.................   47,000      $ 3.75 - 8.00      $ 257,650         20,900
                                        =======      =============      =========     ==========

     In December 1987, the Company adopted the 1987 Non-Statutory Stock Option Plan and granted options to key personnel for the purchase of up to 200,000 shares of common stock at an exercise price of $11.50 per share. The options are exercisable over a ten-year period and may be accelerated by the Board of Directors upon the occurrence of certain events, including the merger of the Company with and into another entity. No expiration date for the options has been established and, at August 31, 1995, 80,000 shares were exercisable under this plan.

     In connection with the Disston acquisition (Note 2), the Company granted the president of Disston a nonqualified stock option to purchase up to 100,000 shares of the Company's common stock at the exercise price of $5 per share. The purpose of this option is to provide a long-term incentive to remain in the employ of the Company. The option provides for annual vesting and shall become 100% vested over five years, subject to continuous employment with the Company. The Company has calculated the compensatory amount relating to the option as the difference between the fair market value and the option exercise price on the measurement date, of which $25,000 representing those shares immediately vested was recorded as part of the Disston purchase price. Unrecognized compensation expense at August 31, 1995 was $80,000.

     Subsequent to August 31, 1995, in connection with the proposed merger with Greenfield (Note 14), the Board of Directors voted to accelerate the vesting of 210,100 shares under the above plans. In September, 1995 optionees exercised options for 201,000 shares.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

  b. Warrants

     In connection with the acquisition of Disston (Note 2), the Company issued a warrant to the president of Disston for the purchase of up to 100,000 shares of the Company's common stock at $10 per share. Such warrant was immediately exercisable for 100,000 shares and was exercised in September, 1995.

     Upon completion of the Disston financing, the Company issued a warrant to its senior lender to purchase 10,000 shares of common stock at $10 per share. Such warrant is immediately exercisable and expires in June 1997. In conjunction with the issuance of $2,180,000 of Senior Notes in June 1994 (Note 5d), the Company issued immediately exercisable warrants to purchase 54,500 shares of common stock at $10 per share. These warrants expire in May 1997.

     All of the above warrants have been appraised and recorded at an estimated market value of $.25 each.

10. COMMITMENTS AND CONTINGENCIES

     In November 1986, a suit was instituted against the Company alleging illegal pricing and marketing practices in connection with the Company's marine anchor products. In March 1991, the Company was found liable in proceedings in the United States District Court for the Northern District of Georgia. In November 1993, the U.S. Court of Appeals for the Eleventh Circuit reversed the previous jury verdict against the Company, and entered judgement in favor of the Company on all federal antitrust issues. During the quarter ended November 30, 1993, the Company reversed its previously recorded liability for this matter and increased pre-tax income by $2,463,000. Certain issues of Georgia state law, which were originally decided in favor of the Company and were reversed during the appeal process, are being pursued by the plaintiff and are under consideration by the United States District Court for the Northern District of Georgia. In addition, the court has lifted the stay on the Company's previously filed antitrust action against the plaintiff.

11. LEASES

     The Company leases its manufacturing facilities, warehouses and offices under operating leases which expire at various dates through the year 2010. Two of the leases are with partnerships consisting of three officers/ directors/stockholders (related parties) of the Company.

     Approximate aggregate minimum future rental commitments required under non-cancelable operating leases are as follows:

                                                      RELATED
                YEAR ENDING AUGUST 31:                PARTIES         OTHER          TOTAL
      -------------------------------------------    ----------     ----------     ----------
                                                                 (IN THOUSANDS)
      1996.......................................    $    1,221     $      579     $    1,800
      1997.......................................           830            506          1,336
      1998.......................................           830            465          1,295
      1999.......................................           830            352          1,182
      2000.......................................           830             27            857
      Thereafter.................................         8,130                         8,130
                                                     ----------     ----------     ----------
      Total......................................    $   12,671     $    1,929     $   14,600
                                                     ==========     ==========     ==========

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

     Rent expense during the years ended August 31, 1993, 1994, and 1995 was as follows:

                                                  RELATED               DISCONTINUED     TOTAL RENT
                                                  PARTIES     OTHER      OPERATIONS       EXPENSE
                                                  -------     -----     ------------     ----------
                                                                   (IN THOUSANDS)
    1993........................................  $ 1,005     $ 269         $287           $1,561
    1994........................................    1,010       503                         1,513
    1995........................................    1,084       601                         1,685

     Rent paid to related parties is included in cost of revenues in the Consolidated Statement of Operations.

12. INDUSTRY SEGMENT AND GEOGRAPHIC AREA INFORMATION

     The operations of the Company are categorized into the following industry segments:

     Hardware Products -- consists of an extensive line of power tool accessories, handsaws and hand tools, and lawn and garden products sold to industrial, tradesmen and consumer markets. Also included are winch and pump products sold to this market.

     Marine Products -- consists of pumps and switches, lightweight anchors, winches, magnetic compasses and other instruments, and chemical and paint products for recreational and commercial marine markets.

     Other Revenues -- primarily consists of a broad line of electric and gasoline powered winches for the off-road, utility and vehicle markets, and sump/utility pumps.

     Information pertaining to each industry segment and geographic area information for the years ended August 31, 1995, 1994 and 1993 are summarized as follows:

Operations

                                                               1995        1994      1993
                                                              -------     -------   -------
                                                                     (IN THOUSANDS)
    Net Revenues:
      Hardware..............................................  $45,194     $41,284   $26,701
      Marine................................................   20,772      20,448    19,245
      Other.................................................  $ 2,492       2,187     2,388
                                                              -------     -------   -------
                                                              $68,458     $63,919   $48,334
                                                              =======     =======   =======
    Operating Income:
      Hardware..............................................  $  (547)    $ 2,574   $   812
      Marine................................................    4,721       3,959     3,258
      Other.................................................      578         324       417
                                                              -------     -------   -------
      Segment Profit........................................    4,752       6,857     4,487
      General Corporate Expenses............................   (1,323)     (1,746)   (1,533)
      U.S. Anchor Litigation................................                2,463
                                                              -------     -------   -------
    Operating Income........................................  $ 3,429     $ 7,574   $ 2,954
                                                              =======     =======   =======

     Segment profit consists of total net revenues less related operating costs and expenses. General corporate expenses include general and administrative costs which cannot be specifically allocated to the Company's industry segments. Intersegment sales are accounted for at prices which are comparable to prices charged to unaffiliated customers.

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

Other Financial Information

                                                             1995        1994        1993
                                                            -------     -------     -------
                                                                   (IN THOUSANDS)
    Identifiable Assets:
      Hardware............................................  $53,073     $53,796     $29,198
      Marine..............................................    8,362       9,724      10,904
      Other...............................................    1,280       1,143       1,486
                                                            -------     -------     -------
                                                             62,715      64,663      41,588
    Corporate Assets......................................    1,170       1,980       3,705
                                                            -------     -------     -------
                                                            $63,885     $66,643     $45,293
                                                            =======     =======     =======
    Depreciation and Amortization:
      Hardware............................................  $ 2,780     $ 1,908     $ 1,179
      Marine..............................................      735       1,038       1,013
      Other...............................................       49          48          48
      Corporate...........................................      245         302         256
      Discontinued Operations.............................                              526
                                                            -------     -------     -------
                                                            $ 3,809     $ 3,296     $ 3,022
                                                            =======     =======     =======
    Property Additions:
      Hardware............................................  $ 2,107     $ 1,991     $   976
      Marine..............................................      136         188         113
      Other...............................................        2           7          63
      Corporate...........................................      133          92         379
      Disston Acquisition.................................                1,597
      Discontinued Operations.............................                               58
                                                            -------     -------     -------
                                                            $ 2,378     $ 3,875     $ 1,589
                                                            =======     =======     =======

     Corporate assets consist of cash and certain other assets which cannot be identified by industry segment.

Geographic Area Information

     The Company has no facilities outside the United States, except for a warehouse in Canada. Export revenues by major geographic concentrations are summarized below:

                                                             1995        1994        1993
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Europe/Africa/Middle East.............................  $ 8,359     $ 6,557     $ 5,878
    Latin and South America/Far East......................    5,726       5,376       5,674
    Canada................................................    3,743       3,770       3,115
                                                             ------      ------      ------
                                                            $17,828     $15,703     $14,667
                                                             ======      ======      ======

13. DISCONTINUED OPERATIONS

     In 1993, the Company sold substantially all of the assets of two subsidiaries, Silver Metal Products, Inc. and Phillips Screw Company, for a total price of $11,072,000. The loss from discontinued operations of $74,000 includes a net loss from discontinued operations of $187,000 and a net gain on the asset sales of $113,000. The transactions were recorded as disposals of segments of the business and accordingly, their

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES
operating results were classified as discontinued operations in 1993. In fiscal 1993, net revenues of the discontinued operations prior to disposition were $6,667,000.

14. PROPOSED MERGER WITH GREENFIELD INDUSTRIES, INC.

     On August 11, 1995, the Company entered into an Agreement and Plan of Merger (the Merger Agreement) with Greenfield and Rule Acquisition Corporation (a wholly owned subsidiary of Greenfield), whereby the Company will become a wholly owned subsidiary of Greenfield. In connection with the Merger Agreement, Greenfield was granted an option to purchase 630,000 shares of the Company's common stock for a purchase price of $8 per share. Under the terms of the Merger Agreement, each share of Rule common stock outstanding will be entitled to receive $15.30 in cash and a beneficial interest in a Liquidating Trust (except for shares owned by Greenfield, Excluded Shares and Dissenting Shares as defined in the Merger Agreement). Prior to the effective time of the Merger, a Liquidating Trust will be established to receive the net proceeds, if any, relating to arbitration proceedings between Disston and a former owner of Disston. Management currently estimates the value of the Liquidating Trust to be $.15 per share; however, a recovery, if any, is dependent on the favorable resolution of many complex factual and legal issues.

     On September 15, 1995, Greenfield exercised its option to purchase 630,000 shares of Rule common stock. The proceeds of $5,040,000 from the exercise were used to reduce the Company's outstanding senior indebtedness. Furthermore, outstanding options and warrants for 311,500 shares of common stock were exercised in September, 1995, including 301,000 shares exercised by Company management. The proceeds of $2,434,000 from the exercise of these options and warrants were used for working capital purposes.

     The Merger Agreement is subject to approval by the holders of at least two-thirds of the outstanding shares of Rule common stock. The Merger Agreement may be canceled by the mutual agreement of Greenfield and the Company, and by the Company or Greenfield if certain conditions are not met, as discussed in the Merger Agreement. If the Merger Agreement is terminated under certain circumstances, the Company has agreed to reimburse Greenfield for up to $450,000 of expenses incurred by Greenfield in connection with the Merger Agreement.

     The Consolidated Statement of Operations for the year ended August 31, 1995 reflects $454,000 of merger related costs incurred by the Company.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and Shareholders of Rule Industries, Inc.


     Our audit of the consolidated financial statements of Rule Industries, Inc., and its subsidiaries, referred to in our report dated October 27, 1995, except for Note 5 which is as of November 30, 1995 (the Report), appearing on page F-1 of this Annual Report on Form 10-K also included an audit of the Financial Statement Schedule listed as item 14(2) of this Form 10-K. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


     As explained in the Report, the consolidated financial statements of Rule Industries, Inc. as of August 31, 1994 and for each of the two years in the period ended August 31, 1994 were audited by other independent accountants whose report dated December 12, 1994 expressed an unqualified opinion on those statements.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
October 27, 1995

                     RULE INDUSTRIES, INC. AND SUBSIDIARIES

                                 SCHEDULE VIII
                       VALUATION AND QUALIFYING ACCOUNTS

                   YEARS ENDED AUGUST 31, 1995, 1994 AND 1993

                                                BALANCE       ADDITIONS                                 BALANCE
                                               BEGINNING      CHARGED TO                                 END OF
                                               OF PERIOD       EXPENSE       DEDUCTIONS      OTHER       PERIOD
                                               ----------     ----------     ----------     -------     --------
VALUATION ALLOWANCE FOR RECEIVABLES
  Year ended August 31, 1995.................   $422,000        159,000        218,000(1)     5,000     $368,000
  Year ended August 31, 1994.................    242,000        257,000        300,000(1)   223,000 (2)  422,000
  Year ended August 31, 1993.................    416,000         86,000        260,000(1)        --      242,000
                                               ---------      ---------      ---------      -------     --------
INVENTORY VALUATION ALLOWANCE
  Year ended August 31, 1995.................   $650,000                                                $650,000
  Year ended August 31, 1994.................     25,000         25,000                     600,000 (2)  650,000
  Year ended August 31, 1993.................     25,000                                                  25,000
                                               =========      =========     ==========     ========     ========

(1) Amounts represent uncollectible accounts written off, net of recoveries.

(2) Represents balances acquired in connection with the Disston acquisition.

                                                                         ANNEX I

                                                                         ANNEX I


                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                          Greenfield Industries, Inc.,

                          Rule Acquisition Corporation

                                      and

                             Rule Industries, Inc.


                                August 11, 1995

                               Table of Contents

                                                                    Page
                                                                    ----
RECITALS.........................................................      4

ARTICLE I--DEFINITIONS...........................................      4
     Section 1.1  Definitions....................................      4
     Section 1.2  Interpretive Rules.............................      8

ARTICLE II--THE MERGER...........................................      8
     Section 2.1  The Merger.....................................      8
     Section 2.2  Effective Time of the Merger...................      8
     Section 2.3  Effect of Merger...............................      8
     Section 2.4  Articles of Organization.......................      8
     Section 2.5  By-laws........................................      9
     Section 2.6  Directors and Officers.........................      9
     Section 2.7  Purpose........................................      9
     Section 2.8  Authorized Shares..............................      9
     Section 2.9  Conversion of Shares...........................      9
     Section 2.10 Cancelation of Stock Options
                  and Warrants...................................      9
     Section 2.11 Dissenters' Rights.............................     10
     Section 2.12 Closing of Rule Transfer Books.................     10
     Section 2.13 Supplementary Action...........................     10

ARTICLE III--MERGER CONSIDERATION; CLOSING.......................     11
     Section 3.1  Merger Consideration...........................     11
     Section 3.2  Payment of Merger Consideration................     11
     Section 3.3  Closing........................................     12

ARTICLES IV--OTHER AGREEMENTS....................................     12
     Section 4.1  Grant of Parent Option.........................     12
     Section 4.2  Disston Arbitration............................     12

ARTICLEV--REPRESENTATIONS AND WARRANTIES OF RULE.................     13
     Section 5.1  Corporate Organization.........................     13
     Section 5.2  Valid and Binding Agreement....................     14
     Section 5.3  No Violation...................................     14
     Section 5.4  Consents and Approvals.........................     14

     Section 5.5  Capitalization.................................     14
     Section 5.6  Subsidiaries and Affiliates....................     15
     Section 5.7  Financial Statements...........................     15
     Section 5.8  Absence of Undisclosed Liabilities.............     15
     Section 5.9  Interim Operations and
                  Absence of Certain Changes.....................     15
     Section 5.10 Taxes..........................................     16
     Section 5.11 Employee Benefit Plans.........................     18
     Section 5.12 Compliance with Law............................     20
     Section 5.13 Litigation; Claims.............................     20
     Section 5.14 Contracts and Commitments......................     20
     Section 5.15 Intellectual Property Rights...................     21
     Section 5.16 Liens..........................................     21
     Section 5.17 Insurance......................................     22
     Section 5.18 Tangible Personal Property.....................     22
     Section 5.19 Real Property..................................     22
     Section 5.20 Environmental Matters..........................     23
     Section 5.21 Employees......................................     24
     Section 5.22 Employee Relations.............................     25
     Section 5.23 Customers and Vendors..........................     25
     Section 5.24 Governmental Authorizations....................     25
     Section 5.25 Broker's or Finder's Fees......................     26
     Section 5.26 Certain Transactions...........................     26
     Section 5.27 Absence of Questionable Payments...............     26
     Section 5.28 SEC Documents..................................     26
     Section 5.29 Proxy Statement................................     26

ARTICLE VI--REPRESENTATIONS AND WARRANTIES OF PARENT
             AND SUB.............................................     27
     Section 6.1  Corporate Organization.........................     27
     Section 6.2  Valid and Binding Agreement....................     27
     Section 6.3  No Violation...................................     27
     Section 6.4  Consents and Approvals.........................     27

ARTICLE VII--COVENANTS...........................................     28
     Section 7.1  Compliance with Law............................     28
     Section 7.2  Operation of Business Prior to Closing.........     28
     Section 7.3  Access.........................................     30
     Section 7.4  No Solicitation................................     31
     Section 7.5  Stockholders' Meeting..........................     31
     Section 7.6  Proxy Statement................................     32
     Section 7.7  Best Efforts...................................     32
     Section 7.8  Press Releases.................................     32
     Section 7.9  HSR Act........................................     32
     Section 7.10 Solicitation of Employees......................     32
     Section 7.11 Vote of Parent and Sub.........................     32

ARTICLE VIII--CONDITIONS PRECEDENT TO OBLIGATIONS OF
            PARENT AND SUB.......................................     32
     Section 8.1  Representations and Warranties.................     33
     Section 8.2  Covenants, Agreements and Conditions...........     33
     Section 8.3  No Material Adverse Effect.....................     33
     Section 8.4  Corporate Proceedings..........................     33
     Section 8.5  Opinion of Counsel.............................     33
     Section 8.6  Proceedings....................................     33
     Section 8.7  Governmental Approvals.........................     33
     Section 8.8  HSR Act Requirements...........................     34
     Section 8.9  Deliveries.....................................     34
     Section 8.10 Insurance......................................     34
     Section 8.11 Tax Status Certification.......................     34
     Section 8.12 Stockholder Approval...........................     34

     Section 8.13 Status of Stock Options and Warrants...........     34

ARTICLE IX--CONDITIONS PRECEDENT TO OBLIGATIONS
          OF RULE................................................     34
     Section 9.1  Representations and Warranties.................     35
     Section 9.2  Covenants, Agreements and Conditions...........     35
     Section 9.3  Corporate Proceedings..........................     35
     Section 9.4  Opinion of Counsel.............................     35
     Section 9.5  Proceedings....................................     35
     Section 9.6  Governmental Approvals.........................     35
     Section 9.7  HSR Act Requirements...........................     36
     Section 9.8  Deliveries.....................................     36

ARTICLE X--OTHER MATTERS.........................................     36
     Section 10.1  Confidentiality...............................     36
     Section 10.2  Further Assurances............................     36
     Section 10.3  Indemnification of Directors and Officers.....     36
     Section 10.4  Continuation of Comparable Benefit Plans......     37

ARTICLE XI--TERMINATION..........................................     37
     Section 11.1  Methods of Termination........................     37
     Section 11.2  Termination Based on Environmental Site
                   Assessments...................................     38
     Section 11.3  Procedure Upon Termination....................     39

ARTICLE XII--MISCELLANEOUS.......................................     39
     Section 12.1  Survival of Representations and
                   Warranties....................................     39
     Section 12.2  Service of Process............................     40
     Section 12.3  Notices.......................................     40
     Section 12.4  Governing Law.................................     40
     Section 12.5  Modification; Waiver..........................     40
     Section 12.6  Entire Agreement..............................     41
     Section 12.7  Assignment; Successors and
                   Assigns.......................................     41
     Section 12.8  Severability..................................     41
     Section 12.9  No Third Party Beneficiary....................     41
     Section 12.10 Expenses......................................     41
     Section 12.11 Execution in Counterpart......................     41

EXHIBITS AND SCHEDULES

Exhibit A -- Senior Executives

Exhibit B -- Form of Parent Option Agreement

Exhibit C -- Form of Opinion of Foley, Hoag & Eliot

Exhibit D -- Form of Opinion of Dickstein, Shapiro & Morin,
             L.L.P.

Schedule 5.1    Foreign Qualifications
Schedule 5.3    Conflicts; Defaults
Schedule 5.5    Capitalization
Schedule 5.6    Subsidiaries and Affiliates
Schedule 5.8    Liabilities and Obligations
Schedule 5.9    Changes During Interim Operations

Schedule 5.10   Tax Matters
Schedule 5.11   Employee Benefit Plans
Schedule 5.13   Litigation; Claims
Schedule 5.14   Contracts and Commitments
Schedule 5.15   Intellectual Property
Schedule 5.16   Liens
Schedule 5.17   Insurance
Schedule 5.18   Leased Tangible Personal Property
Schedule 5.19   Real Property
Schedule 5.19A  Leased Real Property
Schedule 5.20   Environmental Matters
Schedule 5.21   Employees
Schedule 5.22   Employee Relations
Schedule 5.23   Customers and Vendors
Schedule 5.24   Governmental Authorizations
Schedule 5.25   Broker's or Finder's Fees
Schedule 5.26   Certain Transactions
Schedule 7.2    Operation of Business Prior to Closing
Schedule 8.6    Threatened Proceedings


                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 11, 1995, by and among Greenfield Industries, Inc., a Delaware corporation (the "Parent"), Rule Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of Parent (the "Sub"), and Rule Industries, Inc., a Massachusetts corporation ("Rule").

                                  WITNESSETH:

        WHEREAS, the respective Boards of Directors of Parent, Sub and Rule have approved the merger of Sub with and into Rule (the "Merger"), pursuant to and subject to the conditions set forth herein; and

        WHEREAS, Parent, Sub and Rule desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:

                            ARTICLE I--DEFINITIONS
Section 1.1   Definitions.

        The following terms when used in this Agreement have the meanings set forth below:

         (a)  "Acquisition Transaction" shall have the meaning set forth in
Section 7.4

         (b) "Affiliate" shall mean any Person now or hereinafter controlling, controlled by or under common control with another Person.

         (c)  "Articles of Merger" shall have the meaning set forth in Section
2.2.

         (d)  "CERCLA" shall have the meaning set forth in Section 5.20(a).

         (e)  "CERCLIS" shall have the meaning set forth in Section 5.20(f).

         (f)  "Certificate" shall have the meaning set forth in Section 3.2.

         (g)  "Closing" shall have the meaning set forth in Section 3.3.

         (h)  "Closing Date" shall mean the date specified pursuant to Section
3.3 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

         (i)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (j)  "Commission" shall mean the Securities and Exchange Commission.

         (k)  "Constituent Corporations" shall mean Sub and Rule.

         (l)  "Dissenting Stock" shall have the meaning set forth in Section
2.11.

         (m) "Disston" shall mean The Disston Company, a North Carolina corporation.

         (n) "Disston Arbitration" shall have the meaning set forth in Section 4.2.

         (o)  "Effective Time" shall have the meaning set forth in Section 2.2.

         (p)  "ENSR" shall have the meaning set forth in Section 11.2.

         (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (r) "Environmental Laws" shall have the meaning set forth in Section 5.20(c).

         (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (t)  "Exchange Agent" shall have the meaning set forth in Section 3.2.

         (u)  "Exchange Fund" shall have the meaning set forth in Section 3.2.

         (v) "GAAP" shall mean generally accepted accounting principles of the United States applied in a manner consistent with past practice of Rule.

         (w)  "Hazardous Materials" has the meaning set forth in Section
5.20(a).

         (x) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         (y) "Intellectual Property" means any and all inventions, Marks (including trademarks, service marks, certification marks, collective marks, and collective membership marks whether word, logo, or other forms of Marks, all of the foregoing collectively referred to as "Marks"), trade names, copyrights, applications therefor, patents thereon, registrations thereof and licenses thereof, royalty rights, any and all goodwill associated with the business or represented by the assets of Rule and the Subsidiaries, trade secrets, secret processes and procedures, engineering, production, assembly design and installation encompassed in any and all embodiments including, but not limited to technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and confidential information, know-how, and all similar property of any nature, tangible or intangible, including, but not limited to, all property listed or described on Schedule 5.15.

         (z)  "IRS" shall mean the Internal Revenue Service.

        (aa)  "Improvements" shall have the meaning set forth in Section
5.19(a).

        (ab) "Knowledge" shall mean the actual knowledge of the senior executives of Rule listed on Exhibit A.

        (ac) "Leased Improvements" shall have the meaning set forth in Section 5.19(b).

        (ad) "Leased Property" shall have the meaning set forth in Section 5.19(b).

        (ae)  "Libby" shall mean Henry G. Libby.

        (af) "Material Adverse Effect" shall mean, with respect to any Person, any event, fact, condition, occurrence or effect which is materially adverse to the business, properties, assets, liabilities, capitalization, stockholders equity, financial condition, operations, licenses or other franchises, results of operations or prospects of such Person.

        (ag) "MBCL" shall mean the Business Corporation Law of the Commonwealth of Massachusetts, as amended.

        (ah) "Merger Consideration" shall have the meaning set forth in Section 3.1.

        (ai) "Operating Agreements" shall have the meaning set forth in Section 5.14.

        (aj)  "Parent Option" shall have the meaning set forth in Section 4.1.

        (ak) "Pension Plans" shall have the meaning set forth in Section 5.11(c)(i).

        (al) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization, a group or a government or other department or agency thereof.

        (am)  "Plans" shall have the meaning set forth in Section 5.11(a).

        (an) "Proxy Statement" shall mean the proxy statement of Rule together with any supplements thereto sent to the Stockholders to solicit their votes in connection with this Agreement.

        (ao)  "Real Property" shall have the meaning set forth in Section
5.19(a).

        (ap) "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments, including pre-emptive rights, which obligate an entity to issue or dispose of any of its capital stock.

        (aq) "Rule Financial Statements" shall mean the consolidated balance sheets of Rule at each of August 31, 1994 and 1993 and the related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes thereto) for each of the three fiscal years ended August 31, 1994, 1993 and 1992 as filed by Rule in SEC Documents.

        (ar) "Rule Interim Financial Statements" shall mean the consolidated balance sheets of Rule and related consolidated statements of income, cash flows and changes in stockholders' equity (including related notes) as filed by Rule in SEC Documents with respect to periods ended subsequent to August 31, 1994.

        (as) "Rule Residual Trust" shall have the meaning set forth in Section 4.2.

        (at) "Rule Stock Option" and "Rule Stock Options" shall have the meaning set forth in Section 2.10(a).

        (au) "Rule Warrant" and "Rule Warrants" shall have the meaning set forth in Section 2.10(a).

        (av) "SEC Documents" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

        (aw) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (ax) "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission.

        (ay) "Stock" shall mean the common stock of Rule, par value $0.01 per share.

        (az)  "Stockholders" shall mean the stockholders of Rule.

        (ba) "Stock Option Plans" shall have the meaning set forth in Section 2.10(a).

        (bb) "Subsidiaries" shall mean Rule Cutting Tools, Inc., a Massachusetts corporation, Rule Manufacturing, Inc., a Massachusetts corporation, RemGrit Abrasive Tools, Inc., a Massachusetts corporation, Rule Paint & Chemical, Inc., a Massachusetts corporation, Rule Corporation, a Delaware corporation, Disston-Canada, Inc., a Canadian corporation, and Rule International, Inc. (FSC), a U.S. Virgin Islands corporation.

        (bc)  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

        (bd) "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, gains, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        (be) "Taxing Authority" shall have the meaning set forth in Section 5.10(a).

        (bf) "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 1.2  Interpretive Rules.

        For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other genders; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to Schedules and Exhibits to this Agreement; (c) the use of the term "including" means "including but not limited to"; and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

                            ARTICLE II--THE MERGER
Section 2.1  The Merger.

        At the Effective Time, Sub shall be merged with and into Rule in accordance with the applicable provisions of the laws of the Commonwealth of Massachusetts and the separate existence of Sub shall thereupon cease, and Rule, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence in accordance with the MBCL under the name Rule Industries, Inc.

Section 2.2  Effective Time of the Merger.

        At the Closing, Parent shall cause the Merger to be consummated by filing with the Secretary of State of the Commonwealth of Massachusetts appropriate articles of merger (the "Articles of Merger"), duly executed in accordance with this Agreement and the MBCL. The date and time at which the Articles of Merger are filed is referred to herein as the "Effective Time."

Section 2.3  Effect of Merger.

        The Merger shall have the effect provided therefor by the MBCL, including, without limitation, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation.

Section 2.4  Articles of Organization.

        The Articles of Organization of Rule as in effect at the Effective Time shall be the Articles of Organization of the Surviving Corporation.

Section 2.5  By-laws.

        The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation.

Section 2.6  Directors and Officers.

        The directors of the Surviving Corporation at the Effective Time shall be the directors of Sub in office immediately prior to the Effective Time, to serve in accordance with the By-laws of the Surviving Corporation. The officers of the Surviving Corporation at the Effective Time shall be the officers of Sub in office immediately prior to the Effective Time, to serve in accordance with the By-laws of the Surviving Corporation.

Section 2.7  Purpose.

        The purpose of the Surviving Corporation shall be, as set forth in its Articles of Organization, to develop, manufacture, process, buy, sell and lease products of all kinds; to apply for and own patents relating to such products and their component parts; to hold or grant licenses under patents relating to such products; and, in general, to carry on any other lawful business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the MBCL.

Section 2.8  Authorized Shares.

        The Surviving Corporation, as set forth in its Articles of Organization, shall be authorized to issue five million (5,000,000) shares of common stock, par value $0.01 per share, and one hundred thousand (100,000) shares of preferred stock, par value $100.00 per share.

Section 2.9   Conversion of Shares.

        At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of the Constituent Corporations:

         (a) each share of Stock then outstanding, other than Stock that is Dissenting Stock and Stock to be canceled pursuant to Section 2.9(b), and all rights with respect thereto shall be converted into and represent the right to receive $15.30 in cash, payable as provided in Section 3.2;

         (b) each share of Stock, if any, held in Rule's treasury or owned beneficially by Parent or Sub or by any Subsidiary of Rule shall be canceled and retired without payment of any consideration therefor and shall cease to exist; and

         (c) each issued and outstanding share of common stock, $0.01 par value per share, of Sub outstanding immediately prior to the Effective Time shall remain outstanding and unchanged as a share of common stock of the Surviving Corporation.

Section 2.10 Cancelation of Stock Options and Warrants.

         (a) Immediately prior to the Effective Time, each option to purchase shares of Stock (individually, a "Rule Stock Option" and collectively, the "Rule Stock Options") issued pursuant to Rule's 1987 Incentive Stock Option Plan and its 1987 Non-Statutory Stock Option Plan (collectively, the "Stock Option Plans") and issued pursuant to the Non-Qualified Stock Option Agreement between Rule and Libby, and each outstanding warrant to purchase shares of Stock (individually, a "Rule Warrant" and collectively, the "Rule Warrants"), which are then outstanding and exercisable in full, shall be canceled and the holder thereof shall be entitled to receive from Parent at the Effective Time an amount in cash equal to the excess, if any, of (i) $15.30 multiplied by the number of shares of Stock subject to the Rule Stock Option or Rule Warrant over (ii) the exercise price of the Rule Stock Option or Rule Warrant multiplied by the number of shares of Stock subject thereto. Appropriate arrangements shall be made for reduction of the amount to be paid to each holder of canceled Rule Stock Options for any applicable withholding taxes or other amounts required by law to be paid or withheld, either through reducing the amount paid to or by obtaining a cash payment from, such holder. Prior to the Effective Time, the Board of Directors of Rule shall take such action, including without limitation, actions ensuring that all Rule Stock Options and Rule Warrants outstanding as of the Effective Date shall be exercisable, as may be required under the Stock Option Plans, the governing option agreements and warrant agreements or otherwise to effectuate the foregoing.

         (b) At the Effective Time, following the cancelation of Rule Stock Options pursuant to Section 2.10(a), all of Rule's obligations with respect to options granted under its Stock Option Plans shall be terminated in accordance with such Stock Option Plans.

Section 2.11 Dissenters' Rights.

        Any issued and outstanding Stock held by a Person who objects to the Merger and complies with all provisions of the MBCL concerning the right of such person to dissent from the Merger and demand appraisal of such Stock (the "Dissenting Stock") shall not be converted as described in Section 2.9(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such holder of Dissenting Stock pursuant to Sections 86 through 98 of the MBCL; provided, however, that Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the MBCL, of such shares shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, as applicable, as specified in Section 2.9(a) without interest.

Section 2.12 Closing of Rule Transfer Books.

        At the Effective Time, the stock transfer books of Rule shall be closed and there shall be no further registration of transfers of Stock, Rule Stock Options or Rule Warrants thereafter.

Section 2.13 Supplementary Action.

        If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the purposes and provisions of this Agreement.

                   ARTICLE III--MERGER CONSIDERATION; CLOSING

Section 3.1  Merger Consideration.

        The aggregate merger consideration shall be $15.30 in cash per share of Stock as set forth in Section 2.9(a) plus amounts payable in cash upon the cancelation of Rule Stock Options and Rule Warrants pursuant to Section 2.10(a)(the "Merger Consideration").

Section 3.2  Payment of Merger Consideration.

         (a) Exchange Agent. On the Closing Date, Parent shall deposit with a mutually agreeable exchange agent (the "Exchange Agent"), a cash amount equal to the aggregate Merger Consideration to which holders of shares of Stock, Rule Stock Options and Rule Warrants shall be entitled upon consummation of the Merger, to be held for the benefit of and distributed to such holders in accordance with this Section 3.2. The Exchange Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 3.2 and upon such additional terms as may be agreed upon by the Exchange Agent, Rule and Parent before the Closing Date. If for any reason (including losses) the Exchange Fund is inadequate to pay the cash amounts to which holders of shares of Stock, Rule Stock Options and Rule Warrants shall be entitled, Parent shall make available to the Exchange Agent additional funds for the payment thereof.

         (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate of certificates which immediately prior to the Effective Time represented outstanding shares of Stock, Rule Stock Options and Rule Warrants (collectively, the "Certificates") whose shares, options or warrants are converted pursuant to Sections 2.9 or 2.10, as the case may be, into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration per share of Stock, Rule Stock Option or Rule Warrant, as the case may be, represented thereby which such holder has the right to receive pursuant to the provision of this Article III, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Stock, Rule Stock Option or Rule Warrant which is not registered in the transfer records of Rule, the Merger Consideration may be issued to a transferee if the Certificate representing such Stock, Rule Stock Option or Rule Warrant is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration per share of Stock, Rule Stock Option or Rule Warrant, as the case may be, represented thereby as contemplated by this Article III.

         (c) No Further Ownership Rights in Stock. All cash paid upon the surrender of shares of Stock, Rule Stock Options or Rule Warrants in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Stock, Rule Stock Options or Rule Warrants, as the case may be. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.2.

         (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of Rule or holders of Rule Stock Options or Rule Warrants for one hundred twenty (120) days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Rule or holders of Rule Stock Options or Rule Warrants who have not theretofore complied with this Section 3.2 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Merger Consideration. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Stock or holders of Rule Stock Options or Rule Warrants for cash representing the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If outstanding Certificates are not surrendered, or cash payment therefor not claimed prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which such cash payment would otherwise escheat to or become the property of any governmental unit or agency), the unclaimed amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Section 3.3  Closing.

        The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109 no later than the third business day after written notice from either party to the other of the satisfaction or waiver of all conditions set forth in Article VIII and Article IX hereof, or at such other place, time or date as may be agreed upon in writing by the parties hereto (the "Closing Date").

                          ARTICLE IV--OTHER AGREEMENTS

Section 4.1  Grant of Option.

        On the date hereof, Rule is granting an option to Parent (the "Parent Option"), in the form attached hereto as Exhibit C, for the purchase of six hundred thirty thousand (630,000) shares of Stock with an exercise price of eight dollars ($8.00) per share.

Section 4.2  Disston Arbitration.

        Prior to the Effective Date, Rule may transfer all of its right, title and interest in any recoveries it may be entitled to as a result of the pending arbitration proceedings between Disston and Sandvik, Inc. (the "Disston Arbitration") to a liquidating trust or similar entity (the "Rule Residual Trust"). Rule shall enter into an agreement, reasonably satisfactory to Parent, with Disston confirming the understanding with respect to the prosecution of the Disston Arbitration and the rights and obligations of Rule thereunder. The instrument or other documentation establishing and governing the Rule Residual Trust shall contain, among other things, provisions relating to: the contributions to the Rule Residual Trust to finance the trust's operations; the reimbursement of any such amounts expended, as well as amounts expended pursuant to the agreement between Rule and Disston referenced above, prior to disbursement of any net proceeds to the beneficiaries of the Rule Residual Trust; and the responsibitlty of the Rule Residual Trust for any (i) costs, expenses and liabilities arising out of or relating to the Disston Arbitration, or the facts underlying the Disston Arbitration, including, without limitation, any costs, expenses or liabilities under federal or state securities laws, (ii) any liabilities under environmental laws, or (iii) any liabilities of the Surviving Corporation for taxes related to the Disston Arbitration, in each case incurred within the earlier of (A) the date six months following receipt of full and final payment of any amounts arising from the Disston Arbitration and (B) the date eighteen (18) months from the Effective Date. The form of the Rule Residual Trust shall be reasonably satisfactory to Parent and Rule.

               ARTICLE V--REPRESENTATIONS AND WARRANTIES OF RULE

        Rule hereby represents and warrants, as to itself and each of its Subsidiaries, to each of Parent and Sub as follows, and both Parent and Sub in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

Section 5.1  Corporate Organization.

         (a) Each of Rule and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

         (b) Each of Rule and its Subsidiaries is qualified as a foreign corporation and is in good standing in each state of the United States and in each foreign jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification and is not required to be qualified as a foreign corporation in any other jurisdiction, except where such failure to be qualified would not have a Material Adverse Effect on Rule.
Schedule 5.1 hereto sets forth a true and complete list of all jurisdictions in which Rule and its Subsidiaries are qualified and licensed to do business as foreign corporations.

         (c) The copies of the articles of incorporation and all amendments thereto of each of Rule and its Subsidiaries as certified by the appropriate authorities of its jurisdiction of incorporation, and the by-laws, as amended to date, of each of Rule and its Subsidiaries, as certified by its secretary, which have heretofore been delivered to Parent and Sub, are true, complete and correct copies of the articles of incorporation and by-laws of each of Rule and its Subsidiaries, as amended and in effect on the date hereof, and will be true, complete and correct as of the Closing Date.

         (d) The minute books and records of each of Rule and its Subsidiaries, copies of which have been delivered to Parent and Sub prior to the date hereof, are the original minute books and records of such company; contain all proceedings of the stockholders, the Board of Directors and any committees thereof with respect to such company; are true, correct and complete in all material respects; and there have been no changes, alterations or additions thereto which have not been furnished to counsel for Parent and Sub prior to the date hereof.

Section 5.2  Valid and Binding Agreement.

        Rule has the full right, capacity and power to enter into this Agreement. All necessary action on the part of Rule, other than approval by the Stockholders, has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Rule, and will constitute a valid and binding obligation enforceable against Rule in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally and the availability of equitable remedies.

Section 5.3  No Violation.

        Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Rule with any of the provisions hereof will (a) violate or conflict with any provision of the articles of incorporation or by-laws of Rule or its Subsidiaries, (b) violate or conflict with any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Rule or its Subsidiaries, except where such violation or conflict would not have a Material Adverse Effect on Rule, or (c) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the Stock or any of the properties or assets of Rule or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of Rule or its Subsidiaries, except as set forth in
Schedule 5.3 and except where such violation, conflict or other above stated event would not have a Material Adverse Effect on Rule.

Section 5.4  Consents and Approvals.

        Other than pursuant to the HSR Act, the Securities Laws and Stockholder approval, and except for permits, consents, approvals or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a Material Adverse Effect on Rule, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by Rule or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.5  Capitalization.

         (a) The authorized capital stock of Rule consists of (i) 5,000,000 shares of common stock, par value $0.01 per share, of which 2,640,532 shares are issued and outstanding; and (ii) 100,000 shares of preferred stock, par value $100 per share, of which no shares are issued and outstanding. The issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of common stock were issued in violation of the preemptive rights of any present or former stockholder of Rule.

         (b) Except as set forth in Section 5.5(a) or Schedule 5.5, (i) there are no shares of capital stock or other equity securities (as the term "equity security" is defined in the Exchange Act) of Rule or its Subsidiaries outstanding, (ii) there are no outstanding Rights to purchase or acquire any equity securities of Rule or its Subsidiaries, (iii) no equity securities of Rule or its Subsidiaries are reserved for issuance for any purpose, and (iv) there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which Rule or its Subsidiaries are a party or by which Rule or its Subsidiaries are bound relating to any shares of the capital stock or other equity securities of Rule (including the Stock) or its Subsidiaries, whether or not outstanding.

Section 5.6  Subsidiaries and Affiliates.

        Except as set forth on Schedule 5.6, neither Rule nor any of its Subsidiaries owns any capital stock or other equity securities of any other corporation or has any other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. The interests of Rule in any Person as set forth on Schedule 5.6 are owned by Rule free and clear of all liens, options, claims or encumbrances (including without limitation, rights of first refusal or similar rights) with respect to the ownership thereof. Neither Rule nor any of its Subsidiaries are subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person, except as set forth on Schedule 5.6.

Section 5.7  Financial Statements.

       The Rule Financial Statements (i) present fairly the financial position and results of operations of Rule and its Subsidiaries, as of the statement dates and for the periods indicated, and (ii) have been prepared in accordance with GAAP consistently applied throughout and among the periods indicated. The Rule Interim Financial Statements (i) present fairly the financial position and results of operations of Rule and its Subsidiaries, as of the statement date(s) and for the period(s) indicated, and (ii) have been prepared in accordance with GAAP consistently applied.

Section 5.8  Absence of Undisclosed Liabilities.

        Except as set forth on Schedule 5.8, neither Rule nor any of its Subsidiaries has any liability or obligation (absolute, accrued, contingent or otherwise), including any guaranty with respect to any obligation, except (a) such liabilities or obligations as are fully reflected or reserved against in the Rule Financial Statements or the Rule Interim Financial Statements, (b) such liabilities or obligations which are identified in any Schedule to this Agreement or which are not required to be so identified, and (c) such liabilities or obligations as have been incurred in the ordinary course of business, consistent with past practice, since May 31, 1995.

Section 5.9  Interim Operations and Absence of Certain Changes.

        Since May 31, 1995, except as set forth on Schedule 5.9, Rule and its Subsidiaries have conducted their business in the ordinary course and consistent with past practice and Rule and its Subsidiaries did not:

         (a) incur any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any such indebtedness, except in the usual and ordinary course of their businesses, consistent with past practice;

         (b) (i) suffer any damage, destruction or loss of tangible assets covered by insurance in excess of $5,000,000 or (ii) through the date hereof, suffer any damage, destruction or loss of tangible assets not covered by insurance in excess of $100,000;

         (c) suffer any change in their financial condition, assets, liabilities or business or suffer any other event or condition of any character which individually or in the aggregate had or has a Material Adverse Effect on Rule;

         (d) pay, discharge or satisfy any claims, liabilities or obligations in excess of $50,000 (whether absolute, accrued, contingent or otherwise) except in each case in the ordinary course of business;

         (e) cancel any debts in excess of $50,000 or waive any claims or rights of substantial value, except in each case in the ordinary course of business;

         (f) pledge or permit the imposition of any lien on or sell, assign, transfer or otherwise dispose of any of their tangible assets, except in the ordinary course of business;

         (g) sell, assign or otherwise transfer any patents, trademarks, trade names, copyrights, licenses or other intangible assets;

         (h) make any change in any method of accounting or accounting principle or practice;

         (i) write up or down the value of inventory or determine as collectible any notes or accounts receivable that were previously considered to be uncollectible;

         (j) grant any general increase in the compensation payable or to become payable to their officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer or employee, except for (i) normal merit and cost of living increases in the ordinary course of business and in accordance with past practice and (ii) increases pursuant to collective bargaining agreements;

         (k) declare, pay or set aside for payment any dividend or other distribution on any shares of their capital stock;

         (l) make any loans which in the aggregate exceed $5,000 to any employee or make any loans to any stockholder, officer or director;

         (m) make capital expenditures or commitments for same in excess of $250,000 in the aggregate; or

         (n) agree, whether in writing or otherwise, to take any action described in this Section 5.9.

Section 5.10  Taxes

        (a) Each of Rule and its Subsidiaries has duly and timely filed all Tax Returns required to be filed with any federal, state, local or foreign governmental entity or other authority ("Taxing Authority"). All such Tax Returns were true, correct and complete in all material respects. Each of Rule and its Subsidiaries has paid all material Taxes, which have become due and payable (whether or not shown on any Tax Return). Adequate reserves and accruals in accordance with GAAP have been established to provide for the payment of all Taxes which are not yet due and payable with respect to any of Rule and its Subsidiaries for taxable periods or portions thereof ending on or before the Closing Date. There are no liens for Taxes upon any of the assets of any of Rule and its Subsidiaries except liens for current Taxes not yet due. Rule has delivered or made available to Parent correct and complete copies of all Tax Returns filed with respect to any of Rule and its Subsidiaries for the five (5) most recently completed taxable years, all examination reports by any Taxing Authority, and any statements of deficiencies proposed or assessed against or agreed to by any of Rule and its Subsidiaries. No audit, examination, investigation, proceeding, action or claim with respect to the Taxes of any of Rule and its Subsidiaries is pending, proposed or threatened, and, to the Knowledge of Rule, there is no basis for the assessment or collection of additional Taxes against any of Rule and its Subsidiaries. Except as set forth on Schedule 5.10, there has never been an examination or notice of potential examination of the Tax Returns of any of Rule and its Subsidiaries by any Taxing Authority. No extension is in effect for any of Rule and its Subsidiaries with respect to the filing of any Tax Return, the payment of any Taxes, or any limitation period regarding the assessment or collection of any Taxes.

         (b) All material Taxes that are required to have been withheld or collected by any of Rule and its Subsidiaries have been duly withheld or collected, and to the extent required, have been properly paid or deposited as required by applicable laws.

         (c) Schedule 5.10 lists each jurisdiction in which any of Rule and its Subsidiaries either files Tax Returns or pays Taxes with respect to which no returns are required to be filed. Except as set forth on Schedule 5.10, no claim has ever been made by any Taxing Authority in a jurisdiction where any of Rule and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (d) No property of any of Rule and its Subsidiaries is property that it is or will be required to treat as owned for tax purposes by another person, or is "tax-exempt use property" as defined in Code section 168(h).

         (e) None of Rule and its Subsidiaries has ever agreed to or been required to make any adjustment pursuant to Code section 481(a) by reason of any change in accounting method initiated by it; the IRS has not proposed any such adjustment or change in accounting method; and none of Rule and its Subsidiaries has any application pending with any Taxing Authority requesting permission for any change in accounting method.

         (f) None of Rule and its Subsidiaries has been a United States real property holding corporation as defined in Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii).

         (g) None of Rule and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G.

         (h) None of Rule and its Subsidiaries has filed any consent under Code section 341(f).

         (i) None of Rule and its Subsidiaries has ever been (i) a member of an affiliated, consolidated, unitary or combined group filing a consolidated, unitary or combined Tax Return (other than a group the common parent of which was Rule), or (ii) a party to any tax allocation, sharing or reimbursement agreement or arrangement.

         (j) None of Rule and its Subsidiaries has any liability for the Taxes of any Person (other than any of Rule and its Subsidiaries) under Treas. Reg.
(S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (k) Except as set forth on Schedule 5.10, none of Rule and its Subsidiaries is an obligor on, and none of its assets has been financed directly or indirectly by, any tax-exempt bonds.

         (l) None of Rule and its Subsidiaries has executed, become subject to, or entered into any closing agreement pursuant to Code section 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law.

         (m) None of Rule and its Subsidiaries has pending any ruling requests with any Taxing Authority.

Section 5.11 Employee Benefit Plans.

         (a) Schedule 5.11 is a true and complete list of all annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, nonqualified deferred compensation including, without limitation, excess benefit plans, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, nonqualified annuity contracts, insurance arrangements, nonqualified stock options, phantom stock plans or golden parachute payments, or other similar fringe benefit plans, and all other employee benefit funds or programs (within the meaning of Section 3(3) of ERISA), covering employees or former employees of Rule and its Subsidiaries (the "Plans"). Except as set forth on Schedule 5.11, Rule and its Subsidiaries are not parties to any employee agreement, understanding, plan, policy, procedure or arrangement, whether written or oral, which provide compensation or fringe benefits to employees and Rule and its Subsidiaries are in compliance with their obligations under all such Plans. Except for changes required by applicable law, there are no negotiations, demands, commitments or proposals that are pending or that have been made that concern matters now covered, or that would be covered by the type of agreements described on Schedule 5.11 or this paragraph.

         (b) With respect to each Plan listed on Schedule 5.11, true and complete copies of (i) all Plan documents (including all amendments and modifications thereof), and related agreements including, without limitation, the trust agreement and amendments thereto, insurance contracts and investment management agreements; (ii) the last three filed Form 5500 series and Schedules A, B, P and/or SSA, as applicable, and Forms PBGC-1, if any; (iii) summary plan descriptions; (iv) summary of material modifications, if any; (v) the most recent auditor's report, and copies of any and all tax qualification correspondence including, without limitation, private letter rulings, applications for determination and determination letters issued with respect to the Plans; and (vi) the most recent annual and periodic accounting of related Plan assets, have been delivered to Parent and Sub.

         (c) With respect to the Plans listed on Schedule 5.11 which are subject to ERISA:

               (i) Except as set forth on Schedule 5.11, the Plans are in material compliance with the applicable provisions of ERISA and each of the employee pension benefit plans, within the meaning of Section 3(2) of ERISA (the "Pension Plans"), which are intended to be qualified under Section 401(a) of the Code, have been determined by the IRS to be so qualified or a request for such determination has been timely filed with the IRS (and to the Knowledge of Rule, nothing has occurred to cause the IRS to revoke such determination and the IRS has not indicated any disapproval of any request for such a determination);

              (ii) Except as set forth on Schedule 5.11 and except as would not have a Material Adverse Effect on Rule, each Plan has been operated in accordance with its terms and all required filings that are due prior to the date hereof, including, without limitation, the Forms 5500, for all Plans have been made;

             (iii) Except as set forth on Schedule 5.11 and except as would not have a Material Adverse Effect on Rule, no prohibited transactions, as defined by Section 406 of ERISA or Section 4975 of the Code, have occurred with respect to any of the Plans;

              (iv) Except as set forth on Schedule 5.11, neither Rule nor its Subsidiaries have engaged in any transaction in connection with which Rule or its Subsidiaries could be subjected to a criminal or civil penalty under ERISA;

               (v) Except as set forth on Schedule 5.11, none of the Plans, nor any trust which serves as a funding medium for any of such Plans, nor any issue relating thereto is currently under examination by or pending before the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any court, other than applications for determinations pending before the IRS;

              (vi) Except as set forth on Schedule 5.11, none of the Pension Plans is a defined benefit plan within the meaning of Section 414(j) of the Code;

             (vii) Except as set forth on Schedule 5.11, none of the Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA and
Section 411(f) of the Code, nor a plan maintained by more than one employer (hereinafter referred to as an "multiple employer plan"), nor a single employer plan under a multiple controlled group within the meaning of Section 4063 of ERISA, and neither Rule nor its Subsidiaries nor any entity required to be aggregated with Rule under Section 414(b), (c), (m), or (o) of the Code has incurred any material withdrawal liability with respect to any single, multiemployer or multiple employer plan, which liability could constitute a liability of Parent, Sub or the Surviving Corporation;

            (viii) Except as set forth on Schedule 5.11, no benefit claims (except those submitted in the ordinary course of administration of such Plan) are currently pending against any Plan;

              (ix) Except as set forth on Schedule 5.11, no Plan provides for retiree medical or retiree life insurance benefits for former employees of Rule or its Subsidiaries, and there is no material liability for taxes with respect to disqualified benefits under Section 4976 of the Code; and

               (x) Except as set forth on Schedule 5.11, no Pension Plan has been terminated by Rule or its Subsidiaries, and there is no material liability for taxes with respect to a reversion of qualified plan assets under Section 4980 of the Code.

         (d) Except as set forth on Schedule 5.11 and except where such failure would not have a Material Adverse Effect on Rule, there have been no failures to comply with the continuation coverage provisions required by

Sections 601-608 of ERISA and Section 4980B of the Code under any Plan.

         (e) Except as set forth on Schedule 5.11, there are no employee benefit plans which cover employees of Rule or its Subsidiaries which are required to comply with the provisions of any foreign law.

         (f) Except as set forth on Schedule 5.11, all excess contributions, if any (together with any income allocable thereto), have been distributed (or, if forfeitable, forfeited) before the close of the first two and one half (2-1/2) months of the following plan year; and there is no liability for excise tax under Section 4979 of the Code with respect to such excess contributions, if any, for any Plan.

         (g) There is no material liability for taxes with respect to: (i) an accumulated fiduciary deficiency under Section 4971 of the Code and/or (ii) nondeductible contribution under Section 4972 of the Code.

Section 5.12 Compliance with Law.

        Rule and its Subsidiaries have been and are in compliance with all applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local and foreign), the noncompliance with which would be likely to have a Material Adverse Effect on Rule.

Section 5.13 Litigation; Claims.

        Schedule 5.13 hereto contains a complete and accurate list of (a) all claims, actions, suits, proceedings or investigations pending or (to the Knowledge of Rule) threatened by or against Rule or its Subsidiaries, and (b) all judgments, decrees, arbitration awards or orders binding upon Rule or its Subsidiaries, in each case which would reasonably be expected to have a value of at least $50,000. Except as set forth on Schedule 5.13, no material claims, including, without limitation, product liability claims, have been asserted against Rule or its Subsidiaries during the past five (5) years, and Rule and its Subsidiaries are neither aware nor have any reason to be aware of any basis for any material claim, action, suit, proceeding or investigation involving Rule or its Subsidiaries, other than as set forth on Schedule 5.13 which would reasonably be expected to have a Material Adverse Effect on Rule.

Section 5.14 Contracts and Commitments.

        Schedule 5.14 contains a complete and accurate list of all contracts, agreements and commitments (other than the agreements or arrangements set forth in Schedules 5.11, 5.15, 5.17, 5.18, 5.19A, 5.21, 5.22, 5.23 and 5.26), whether written or oral, of Rule and its Subsidiaries that involve commitments in excess of $150,000, have a term of six (6) months or more or that are not in the ordinary course of business.

        The agreements set forth in Schedules 5.11, 5.14, 5.15, 5.17, 5.18, 5.19A, 5.21, 5.22, 5.23 and 5.26 are hereinafter referred to collectively as the "Operating Agreements." None of the Operating Agreements has been assigned or is the subject of any security agreement, except as set forth on Schedule 5.14. Except as otherwise set forth on Schedule 5.14, (a) each of the Operating Agreements is a valid and binding obligation of Rule or its Subsidiaries and (to the Knowledge of Rule) the other party or parties thereto, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally and the availability of equitable remedies; (b) except as would not have a Material Adverse Effect on Rule, neither Rule nor its

Subsidiaries nor (to the Knowledge of Rule) any other party thereto, has terminated, canceled, modified or waived any material term or condition of any Operating Agreement; and (c) neither Rule nor its Subsidiaries nor (to the Knowledge of Rule) any other party to any Operating Agreement is in default or alleged in writing to be in default in any material respect under any Operating Agreement and there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default by Rule or its Subsidiaries or any party to any such Operating Agreement. None of such Operating Agreements contains any covenant or other restriction preventing or limiting the consummation of the transactions contemplated hereby. Neither Rule nor its Subsidiaries have any outstanding powers of attorney except routine powers of attorney relating to the representation of Rule or its Subsidiaries before governmental agencies or given in connection with qualification to conduct business or customs matters. Rule and its Subsidiaries have delivered or made available to each of Parent and Sub a copy of each of the written Operating Agreements and a description of the terms and conditions of any oral Operating Agreements.

Section 5.15 Intellectual Property Rights.

        Schedule 5.15 contains a correct and complete list of the following assets and related matters: (a) all patents and applications for patents, all Marks and registration of Marks and applications for registration of Marks, all copyright registrations and applications for copyright registration, and all trade names, owned or used (pursuant to license agreements or otherwise) by Rule or its Subsidiaries, and in the case of any such Intellectual Property that is so owned, the jurisdictions in or by which such assets or any of them have been registered, filed or issued and (b) to the extent not listed on Schedule 5.14, all contracts, agreements or understandings pursuant to which Rule or its Subsidiaries has authorized any Person to use any of the Intellectual Property which is so owned. Rule and its Subsidiaries own, possess or license and as of the Closing Date will own, possess or license, all right, title and interest in and to the items of Intellectual Property that are required to conduct their businesses as now conducted without conflict with the rights of others, except where the absence of such ownership, possession or license would not have a Material Adverse Effect on Rule. Except as set forth in Schedule 5.15: (i) Rule and its Subsidiaries have the right to use and, to Rule's Knowledge, the sole and exclusive right to use, the Intellectual Property (including applications for any of the foregoing) used in connection with the business of Rule and its Subsidiaries, except where the failure to have such rights would not have a Material Adverse Effect on Rule, and, to Rule's Knowledge, none of the past or present employees, officers or directors of Rule and its Subsidiaries, or anyone else, has any rights with respect thereto; (ii) the consummation of the transactions contemplated hereby will not alter or impair any such rights, except where the alteration or impairment of such rights would not have a Material Adverse Effect on Rule; (iii) none of Rule or its Subsidiaries has received any notice or claim of infringement or any claim challenging or questioning the validity or effectiveness of any of the items of Intellectual Property, except where any such claim would not have a Material Adverse Effect on Rule or any of its Subsidiaries, and there is no valid basis for any such claim; and (iv) none of Rule or its Subsidiaries is liable, nor have they made any material contract or arrangement whereby they may become liable, to any Person for any royalty or other compensation for use of any of the items of Intellectual Property.

Section 5.16 Liens.

        Except as set forth on Schedule 5.16, none of the properties or assets, whether real, personal or mixed, or tangible or intangible, owned or leased by Rule or its Subsidiaries are subject to any mortgage, lien, encumbrance or other security interest, except for (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) liens incidental to the conduct of the business.

Section 5.17 Insurance.

        All insurance policies and fidelity bonds relating to the assets of Rule and its Subsidiaries, including summary descriptions and the termination dates thereof, are set forth on Schedule 5.17. Except as set forth on Schedule 5.17, Rule and its Subsidiaries have not been refused any insurance with respect to their business or any of their assets, nor has coverage been limited by any insurance carrier to which they have applied for insurance or with which they have carried insurance, during the last two (2) years.

Section 5.18 Tangible Personal Property.

         (a) Except as set forth on Schedule 5.16 and except for the leased tangible personal property set forth on Schedule 5.18, Rule has good and valid title to all of its tangible personal property.

         (b) Schedule 5.18 lists all tangible personal property leased by Rule or its Subsidiaries with annual lease payments in excess of $25,000 and the location thereof. None of such leases contains any covenant or restriction preventing or limiting the consummation of the transactions contemplated hereunder.

         (c) All of the material tangible personal property owned by Rule and its Subsidiaries and all of the leased tangible personal property listed in
Schedule 5.18 is in good operating condition, subject to ordinary wear and tear.

Section 5.19 Real Property.

         (a) Schedule 5.19 contains a correct and complete list of all the real property (including a general description of the improvements thereon) that is owned by Rule or its Subsidiaries or that Rule or its Subsidiaries have agreed (or have an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease to a third party in connection with their business and any title insurance or guarantee policies with respect thereto. Such real property is hereinafter referred to as the "Real Property," and the improvements and fixtures thereon are hereinafter referred to as the "Improvements."

         (b) Schedule 5.19A identifies all of the real property that Rule or its Subsidiaries lease, have agreed to lease or have an obligation to lease in connection with their business (including a general description of the improvements thereon). Such leased real property is hereinafter referred to as the "Leased Property," and the improvements and fixtures thereon are hereinafter referred to as the "Leased Improvements."

         (c) Except as set forth on Schedule 5.19, Rule or one of its Subsidiaries is the sole legal and equitable owner of the Real Property, the Improvements and all interests therein and possesses good and marketable fee simple title to the Real Property and the Improvements, good of record and in fact, free and clear of all conditions, exceptions, reservations, liens (except for liens with respect to taxes not yet due and payable), restrictions, rights-of-way, easements, encumbrances and other matters affecting title.

         (d) Except as set forth on Schedule 5.19, there are no adverse or other parties in possession of the Real Property, the Improvements, the Leased Property, the Leased Improvements or any portion or portions thereof. On the Closing Date the Real Property, the Improvements and the leasehold interests in the Leased Property and the Leased Improvements will be free and clear of any and all leases, licensees, occupants or tenants except as set forth on Schedule
5.19. To the Knowledge of Rule, there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, the Improvements, the Leased Property, the Leased Improvements or any portion or portions thereof. To the Knowledge of Rule, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property, the Improvements, the Leased Property or the Leased Improvements that would interfere with the conduct of the business of Rule or its Subsidiaries or the use of the assets consistent with past practice, which interference would have a Material Adverse Effect on the business of Rule.

Section 5.20 Environmental Matters.

         (a) As used in this Agreement "Hazardous Material" shall mean: (i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601(14), or any substance listed or identified by any characteristic in any regulation adopted pursuant to any statute referred to or incorporated into such definition, all as in effect on the date hereof; (ii) any petroleum, including crude oil and any fraction thereof; (iii) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (iv) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (v) any asbestos, polychlorinated biphenyl ("PCB"), or isomer of dioxin.

         (b) Except as indicated in Schedule 5.20 and in the environmental reports identified in Schedule 5.20, Rule has no knowledge of any Hazardous Material within, under, originating from or relating to any real property interest or other location geologically or hydrologically connected to such properties owned, operated or controlled by Rule or its Subsidiaries or their predecessors in interest where the presence of such Hazardous Material is likely to have a Material Adverse Effect on Rule.

         (c) Except as indicated on Schedule 5.20, neither Rule nor its Subsidiaries nor any of their predecessors in interest has any liability, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any foreign, federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to Rule or its predecessors in interest, nor has Rule received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material (hereinafter collectively referred to as "Environmental Laws") where the resulting liability could have a Material Adverse Effect on Rule.

         (d) Rule and its Subsidiaries possess and are in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct its business or required by environmental regulations.

         (e) Except as indicated in Schedule 5.20, neither Rule nor its Subsidiaries have, during the past 5 years, been subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any violation or potential liability under the Environmental Laws where such could have a Material Adverse Effect on Rule, nor is Rule aware of any information, whether or not confirme d or reported, which could give rise to any such potential liability.

         (f) Except as indicated in Schedule 5.20 and in the environmental reports identified in Schedule 5.20, no real property, site or facility (as defined in CERCLA, 42 U.S.C. (S) 9601(9)) owned or operated by Rule or its Subsidiaries is (i) listed or proposed for listing on the National Priority List or (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List ("CERCLIS") promulgated pursuant to CERCLA, or any comparable list maintained by any foreign, state or local government authority.

         (g) Except as indicated in Schedule 5.20 and in the environmental reports identified in Schedule 5.20, there are no underground storage tanks owned or operated by Rule or its Subsidiaries, and Rule further warrants and represents that any prior use and operation of underground storage tanks owned or operated by Rule or its Subsidiaries has been in compliance with all Environmental Laws.

         (h) Rule has provided to Parent and Sub an opportunity to inspect its facilities, review and copy documents, and Rule has delivered to Parent and Sub true, complete and correct copies of results of any reports, together with supporting studies, analyses and tests in the possession of or initiated by Rule or its Subsidiaries pertaining to the existence of Hazardous Material and any other environmental concerns relating to any of their facilities, or sites or real property owned, leased, operated, used or controlled by Rule or its Subsidiaries or any of their predecessors in interest, or concerning compliance with or liability under the Environmental Laws.

         (i) Except as indicated on Schedule 5.20 and in the environmental reports listed on Schedule 5.20, Rule has no knowledge of any PCBs in or at any premises owned, leased, operated or controlled by Rule or its Subsidiaries and their prior use, handling, storage, transport or disposal of PCBs has been in compliance with all Environmental Laws.

         (j) Except as indicated on Schedule 5.20 and in the environmental reports listed on Schedule 5.20, Rule has no knowledge of any friable asbestos and asbestos containing materials from the properties and assets owned, leased, operated or controlled by Rule or its Subsidiaries and the facilities on such properties comply with the Environmental Laws including but not limited to, Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos.

         (k) Except as indicated on Schedule 5.20, neither Rule nor its Subsidiaries has, by contract, agreed to assume the liability of any other person or entity pursuant to any of the Environmental Laws.

Section 5.21 Employees.

        Schedule 5.21 sets forth a complete and accurate list of all employees of Rule and its Subsidiaries with an annual salary of $75,000 or greater showing for each: name, current job title or description, current salary level

(including any bonus or deferred compensation arrangements) and any bonus, commission or other remuneration paid during fiscal 1994, and describing any existing contractual arrangement with such employee.

Section 5.22 Employee Relations.

        Except as set forth on Schedule 5.22, within the last five (5) years Rule and its Subsidiaries have not experienced any material labor disputes or any work stoppage or slowdowns due to labor disagreements. Except as set forth on Schedule 5.22, (a) Rule and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice which could have a Material Adverse Effect on Rule; (b) there is no unfair labor practice charge or complaint against Rule or its Subsidiaries, or (to the Knowledge of Rule) threatened before the National Labor Relations Board or any foreign authority; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or (to the Knowledge of Rule) threatened against or affecting Rule or its Subsidiaries; (d) no question concerning representation has been raised or is (to the Knowledge of Rule) threatened respecting the employees of Rule or its Subsidiaries; (e) no grievance that might have a Material Adverse Effect on Rule, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claims therefor exist; and (f) no collective bargaining agreement that is binding on Rule or its Subsidiaries restricts any such company from relocating, closing or subcontracting any of its operations.

Section 5.23 Customers and Vendors.

        Schedule 5.23 sets forth correct and complete lists of the twenty-five
(25) largest (by dollar volume) customers and vendors of Rule and its Subsidiaries during the most recently completed fiscal year, indicating the existing contractual arrangements, if any, with each such customer or vendor. Except as set forth in Schedule 5.23, there are no outstanding material disputes with any customer or vendor listed thereon and no customer or vendor listed thereon has refused to continue to do business with Rule and its Subsidiaries or has stated its intention not to continue to do business with Rule and its Subsidiaries. Since May 31, 1995, there has not been any material shortage or unavailability of the raw materials necessary to manufacture the products sold by Rule and its Subsidiaries and, to the Knowledge of Rule, there is no current shortage or unavailability which may lead to such shortages.

Section 5.24 Governmental Authorizations.

         (a) Except for licenses, permits or authorizations the lack of which would not have a Material Adverse Effect on Rule, Rule and its Subsidiaries have all licenses, permits or other authorizations from governmental, regulatory or administrative agencies or authorities required for the production and sale of its products and the conduct of its business, each of which is now and will be in full force and effect on the Closing Date.

         (b) Except as specified on Schedule 5.24, no registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (i) to avoid the loss of any material license, permit or other governmental, regulatory or administrative authorization or the violation, breach or termination of, or any default under, or the creation of encumbrances on the assets of Rule or its Subsidiaries, pursuant to the terms of, any law, regulation, order or other requirement of law, or (ii) to enable the Surviving Corporation to continue the operation of the business of Rule substantially as presently conducted.

Section 5.25 Broker's or Finder's Fees.

        Except as set forth in Schedule 5.25 no agent, broker, investment banker, Person or firm acting on behalf of Rule or its Subsidiaries or under the authority of Rule or its Subsidiaries or any Stockholder is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Rule or its Subsidiaries in connection with any of the transactions contemplated hereby. Schedule 5.25 sets forth a summary of all such broker's or finder's fees and other commissions or fees payable by Rule or its Subsidiaries in connection with any of the transactions contemplated hereby.

Section 5.26 Certain Transactions.

        Except as set forth on Schedule 5.26, none of the Stockholders or the directors or officers of Rule is currently a party to any transaction with Rule (other than for services as employees, directors and officers), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, trust or other entity in which any such Person owns in excess of five percent (5%) of the outstanding equity interest.

Section 5.27 Absence of Questionable Payments.

        To the Knowledge of Rule, neither Rule nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on their behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act, as amended, or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

Section 5.28 SEC Documents.

        Rule has timely filed within the last 12 months all SEC Documents required by the Securities Laws and such SEC Documents complied in all material respects with the Securities Laws and no such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

Section 5.29 Proxy Statement.

        The information contained in the Proxy Statement at the time the Proxy Statement is mailed to Stockholders up to and including the time of Rule's Stockholders' meeting to vote upon the Merger, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          ARTICLE VI--REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to Rule, and Rule in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:



Section 6.1  Corporate Organization.

         (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

         (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

Section 6.2  Valid and Binding Agreement.

        Each of Parent and Sub has the full right, capacity and power to enter into this Agreement. All necessary action on the part of each of Parent and Sub has been taken to authorize the execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and Sub, and will constitute a valid and binding obligation enforceable against Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally and the availability of equitable remedies.

Section 6.3  No Violation.

        Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by each of Parent or Sub with any of the provisions hereof will (a) violate or conflict with any provision of the certificate of incorporation or by-laws of Parent or the articles of incorporation or by-laws of Sub or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Sub, or (b) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the stock or any of the properties or assets of Parent or Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of Parent or Sub.

Section 6.4  Consents and Approvals.

        Except under the HSR Act, and except for permits, consents, approvals or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a Material Adverse Effect on either Parent or

Sub, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by Parent or Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.


                            ARTICLE VII--COVENANTS

Section 7.1  Compliance with Law.

        From the date hereof through the Closing Date, Rule and its Subsidiaries will promptly comply in all material respects with all laws and regulations (including without limitation, those relating to the protection of the environment and employee benefits) applicable to Rule's and its Subsidiaries' business and all laws and regulations with which compliance is required for the valid consummation of the transactions contemplated hereby and will promptly notify each of Parent and Sub of any legal, administrative or other proceedings, investigations, inquiries, complaints, notices of violation or other asserted claims, judgments, injunctions or restrictions, pending, outstanding or, to the Knowledge of Rule, threatened or contemplated, which could have a Material Adverse Effect on Rule.

Section 7.2  Operation of Business Prior to Closing.

        Except as set forth on Schedules 5.9 or 7.2, during the period from the date hereof through the Closing Date, Rule agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that Parent and Sub shall otherwise consent in writing):

         (a) Rule and its Subsidiaries shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Closing Date.

         (b) Rule and its Subsidiaries shall not amend or propose to amend their articles of incorporation or by-laws.

         (c) Rule and its Subsidiaries shall not: (i) increase the compensation payable or to become payable to their officers or employees, except for cash bonuses consistent with past practice as to the amount and category of employees, increases in salaries and wages of employees consistent with past practice, or grant any severance or termination pay to or enter into any employment or severance agreement with any of their directors, officers or other employees; (ii) except as otherwise contemplated by this Agreement, establish, adopt, enter into or make any new grants or awards under or amend any employee benefit plan or other arrangement, plan or policy between Rule or any of its Subsidiaries and one or more of its directors, officers or employees; or (iii) except as otherwise contemplated by this Agreement, establish, adopt, enter into or amend any Plan.

         (d) Rule and its Subsidiaries shall not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of their material contracts or waive, release or assign any material rights or claims.

         (e) Rule and its Subsidiaries shall not permit any material insurance policy to be canceled or terminated without notice to Parent and Sub, except in the ordinary and usual course of business.

         (f) Rule and its Subsidiaries shall not fail to confer on a regular and frequent basis with one or more representatives of Parent and Sub to report material operational matters and the general status of ongoing operations.

         (g) Rule and its Subsidiaries shall not commit a breach of, or default under, any material contract, agreement, license or instrument to which they are a party or to which any of their assets may be subject, or violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirement of any governmental body or court, relating to their assets or business if such breach, default or violation is reasonably likely to result in a Material Adverse Effect on Rule.

         (h) Rule and its Subsidiaries shall not, except in the ordinary course of business, (i) factor, discount or otherwise accept less than full payment with regard to accounts receivable or other amounts due; (ii) delay payment on, or otherwise alter the payment terms of, accounts payable or pay the amounts due thereunder later than the stated date for payment thereof; or (iii) sell any inventory at less than fair market value or make any bulk sale of such inventory, or fail to maintain inventory at ordinary, customary levels, consistent with the Rule Financial Statements and the Rule Interim Financial Statements and past practice.

         (i) Rule and its Subsidiaries shall not, except as expressly permitted by this Agreement, take any action that would or is reasonably likely to result in any of their representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions in this Agreement set forth in Article VIII not being satisfied.

         (j) Rule and its Subsidiaries shall not (i) authorize capital expenditures in excess of $250,000 or make any acquisition of, or investment in, assets or stock of any other Person; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person or make any loans or advances; (iv) enter into any material contract or agreement other than in the ordinary course of business; or (v) enter into or amend in any respect any material contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 7.2(j).

         (k) Rule and its Subsidiaries shall not issue, sell, pledge, lease, dispose of, encumber, or authorize the issuance, sale, pledge, lease, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, or (ii) any assets that are material, alone or in the aggregate, to Rule except for the sale of products in the ordinary course of business and consistent with past practice.

         (l) Rule and its Subsidiaries shall not make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.

         (m) Neither Rule nor any of its Subsidiaries shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire any shares of its capital stock.

         (n) Neither Rule nor any of its Subsidiaries shall incur or assume any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any indebtedness or commitments for the same, except liabilities (other than indebtedness or guarantees of indebtedness) in the usual and ordinary course of its business, and in amounts and on terms consistent with past practice.

         (o) Except in the ordinary course of business, neither Rule nor any of its Subsidiaries shall pay, loan or advance any amount to, or sell, transfer or lease any property or asset to, or enter into any agreement or arrangement with, any of its stockholders, officers, employees or directors.

         (p) Neither Rule nor any of its Subsidiaries shall enter into any employment agreement, sales agency agreement or other contract for the performance of personal services which is not terminable without liability upon no more than thirty (30) days' notice or grant any increase in the rate of compensation or in the benefits payable or to become payable to any officer or other employee or to any agent or consultant over the levels in effect on the date hereof other than normal merit increases of officers and employees or increases required by applicable law.

         (q) Rule and its Subsidiaries shall maintain their real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear.

         (r) Rule and its Subsidiaries shall not terminate or modify in any material respects any material leases, contracts, governmental licenses, permits, or other authorizations or agreements affecting their real and/or personal properties or the operation thereof or enter into any additional lease or contract of any nature affecting such properties or the operation thereof.

         (s) No liens, encumbrances, obligations or liabilities relating to Rule or its Subsidiaries, whether absolute or contingent (including litigation claims), shall be discharged, satisfied or paid, other than liabilities shown on the Rule Financial Statements or the Rule Interim Financial Statements and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

         (t) Rule will timely file all SEC Documents and all such documents shall comply in all material respects with the requirements of the Securities Laws and none of such documents shall contain an untrue statement of material fact or omit to state a material fact required, under the circumstances, to make the statements contained therein not misleading.

         (u) Rule and its Subsidiaries shall not make any changes in accounting methods, principles or practices.


Section 7.3  Access.

        Prior to the Closing Date, and upon reasonable advance notice, Rule and its Subsidiaries shall provide Parent and Sub and their representatives during normal business hours with full access to, and will make available for inspection and review, all properties, personnel, books, records and accounts of Rule and its Subsidiaries in order that Parent and Sub may have full opportunity to make such investigation as each shall desire to make of the affairs of Rule and its Subsidiaries. It is understood that Parent and Sub shall be permitted to maintain personnel on the premises of Rule and its Subsidiaries during customary business hours to observe all aspects of the operations of Rule and its Subsidiaries and to confer with their management, attorneys and other third parties reasonably requested for verification of any information obtained pursuant to such observations. Rule also consents to the examination by Price Waterhouse LLP of workpapers and other records of Deloitte & Touche LLP pertaining to Rule and its Subsidiaries.

Section 7.4  No Solicitation.

        Rule agrees that without the written consent of Parent, prior to the Effective Time, it shall not, and it shall use its best efforts to cause its directors, officers, employees, agents and representatives and those of any of its Subsidiaries not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information) inquiries or proposals concerning any merger, consolidation or acquisition or purchase with or by any third party (other than Parent, Sub or their Affiliates) of all or any substantial portion of the assets or capital stock of Rule or any of its Subsidiaries (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive discussions with any such third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, Rule may engage in discussions or negotiations with, and may furnish information concerning Rule and its business, properties and assets to, a third party who makes a written proposal of an Acquisition Transaction that is reasonably capable of being consummated and is financially more favorable to the Stockholders than is the Merger, as determined in each case in good faith by Rule's board of directors after consultation with Rule's financial advisors and outside legal counsel and that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the board of directors. Rule shall promptly advise Parent of any inquiries or proposals it receives or attempts to negotiate relating to an Acquisition Transaction, and any such notice shall include a description of the terms and conditions of any such proposal, or the nature of any inquiry or attempts to negotiate.

Section 7.5  Stockholders' Meeting.

        In order to consummate the Merger, Rule, acting through its board of directors and subject to the fiduciary duties of the board of directors, as determined in good faith by the board of directors after consultation with Rule's financial advisors and outside legal counsel, shall in accordance with its Articles of Organization and By-laws and applicable law:

         (a) duly call, give notice of and hold a meeting of its Stockholders as soon as practicable following the date hereof;

         (b) include in the Proxy Statement the recommendation of its board of directors that the Stockholders vote in favor of the

Agreement and use its best efforts to solicit votes and proxies in favor of the adoption and approval of this Agreement; and

         (c) obtain and furnish any information, with respect to Rule, required to be included in the Proxy Statement and cause the Proxy Statement to be mailed to the Stockholders with reasonable promptness.

Section 7.6  Proxy Statement.

        As promptly as practicable after the date hereof, Parent and Rule shall cooperate in the preparation of the Proxy Statement to be mailed to the Stockholders of Rule in connection with the Merger.

Section 7.7  Best Efforts.

        Parent and Rule shall each use its respective best efforts in good faith, and each of them shall cause its subsidiaries to use their respective best efforts in good faith, to take or cause to be taken all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations so as to permit consummation of the Merger in accordance with this Agreement as promptly as reasonably practicable.

Section 7.8  Press Releases.

        Parent and Rule shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which its counsel deems necessary.

Section 7.9  HSR Act.

        Each of Parent and Rule will as promptly as reasonably practicable file the notification and report form, and any supplemental information requested thereafter, required pursuant to the HSR Act to consummate the transactions contemplated hereby. Parent and Rule agree to furnish to the other such necessary information and reasonable assistance as each may request in connection with any necessary filings or submissions required pursuant to the HSR Act.

Section 7.10  Solicitation of Employees.

        Prior to the Closing, Parent and Sub shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Rule or any Subsidiary, any employee of Rule or any Subsidiary.

Section 7.11  Vote of Parent and Sub.

        Parent and Sub agree to vote all shares of Stock held by them in favor of the Merger.

               ARTICLE VIII--CONDITIONS PRECEDENT TO OBLIGATIONS
                               OF PARENT AND SUB

        All obligations of each of Parent and Sub that are to be discharged under this Agreement at the Closing are subject to Rule's fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by Parent and Sub at any time at or prior to the Closing) and Rule shall use its reasonable efforts to cause each of such conditions to be satisfied:

Section 8.1  Representations and Warranties.

        On the Closing Date, the representations and warranties of Rule set forth in Article V of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made by Rule on and as of the Closing Date, and Parent and Sub shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of Rule to such effect.

Section 8.2  Covenants, Agreements and Conditions.

        Rule shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by or complied with by it on or prior to the Closing Date, and Parent and Sub shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of Rule to such effect.

Section 8.3  No Material Adverse Effect.

        During the period from the date hereof through the Closing Date, there shall not have been any change which has a Material Adverse Effect on the condition (financial or otherwise) or earnings of Rule.

Section 8.4  Corporate Proceedings.

        All corporate and other proceedings to be taken and all consents to be obtained by Rule or its Subsidiaries in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and Sub and their counsel, Dickstein, Shapiro & Morin, L.L.P., each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

Section 8.5  Opinion of Counsel.

        Parent and Sub shall have received a written opinion dated the Closing Date from Foley, Hoag & Eliot, counsel to Rule, substantially in the form attached as Exhibit C hereto.

Section 8.6  Proceedings.

        Except as set forth in Schedule 8.6, no action or proceeding shall be pending or threatened, nor shall any statute, rule, regulation, executive order, decree or injunction have been enacted, entered, promulgated or enforced by any court or governmental authority, to restrain or prevent the consummation of the transactions contemplated hereby.

Section 8.7  Governmental Approvals.

        Except for the filing and approval of the Proxy Statement, there shall have been received all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

Section 8.8  HSR Act Requirements.

        Any "waiting periods" (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or shall have been terminated.

Section 8.9  Deliveries.

        Rule shall have delivered to Parent and Sub the following items:

         (a) the stock books, stock ledgers, minute books and corporate seals of Rule and its Subsidiaries and stock certificates evidencing Rule's ownership of its Subsidiaries;

         (b) certificates from appropriate authorities, dated as of or about the Closing Date, as to the good standing, qualification to do business of, and payment of taxes by Rule and its Subsidiaries in each jurisdiction where any such entity is so qualified;

         (c) the resignation of each director of Rule and its Subsidiaries and the officers of Rule and its Subsidiaries for whom Parent has previously requested in writing such resignations; and

         (d) a certificate of the Secretary or Assistant Secretary of Rule, certifying as to the Articles of Organization, By-Laws, resolutions of the board of directors, and incumbency and signature of officers of Rule.

Section 8.10  Insurance.

        Rule and its Subsidiaries shall have maintained in full force and effect the insurance coverage described on Schedule 5.17 hereto or policies providing substantially equivalent coverage.

Section 8.11  Tax Status Certification.

        Parent and Sub shall have received a certification, signed by an authorized officer of Rule and dated within 15 days of Closing, pursuant to
Section 1445(b) of the Code and Treasury Regulation Section 1.897-2 to the effect that Rule is not a "United States real property holding corporation" as defined in Section 897 of the Code.

Section 8.12  Stockholder Approval.

        This Agreement and the Merger shall have been duly approved and adopted by an affirmative vote or written consent of the Stockholders to the extent, and only to the extent, required by the MBCL or Rule's Articles of Organization.

Section 8.13  Status of Stock Options and Warrants.

        All of the Rule Stock Options and Rule Warrants shall have been either exercised or canceled.

            ARTICLE IX--CONDITIONS PRECEDENT TO OBLIGATIONS OF RULE

        All obligations of Rule that are to be discharged under this Agreement at the Closing are subject to Parent's and Sub's fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by Rule at any time at or prior to the Closing) and each of Parent and Sub shall use its reasonable efforts to cause each of such conditions to be satisfied:

Section 9.1  Representations and Warranties.

        On the Closing Date, the representations and warranties of each of Parent and Sub set forth in Article VI of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made by Parent and Sub on and as of the Closing Date, and Rule shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of Parent and Sub to such effect.

Section 9.2  Covenants, Agreements and Conditions.

        Parent and Sub shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by or complied with by them on or prior to the Closing Date, and Rule shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of Parent and Sub to such effect.

Section 9.3  Corporate Proceedings.

        All corporate and other proceedings to be taken and all consents to be obtained by Parent or Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Rule and its counsel, Foley, Hoag & Eliot, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

Section 9.4  Opinion of Counsel.

        Rule shall have received a written opinion dated the Closing Date from Dickstein, Shapiro & Morin, L.L.P., counsel to each of Parent and Sub, substantially in the form attached as Exhibit D hereto.

Section 9.5  Proceedings.

        No action or proceeding shall be pending or threatened, nor shall any statute, rule, regulation, executive order, decree or injunction have been enacted, entered, promulgated or enforced by any court or governmental authority, to restrain or prevent the consummation of the transactions contemplated hereby.

Section 9.6  Governmental Approvals.

        Except for the filing and approval of the Proxy Statement, there shall have been received all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

Section 9.7  HSR Act Requirements.

        Any "waiting periods" (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or shall have been terminated.

Section 9.8  Deliveries.

        Each of Parent and Sub shall have delivered to Rule a certificate of the Secretary or Assistant Secretary, certifying as to the Articles of Incorporation, By-Laws, resolutions of the board of directors, and incumbency and signature of officers of such company.

                            ARTICLE X--OTHER MATTERS

Section 10.1  Confidentiality.

        Notwithstanding the termination of this Agreement, each party hereto and its respective accountants, attorneys, employees and other agents, will keep confidential all information, oral and written, obtained from any other party hereto or its Affiliates and refrain from using in any manner all information set forth above not otherwise publicly available.

Section 10.2  Further Assurances.

        Each party hereto shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as may be reasonably requested by the other parties hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.

Section 10.3  Indemnification of Directors and Officers.

         (a) Upon consummation of the Merger and for a period of six years after the Effective Time, to the fullest extent permitted by law, Parent and the Surviving Corporation, jointly and severally, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director (whether elected or appointed), officer or employee of Rule or any Subsidiary or serves or has served at the request of Rule or any Subsidiary in any capacity with any other Person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursement of legal counsel and other advisors and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, (i) in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Rule or of any Subsidiary or their affiliates, or by any present or former shareholder of Rule or of any Subsidiary (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the solicitation of the approval of the Stockholders contemplated by Section 7.5, this Agreement, any of the transactions contemplated by this Agreement (including, without limitation, any schedule or exhibit hereto), the Indemnitee's service as a member of Rule's or any Subsidiary's Board of Directors or any committee of Rule's or any Subsidiary's Board of Directors, the events leading up to the execution of this Agreement or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of Parent or the Surviving Corporation set forth in this Section 10.3, in each case to the fullest extent permitted by law under such Indemnitee or Rule's or any Subsidiary's articles of organization or similar document or by-laws (and shall also advance expenses as incurred to the fullest extent permitted under any thereof).

         (b) Upon consummation of the Merger and from and after the Effective Time, to the fullest extent permitted by law, Parent and the Surviving Corporation shall assume and honor any obligation of Rule or any Subsidiary immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of Rule's or any Subsidiary's articles of organization or similar document or by-laws as if such obligations were pursuant to a contract or arrangement between Parent or the Surviving Corporation and such Indemnitees.

         (c) In the event either Parent or the Surviving Corporation or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 10.3.

         (d) This Section 10.3 shall be construed as an agreement, as to which the Indemnitees are intended to be third-party beneficiaries, between Parent and the Surviving Corporation and the Indemnitees, as unaffiliated third parties, and is not subject to any limitations to which Parent or the Surviving Corporation may be subject in indemnifying its own directors, officers, employees, agents and other persons who serve at the request of Parent or the Surviving Corporation.

Section 10.4  Continuation of Comparable Benefit Plans.

        Parent and the Surviving Corporation will maintain for a period of one year after the Closing Date employee compensation and employee benefit plans or arrangements that will provide benefits to the employees of the Surviving Corporation and the Subsidiaries that, in the aggregate, are no less favorable than those provided pursuant to the employee compensation and employee benefit plans and arrangements in effect on the date hereof as disclosed on Schedule
5.11. (other than any employee benefit plans and arrangements based on equity securities or any equivalent thereof).

                            ARTICLE XI--TERMINATION
Section 11.1  Methods of Termination.

        This Agreement may be terminated at any time prior to the Closing, notwithstanding stockholder approval:

         (a) by the mutual consent of Parent and Rule;

         (b) by Parent at any time after the date which is one hundred twenty
(120) days from the date of this Agreement if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived prior to such date;

         (c) by Rule at any time after the date which is one hundred twenty
(120) days from the date of this Agreement if any of the conditions provided for in Article IX of this Agreement shall not have been met or waived prior to such date;

         (d) at any time prior to the Effective Time by either Parent or Rule if the Merger shall not have been consummated by December 31, 1995;

         (e) by Parent or Rule, if any required approval of the Stockholders shall not have been obtained by reason of failure to obtain the required vote at a duly held meeting of Stockholders or at any adjournment thereof;

         (f) by either Parent or Rule if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its best efforts to remove or lift such order, decree or ruling;

         (g) at any time prior to the Effective Time, by action of the board of directors of Rule, if the board of directors of Rule determines in good faith on the advice of outside counsel that its fiduciary duties require it to approve an Acquisition Transaction (other than the Merger);

         (h) by Parent, at any time prior to the Effective Time, if (i) Rule enters into a letter of intent or definitive agreement to enter into an Acquisition Transaction (other than the Merger), (ii) the board of directors of Rule withdraws, materially modifies its approval or recommendation of this Agreement or the Merger in a manner materially adverse to Parent or Sub, (iii) the board of directors of Rule recommends to the Stockholders any Acquisition Transaction (other than the Merger) or (iv) the board of directors of Rule resolves to do any of the foregoing; or

         (i) by Parent, as set forth in Section 11.2.

Section 11.2  Termination Based on Environmental Site Assessments.

        Parent has commissioned ENSR Consulting and Engineering ("ENSR") to undertake and complete certain environmental site assessments, including soil and groundwater sampling, at the Cape Ann Industrial Park and South Deerfield properties of Rule. Rule shall provide access to both properties for the purpose of allowing ENSR to conduct such sampling. In the event that the environmental site assessment reports produced by ENSR disclose the existence of one or more Hazardous Materials at levels above any Applicable Governmental Standard, the remediation or clean-up of which is, in the opinion of ENSR, likely to cost at least $4 million, Parent may, by written notice to Rule, terminate this Agreement without penalty. Rule shall have three (3) days following its receipt of such notice of termination during which Rule may serve Parent with written notification of Rule's intent to dispute such termination. In the event of such a dispute, within three (3) days thereof, the parties shall, by mutual agreement, select an environmental consultant who shall be instructed to determine within fourteen (14) days whether ENSR's estimated remediation and clean-up costs are reasonable in light of the available information. The determination of such environmental consultant shall be final and not appealable. As used in this Section 11.2, "Applicable Governmental Standard" means, with respect to the presence of any Hazardous Materials in any environmental medium or media, any clean-up or remediation levels that would be applied by the Massachusetts Department of Environmental Protection or the U.S. Environmental Protection Agency. Parent's right to terminate this Agreement pursuant to this Section 11.2 shall expire on September 8, 1995.

Section 11.3  Procedure Upon Termination.

        In the event of termination by Parent, Rule or both, pursuant to this
Article XI, written notice thereof shall promptly be given to the other party or parties and the obligations of Parent and Sub and Rule under this Agreement shall terminate without further action. Upon any such termination:

         (a) each party will redeliver all documents, workpapers and other materials of the other party or parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party or parties furnishing the same;

         (b) all information received by any of the parties shall be kept confidential in accordance with Section 10.1;

         (c) except as provided in Section 11.3(d), no party shall have any liability or further obligation to any other party, except for such legal and equitable rights and remedies as any party may have under this Agreement or otherwise, by reason of any breach or violation of this Agreement by the other party; and

         (d) in the event of termination pursuant to Section 11.1(b), 11.1(e) (except if the failure to obtain the required vote resulted directly from the failure of Parent to exercise the Parent Option and to vote the shares of Stock acquired upon such exercise in favor of the Merger), 11.1(g), 11.1(h) or 11.2, Rule shall reimburse Parent and Sub for all of their out-of-pocket expenses reasonably incurred in connection with the transactions contemplated hereby within fifteen (15) business days after Parent provides Rule with a listing of its out-of-pocket expenses; provided, however, that Rule shall not be obligated to reimburse more than $450,000 ($200,000 in the case of termination pursuant to Section 11.2) in expenses hereunder.


                           ARTICLE XII--MISCELLANEOUS
Section 12.1  Survival of Representations and Warranties.

        All representations and warranties of Parent, Sub and Rule contained in Articles V and VI herein and in any certificate executed and delivered by either Parent, Sub or Rule in connection with this Agreement shall terminate and expire at the Effective Time; provided that no such representations or warranties shall be deemed to be terminated or extinguished so as to deprive Parent, Sub or Rule (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation the Stockholders, the aforesaid representations and warranties being material inducements to the consummation by Parent, Sub and Rule of the transactions contemplated herein.

Section 12.2  Service of Process.

        Service of process on Rule or Parent or Sub for any claim, legal action or proceeding under this Agreement may be made in the manner set forth in
Section 12.3.


Section 12.3  Notices.

        All notices, requests, consents and other communications hereunder shall be deemed given if delivered personally (including by courier), telecopied (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communication sent by facsimile) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

         (a) if to Rule (prior to Closing):

                    Rule Industries, Inc.
                    70 Blanchard Road
                    Burlington, Massachusetts  01803
                    Attention: John A. Geishecker, Jr.

                    with copies to:

                    Foley, Hoag & Eliot
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Attention:  Robert L. Birnbaum, Esquire

                    and to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  John A. Healy, Esquire

         (b) if to Parent, Sub or Surviving Corporation:

                    Greenfield Industries, Inc.
                    470 Old Evans Road
                    Evans, Georgia  30809
                    Attention: Chief Executive Officer

                    with a copy to:

                    Dickstein, Shapiro & Morin, L.L.P.
                    2101 L Street, N.W.
                    Washington, D.C.  20037
                    Attention:  Ira H. Polon, Esquire


Section 12.4  Governing Law.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to such jurisdiction's conflict of laws principles.


Section 12.5  Modification; Waiver.

        This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of Parent and Sub and Rule. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.


Section 12.6  Entire Agreement.

        This Agreement, the Schedules and Exhibits hereto and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.


Section 12.7  Assignment; Successors and Assigns.

        This Agreement may not be assigned by Rule without the prior written consent of each of Parent and Sub. Prior to the Closing Date, this Agreement may not be assigned by Parent or Sub without the prior written consent of Rule. After the Closing, each of Parent and the Surviving Corporation may assign this Agreement; provided, however, no such assignment shall relieve Parent or Surviving Corporation of its indemnification obligations pursuant to Section
10.3. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 12.8  Severability.

        The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.


Section 12.9  No Third Party Beneficiary.

        This Agreement is intended and agreed to be solely for the benefit of the parties hereto and Rule Stockholders and holders of Rule Stock Options and Rule Warrants, and no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.


Section 12.10  Expenses.

        Except as otherwise expressly provided herein, each party to this Agreement will pay his, her or its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.


Section 12.11  Execution in Counterpart.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.

                                            GREENFIELD INDUSTRIES, INC.

                                            By:  /s/ Paul W. Jones
                                                 ------------------------
                                                 Name: Paul W. Jones
                                                 Title: President and Chief
                                                         Executive Officer


                                            RULE ACQUISITION CORPORATION


By:  /s/ Gary L. Weller                     By:  /s/ Paul W. Jones
     -----------------------                     ------------------------
     Name: Gary L. Weller                        Name: Paul W. Jones
     Title: Treasurer                            Title: President

(SEAL)




                                            RULE INDUSTRIES, INC.


By:  /s/ John A. Geishecker, Jr.            By:  /s/ Gary M. Sable
     ------------------------------              ------------------------
     Name: John A. Geishecker, Jr.               Name: Gary M. Sable
     Title: Treasurer                            Title: Executive Vice President


(SEAL)

         This Amendment No. 1, dated as of November 21, 1995, is made and entered into by and among Greenfield Industries, Inc., a Delaware corporation ("Parent"), Rule Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub"), and Rule Industries, Inc., a Massachusetts corporation ("Rule"), and amends the Merger Agreement referred to below.

         WHEREAS, Parent, Sub and Rule previously have entered into a Merger Agreement dated as of August 11, 1995 (the "Merger Agreement");

         WHEREAS, Section 12.5 of the Merger Agreement provides that the Merger Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of Parent, Sub and Rule; and

         WHEREAS, Parent, Sub and Rule now wish to amend the Merger Agreement as provided herein;

         NOW, THEREFORE, Parent, Sub and Rule hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used and not defined in this Amendment No. 1 shall have the respective meanings given to such terms in the Merger Agreement.

         SECTION 2. Amendments. Sections 11.1(b), (c) and (d) of the Merger Agreement are hereby amended and restated in their entirety as follows:

    "(b) by Parent at any time after the date which is one hundred fifty (150) days from the date of this Agreement if any of the conditions provided for in
Article VIII of this Agreement shall not have been met or waived prior to such date;

    "(c) by Rule at any time after the date which is one hundred fifty (150) days from the date of this Agreement if any of the conditions provided for in
Article IX of this Agreement shall not have been met or waived prior to such date;

    "(d) at any time prior to the Effective Time by either Parent or Rule if the Merger shall not have been consummated by January 31, 1996;".

         SECTION 3. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 4. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the Laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws principles thereof.

         SECTION 5. Merger Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Merger Agreement shall remain in full force and effect. As amended hereby, the Merger Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their duly authorized officers as of the day and year first above written.


                                              GREENFIELD INDUSTRIES, INC.

                                              By: /s/ Paul W. Jones
                                                  -----------------------------
                                                  Name:  Paul W. Jones
                                                  Title: President & CEO

                                              RULE ACQUISITION CORPORATION

By: /s/ Gary L. Weller                        By: /s/ Paul W. Jones
    -----------------------------                 -----------------------------
    Name:  Gary L. Weller                         Name:  Paul W. Jones
    Title: Treasurer                              Title: President

                                              RULE INDUSTRIES, INC.


By: /s/ Gary M. Sable                         By: /s/ John A. Geishecker, Jr.
    -----------------------------                 -----------------------------
    Name:  Gary M. Sable                          Name:  John A. Geishecker, Jr.
    Title: Vice-President                         Title: Vice-President



(SEAL)

                                                                        ANNEX II

                                                                        ANNEX II

                     MASSACHUSETTS BUSINESS CORPORATION LAW

SEC. 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SEC. 86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SEC. 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section: "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SEC. 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SEC. 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SEC. 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the Commonwealth.

SEC. 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SEC. 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SEC. 93. REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SEC. 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SEC. 95. COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SEC. 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless: (1) A bill shall not be filed within the time provided in section ninety; (2) A bill, if filed, shall be dismissed as to such stockholder; or (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action. Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SEC. 97. STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SEC. 98. EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                       ANNEX III

                                      III-1

                                                                       ANNEX III


                      [SHIELDS & COMPANY, INC. LETTERHEAD]


                                                                 August 10, 1995


Board of Directors
Rule Industries, Inc.
70 Blanchard Road
Burlington, Massachusetts 01803

Gentlemen:

         We understand that Greenfield Industries, Inc., a Delaware corporation (the "Acquiring Company"), has offered to acquire pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), through a wholly-owned subsidiary, Rule Acquisition Corporation, a Massachusetts corporation ("Sub"), all of the issued and outstanding shares of common stock of Rule Industries, Inc., a Massachusetts corporation (the "Company"). The Merger Agreement will provide, among other things, that each share of common stock and options and warrants exercisable therefor (the "Common Stock") shall be converted into and represent the right to receive $15.30 in cash, less, with respect to options and warrants, the applicable exercise price therefor. The terms and conditions of the proposed merger (the "Merger") are as set forth in more detail in the Merger Agreement. You have provided us with a draft of the Merger Agreement in substantially the form in which it will be executed, and we have assumed for purposes of this opinion that the Merger Agreement will be in such form.

         You have asked us to render our opinion as to whether the consideration to be received by the holders of common stock pursuant to the Merger Agreement is fair to such holders from a financial point of view.

         In the course of our analysis for rendering this opinion, we have:

         (i)     reviewed the draft Merger Agreement;

         (ii) reviewed the Company's Annual Report to Stockholders for the fiscal year ended August 31, 1994 and Annual Report on Form 10-K for each of the five fiscal years ended August 31, 1990 through 1994, and the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1994, February 28, 1995, and May 31, 1995;

         (iii) reviewed the Company's preliminary financial results for the fiscal year ending August 31, 1995;

        (iv) reviewed certain financial and operating information, including financial projections, relating to the business, earnings, cash flow, assets and prospects of the Company provided to us by the Company's management;

        (v) met with, and discussed the Company's financial statements, operations and prospects with, the Company's senior management;

        (vi)   visited certain of the Company's operating facilities;

        (vii) reviewed the historical market price and trading activity for the Common Stock and compared them with those of certain publicly-traded companies which we deemed to be comparable to the Company;

        (viii) compared the proposed financial terms of the Merger Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be comparable; and

        (ix) conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate, and reviewed such other related documents as we deemed appropriate.


        In the course of our review and subject to the following sentence, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information provided to us, and have assumed that financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company. With respect to the Company's projected financial results, we have considered a variety of factors that could affect the Company's ability to achieve those results and have developed alternative scenarios reflecting other results that we have considered in connection with arriving at the opinion set forth below. We have further relied upon the assurances of the Company's management that they are unaware of any facts that would make the information provided to us incomplete or misleading. Further, we relied upon the representations of the Company contained in the Merger Agreement with respect to legal and other matters. In arriving at our opinion, other than considering the values of certain assets of the Company in liquidation, we have not undertaken an independent appraisal or evaluation of the assets or liabilities of the Company, nor have we been furnished with any such appraisal or valuation. Our opinion is necessarily based on the economic, market and other conditions in effect on, and the information that made available to us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, and may alter our opinion rendered hereunder, we do not have any obligation to update, revise or reaffirm this opinion; provided that, upon the Company's written request, we will update this opinion should the Company's Board of Directors determine that subsequent developments warrant such an update.

        We have acted as a financial advisor to the Company in connection with the Merger and will receive a fee for our services in rendering this opinion. It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and does not constitute a recommendation to any holder of the Common Stock as to whether to vote in favor of the Merger. This opinion does not address the relative merits of the Merger Agreement and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger Agreement or the underlying business decision of the Board of Directors of the Company to proceed with or effect the Merger Agreement.

        It is understood that this letter is for the information of the Company's Board of Directors and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Shields & Company, Inc.; provided, however, that this letter may be published in its entirety in any proxy statement or other document distributed to holders of Common Stock of the Company in connection with the Merger.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of such Common Stock.


                                            Very truly yours,

                                            /s/ SHIELDS & COMPANY, INC.
                                           -----------------------------
                                           SHIELDS & COMPANY, INC.

                                                                        ANNEX IV

                             RULE INDUSTRIES, INC.
                          LIQUIDATING TRUST AGREEMENT

     This Liquidating Trust Agreement (the "Agreement"), dated as of          ,
1995, is by and among (a) Rule Industries, Inc., a Massachusetts corporation ("Old Rule"), for and on behalf of its stockholders of record as of the effective date of the Merger (the "Effective Date") other than (i) stockholders who have elected pursuant to Sections 85 through 98 of the Massachusetts Business Corporation Law, as amended, to exercise dissenters' rights of appraisal in connection with the Merger (as defined hereinafter), (ii) Henry G. Libby and (iii) Greenfield Industries, Inc., a Delaware corporation ("Greenfield"), and its direct and indirect subsidiaries (such stockholders, after excluding the stockholders described in clauses (i), (ii) and (iii), being referred to hereinafter as the "Participating Stockholders") and the permitted successors and assigns of the Participating Stockholders (collectively with the Participating Stockholders, the "Beneficiaries"), and (b) John A. Geishecker, Jr., Thomas A. Shields and Dino Casali (each, a "Trustee" and collectively, the "Trustees").

                                   RECITALS:

     1. Old Rule has entered into an Agreement and Plan of Merger, dated as of August 11, 1995, as amended (the "Merger Agreement"), with Greenfield and Rule Acquisition Corp., a wholly-owned subsidiary of Greenfield ("RAC"), pursuant to which RAC will be merged (the "Merger") with and into Old Rule (as the surviving corporation following the effective time of the Merger, hereinafter referred to as "New Rule") and each issued and outstanding share of common stock, $.01 par value ("Common Stock"), of Old Rule (except as otherwise provided in the Merger Agreement) will automatically be converted into the right to receive $15.30 in cash.

     2. In connection with the Merger, Greenfield has agreed that it will not acquire Old Rule's interest in certain arbitration proceeds, and Greenfield and Old Rule have agreed that Old Rule shall divest itself of such interest prior to the effective time of the Merger.

     3. Old Rule has determined to convey, for and on behalf of the Participating Stockholders, all of its right, title and interest in such arbitration proceeds to the Trustees of the liquidating trust created hereby (the "Trust").

     4. Greenfield, Old Rule and the Trustees have agreed that the assets of the Trust will serve as the sole and exclusive source to indemnify New Rule and Greenfield (together, the "Greenfield Interests") for certain contingent liabilities that may arise under that certain Indemnification Agreement among Old Rule, the Greenfield Interests, RAC and the Trustees (the "Indemnification Agreement").

     5. At a Special Meeting of Stockholders of Old Rule held on January 12, 1996, the Merger Agreement was approved and adopted, this Agreement and the Trust were approved by the stockholders of Old Rule, and the officers of Old Rule were authorized to transfer Old Rule's right, title and interest in and to those certain arbitration proceeds to the Trustees, subject, however, to claims of the Greenfield Interests for indemnification under the Indemnification Agreement as described above.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Old Rule, for and on behalf of the Participating Stockholders, and the Trustees agree as follows:

                                   ARTICLE I

                           ESTABLISHMENT OF THE TRUST

     1.1 Transfer to Trustees. Old Rule and the Trustees hereby establish the Trust, and Old Rule hereby transfers, assigns, and delivers, for and on behalf of the Participating Stockholders, to the Trustees, without reservation of any interest of any nature, Old Rule's entire right, title, and interest in and to the intangible assets of Old Rule described in Schedule A attached hereto and made a part hereof (the "Rights") together with all funds received in respect of such Rights and all proceeds and income from investment and reinvestment of any assets arising out of such Rights (collectively, the "Proceeds"; together with the Rights, the "Trust Property"), and the Trustees agree to accept and hold the same in trust for the Beneficiaries, subject to the terms of this Agreement.

     1.2 Intention of Parties. The parties intend and agree that Old Rule has transferred the Rights directly to the Trustees, for and on behalf of the Participating Stockholders, and that such transfer in substance constitutes a transfer from Old Rule to the Participating Stockholders and from them to the Trustees.

                                   ARTICLE II

                                 BENEFICIARIES

     2.1 Identification of Beneficiaries. Within ten days following the Effective Date, the Clerk of Old Rule will certify to the Trustees the name and address of each of the Participating Stockholders and the certificate numbers and the number of shares of Common Stock held of record as of the Effective Date by each Participating Stockholder. A list of the Participating Stockholders will be set forth in Schedule B to be attached hereto and made a part hereof. The Trustees may rely conclusively on the accuracy and completeness of such list of Participating Stockholders. The Trustees shall maintain a similar list of the names and addresses of the Beneficiaries until the final distribution of the Trust Property. The Participating Stockholders shall be the initial Beneficiaries of the Trust. The beneficial interest (the "Beneficial Interest") of each Participating Stockholder in the Trust shall be equal to the percentage determined by dividing the number of shares of Common Stock held of record by such Participating Stockholder on the Effective Date by the total number of shares of Common Stock outstanding held of record by all Participating Stockholders on the Effective Date. For ease of administration, the Trustees may, if they so elect, express the Beneficial Interest of each Beneficiary in terms of units. Except as provided in Section 3.2 hereof, each distribution by the Trustees to the Beneficiaries shall be made pro rata according to the Beneficiaries' respective Beneficial Interests in the Trust.

     2.2 Surrender of Stock Certificates. In accordance with the procedure described in the instructions and letter of transmittal provided to all Participating Stockholders in connection with the Merger, each Beneficiary must surrender to First Chicago Trust Company of New York, the exchange agent for the Merger (the "Exchange Agent"), his certificates representing ownership of Common Stock (the "Stock Certificates") as a condition to his entitlement to any distribution from the Trust. Subject to applicable law and Sections 3.2 and 8 hereof, if and to the extent that a Beneficiary fails so to surrender his Stock Certificate(s), his share of any distribution will be retained by the Trustees until any such Beneficiary either surrenders his Stock Certificate(s) to the Exchange Agent or furnishes an indemnity bond or evidence of loss or destruction satisfactory to the Exchange Agent and the Trustees in the event of loss or destruction thereof. Following the termination of the Exchange Fund (as defined in the Merger Agreement), each reference herein to the Exchange Agent shall be deemed to mean New Rule.

                                  ARTICLE III

             PURPOSE, LIMITATIONS AND DISTRIBUTION TO BENEFICIARIES

     3.1 Purpose of Trust. The Trust is established for the sole purpose of exercising the Rights, receiving any assets arising from the Rights, collecting income earned by the Trust Property, determining and, to the extent and only to the extent of the Proceeds and without recourse to the Trustees except as and to the limited extent provided in Section 5.2(c) hereof, satisfying any and all liabilities of the Trust, including the liabilities specified in Section 3.2 hereof, distributing Trust Property to the Beneficiaries during the term of the Trust as provided in Section 3.3 and, upon termination of the Trust, distributing the remaining Trust Property to the Beneficiaries, and with no objective to continue or engage in any trade or business.

     3.2 Operation of Trust. The Trustees shall accept and hold Proceeds, if any, received pursuant to the terms of the Disston Arbitration Agreement defined in Schedule A hereto. The Trustees shall hold all Trust

Property received prior to the expiration of the Indemnification Period (as defined in that certain Indemnification Agreement by and among Old Rule, Greenfield, RAC and the Trustees dated as of the date hereof (the "Indemnification Agreement")) until the expiration thereof. The Trustees shall pay "Claims" as defined in and made under the Indemnification Agreement pursuant to Section 3.3 hereof. Following the expiration of the Indemnification Period and subject to Section 3.4 hereof, the Trustees (a) shall distribute, as promptly as reasonably practicable under the circumstances, to the Beneficiaries all Trust Property held at the end of the Indemnification Period except for any amount as to which there is a dispute as to whether it is a valid Claim and (b) shall distribute, as promptly as reasonably practicable under the circumstances, to the Beneficiaries all Trust Property received thereafter. Such distributions shall be made pro rata according to the Beneficiaries' respective Beneficial Interests in the Trust; provided, however, that no distribution shall be made to the Beneficiaries without first satisfying or providing adequate reserves for
(i) all known or contingent liabilities and (ii) the reasonable expenses incurred or to be incurred by the Trustees; provided, further, however, that with respect to the final distribution, such distribution shall be made pro rata according to the respective Beneficial Interests in the Trust of solely those Beneficiaries who have surrendered their stock certificates or furnished the bond or evidence of loss or destruction as provided in Section 2.2 hereof as of the date one (1) business day prior to such distribution.

     3.3 Disbursement of Funds Pursuant to Indemnification Agreement. If a Claim for indemnification is made by the Greenfield Interests under the Indemnification Agreement within the Indemnification Period, and the Trustees receive Proceeds sufficient to pay such Claim, the Trustees shall, to the extent required by the terms of the Indemnification Agreement, pay the amount of such Claim to the Greenfield Interests.

     3.4 Administrative Expenses. Upon receipt by the Trust of any Proceeds it may receive from The Disston Company, a North Carolina corporation ("Disston"), pursuant to Paragraphs THIRD and FOURTH of Section 2.5 of the Disston Arbitration Agreement as defined in Schedule A hereto, the Trustees shall reimburse to the Greenfield Interests, as promptly as reasonably practicable under the circumstances, the amounts, if any, contributed to the Trustees by the Greenfield Interests for administrative expenses to the extent of such Proceeds. Such reimbursement shall be made prior to any distributions to the Beneficiaries of the Trust.

                                   ARTICLE IV

                             AUTHORITY OF TRUSTEES

     4.1 Authority of Trustees. In connection with the administration of the Trust, except as set forth in Sections 4.2 and 4.3 hereof, the Trustees are authorized to perform any and all acts necessary and desirable to accomplish the purpose of the Trust. Without limiting the foregoing, the Trustees shall be expressly authorized to:

          (a) collect, liquidate, or otherwise convert into cash the Trust Property;

          (b) pay all expenses and make all other payments relating to the Trust Property;

          (c) hold legal title to any and all rights of the Beneficiaries in the Trust Property;

          (d) protect and enforce the rights to the Trust Property vested in the Trustees by this Agreement by any method deemed appropriate, including, without limitation, by judicial or arbitral proceedings;

          (e) employ legal counsel (which may also be counsel to a Trustee in another capacity or counsel to any affiliate of a Trustee), accountants, advisors, custodians, and other agents in connection with the administration or termination of the Trust, delegate to them any powers of the Trustees, and pay out of the Trust Property to such legal counsel, accountants, advisors, custodians, and other agents reasonable compensation for services rendered;

          (f) file, if necessary, any and all tax returns in connection with the Trust and pay any taxes properly payable by the Trust, if any, out of the Trust Property;

          (g) determine and satisfy, from and to the extent of Trust Property and without recourse to the Trustees, any and all liabilities of the Trust;

          (h) compromise, adjust, arbitrate, sue or defend, abandon, or otherwise deal with and settle claims in favor of or against the Trust as the Trustees shall deem advisable;

          (i) open, maintain and close bank accounts; and

          (j) borrow funds from any banking or lending institution using Trust Property as collateral for the purpose of administering the Trust.

     4.2 Limitation of Trustees' Authority. The Trustees shall not be authorized to engage in any trade or business with the Trust Property; provided, however, that the Trustees may take such actions, consistent with the orderly liquidation of the Trust Property, as are required by applicable law.

     4.3 Investment of Trust Property. The Trustees may keep the Trust Property invested in (i) interest-bearing obligations of, or obligations guaranteed by, the United States of America, or any political subdivision or instrumentality thereof or any instrumentality of such a political subdivision, having a maturity not in excess of one year, (ii) interest-bearing deposits or certificates of deposit of any federally insured banking institution located in the Commonwealth of Massachusetts having assets of at least $500,000,000 or
(iii) money market mutual funds or mutual funds investing in "money market" obligations or obligations of the U.S. Government or guaranteed by the U.S. Government; provided, however, that under no circumstances shall the Trust receive transfers of (a) any listed stocks or securities, any readily-marketable assets or any operating assets of an on-going business or (b) any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer and/or any general or limited partnership interest unless, in either case, Trust Property is initially received by the Trustees in such form.

     4.4 Books and Records. The Trustees shall maintain in respect of the Trust and the Beneficiaries books and records relating to the assets and income of the Trust and the payment of expenses of, and liabilities of and claims against, the Trust in such detail and for such period of time as may be reasonably necessary to enable them to make proper accounting in respect thereof in accordance with Article VII and to comply with applicable provisions of law. Nothing in this Agreement is intended to require the Trustees to file any accounting or seek approval of any court with respect to the administration of the Trust, or as a condition for making any payment or distribution out of the Trust Property.

                                   ARTICLE V

                                  THE TRUSTEES

     5.1 Authority Generally. The Trustees shall act by majority vote of the total number of Trustees then in office, with each Trustee having one vote. The Trustees may by majority vote delegate to one or more of them the authority to act or to refrain from acting with respect to any matters within the Trustees' authority. The Trustees' powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of this Trust and not otherwise, except that the Trustees may deal with the Trust Property for their own account as permitted by Sections 5.5 and 5.7.

     5.2  Liability of Trustees.  In connection with the Trust and with this
Agreement:

          (a) Each of the Trustees shall perform his duties hereunder in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Beneficiaries, and with the care that an ordinarily prudent person in a like position would use under similar circumstances;

          (b) The Trustees shall be liable only for the performance of such duties and obligations as are specifically set forth in or contemplated by the Trust and this Agreement; and

          (c) The Trustees shall not be liable in damages for any error of judgment or for any action taken or omitted by them in connection with the Trust and this Agreement, unless it is proven by clear and convincing evidence in a court of competent jurisdiction that such action or omission was undertaken with deliberate intent to cause injury to the Beneficiaries or with reckless disregard for the Beneficiaries.

     5.3  Reliance by Trustees.  Except as otherwise provided in Section 5.2:

          (a) Each Trustee may rely, and shall be protected in acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

          (b) Each Trustee may consult with legal counsel to be selected by him, and no Trustee shall be liable for any action taken or omitted to be taken by him in accordance with the advice of such counsel; and

          (c) Persons dealing with the Trustees shall look only to the Trust Property to satisfy any liability incurred by the Trustees to such person in carrying out the terms of the Trust, this Agreement and the transactions contemplated thereby, and the Trustees shall have no personal obligation under any theory or circumstance to satisfy any such liability.

     5.4 Safekeeping of Trust Assets. All moneys and other assets received by the Trustees shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other trust assets, unless and to the extent required by law. The Trustees shall be under no liability for interest or for producing income on any moneys received by them hereunder and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Trustees.

     5.5 Compensation and Expense Reimbursement. As compensation for the performance of his duties as Trustee, each Trustee shall be entitled to receive an annual retainer in an amount to be determined by the Trustees, but not to exceed $5,000 per annum, and each Trustee shall also be entitled to receive a payment of $250 for each meeting of the Trustees that he attends in person, plus reimbursement for reasonable out-of-pocket expenses, including but not limited to reasonable attorneys' fees, in connection with carrying out his duties hereunder. Payments made pursuant to the immediately preceding sentence will be made solely out of the Trust Property.

     5.6  No Bond.  The Trustees shall serve without bond.

     5.7 Indemnification of Trustees. The Trustees shall be entitled to be indemnified by the Trust out of the Trust Property, against and from any and all loss, liability, expense or damage that the Trustees may sustain without willful misconduct, gross negligence or fraud on their part in the exercise and performance of any of the powers and duties of a Trustee with respect to the Trust or under this Agreement. The Trust may also obtain liability insurance for the benefit of the Trustees.

                                   ARTICLE VI


                               SUCCESSOR TRUSTEES


     6.1 Resignation and Appointment of Successor. Any Trustee may resign by giving not less than 60 days' prior written notice thereof to the other Trustees, unless he is the sole Trustee, in which case he shall provide such notice to the Beneficiaries. Such resignation shall become effective on the day specified in such notice or upon the appointment by the remaining Trustees of a successor and the acceptance by such successor of such appointment, whichever is earlier.

     6.2 Failure to Appoint Successor. If a Trustee resigns and (a) a successor Trustee is appointed by the remaining Trustees but does not accept his appointment, or (b) within 60 days of such resignation, a successor Trustee is not appointed by the Trustees, then any one of the remaining Trustees shall promptly petition any court of competent jurisdiction for the appointment of a successor Trustee.

     6.3 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the Trust records. Thereupon, such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his predecessor in the Trust with like effect as if originally named herein; provided, however, that a retiring Trustee shall, if requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the Trust all the estates, properties, rights, powers, and trusts of such predecessor Trustee.

                                  ARTICLE VII

                            REPORTS TO BENEFICIARIES

     7.1 Reports to Beneficiaries. As soon as reasonably practicable after the close of calendar year 1995, Old Rule shall provide to each Beneficiary a Form 1099 with respect to the value of the Rights. As soon as reasonably practicable after the end of each calendar year other than calendar year 1995 during any part of which the Trustees have received or held any Proceeds with a value of more than $100,000 and as soon as reasonably practicable upon termination of the Trust, the Trustees shall submit to each Beneficiary appearing on their records as of the end of such calendar year or such date of termination a written report including (i) a statement of the assets and liabilities of the Trust at the end of such calendar year or period and the receipts and disbursements of the Trustees for such period, (ii) any material changes in the assets or liabilities of the Trust not previously reported, and (iii) any action taken by the Trustees in the performance of their duties not previously reported that materially affects the Trust. The Trustees may submit similar reports for such interim periods as they deem advisable. In addition, as soon as reasonably practicable after the close of each calendar year, the Trustees shall supply each Beneficiary with a statement providing information to assist the Beneficiary in determining the amount of taxable income or deduction from the Trust that the Beneficiary should include in his federal income tax return for the preceding year.

                                  ARTICLE VIII

                        TRANSFER OF BENEFICIAL INTERESTS

     8.1 Transfer of Beneficial Interests. The Beneficial Interests shall be reflected only on the records of the Trust and shall not be negotiable or transferable. The Beneficial Interests shall be assignable only pursuant to applicable laws of descent and distribution (in the case of a deceased individual Beneficiary) or pursuant to a merger, consolidation, sale of all or substantially all of the assets, reorganization, dissolution, or distribution in connection with a reorganization (in the case of a Beneficiary in corporate, partnership, fiduciary, or nominee form), and in any such case only by an instrument in writing, in form acceptable to the Trustees, signed by the transferor or his personal representative (or signed by the successor in interest in the case of any merger, consolidation, sale of all or substantially all of the assets, reorganization, dissolution, or distribution in connection with a reorganization), with signature(s) guaranteed by a bank, a member firm of the New York Stock Exchange or other guarantor satisfactory to the Trustees and accompanied by such other documents as the Trustees may reasonably require to determine the identity and authority of the transferor and the identity, address, and social security number or other identification number for federal income tax purposes of the transferee. The Trustees shall not be required to record any assignment in favor of any assignee that, in the sole discretion of the Trustees, is or might be construed to be ambiguous or to create uncertainty as to the owner of the Beneficial Interest. Until an assignment of any such Beneficial Interest is in fact recorded on the books and records maintained by the Trustees for the purpose of identifying Beneficiaries of the Trust, the Trustees, whether or not in receipt of documents of transfer or other documents relating to the assignment, may nevertheless make distributions of income and principal of the Trust, and send communications to Beneficiaries of the Trust, as though it had no notice of any such assignment, and in doing so the Trustees shall be fully protected and incur no liability to any purported assignee or any other person.

                                   ARTICLE IX

                              TERMINATION OF TRUST

     9.1 Termination of Trust. The Trust and this Agreement shall terminate automatically on the date that the last Trust Property is distributed to the Beneficiaries but not later than the date that is three years from the date of this Trust (unless at such time the Trustees are currently engaged in the determination, defense, or settlement of a claim against the Trust or some or all of the Arbitration Proceeds (as defined in the Disston Arbitration Agreement) have not yet been received by the Trustees, in which event the Trustees may extend the date of termination if they receive no-action assurance from the Securities and Exchange Commission (the "SEC") or can reasonably conclude on the basis of other authority that such extension will not materially alter the facts on which a determination that no enforcement action would be brought by the SEC was previously based). Anything in the immediately preceding sentence to the contrary notwithstanding, the Trustees shall have authority to evaluate the likelihood (taking into account the passage of time) of the receipt of additional Arbitration Proceeds pursuant to the Disston Arbitration Agreement and the estimated materiality of the amount thereof, as compared with the cost and inconvenience of maintaining the Trust and such other factors as they deem relevant, and shall determine whether to terminate the Trust or to maintain the Trust in anticipation of the receipt of additional material proceeds. The Trustees are authorized to terminate the Trust even if additional Arbitration Proceeds may be available, if they nevertheless conclude that the likelihood of collecting such amounts is remote or the total of such additional Arbitration Proceeds is not material in comparison to the costs and inconvenience of maintaining the Trust.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 Intention of Parties to Establish Trust. This Agreement is not intended to create, and shall not be interpreted as creating, an association, partnership, or joint venture of any kind. The Trust is intended as a stockholders' grantor trust for United States tax purposes and shall be governed and construed in all respects as such a trust.

     10.2 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to rules governing the conflict of laws.

     10.3 Amendments and Supplements. This Agreement may be amended, modified or supplemented by a writing signed by a majority of the Trustees and without the consent of any of the Beneficiaries in order to (i) cure any ambiguity, defect or inconsistency, (ii) comply with the requirements of law, or (iii) make any change that does not adversely affect the rights hereunder of any Beneficiary. This Agreement may be amended, modified or supplemented in any respect by a writing signed by a majority of the Trustees or by Beneficiaries having an aggregate Beneficial Interest of more than 50 percent, provided, however, that Sections 3.3 and 3.4 may not be amended, modified or supplemented without the written consent of Greenfield. After an amendment, modification or supplement under this Section becomes effective, the Trustees shall mail to the Beneficiaries a notice setting forth the amendment, modification or supplement, or, in the discretion of the Trustees, briefly describing such amendment, modification or supplement.

     10.4 No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     10.5 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent via a reputable overnight courier service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or courier, or on the third business day following the date on which so mailed:

    To the Trustees:
    With a copy to:
    To Old Rule:         Rule Industries, Inc.
                         70 Blanchard Road
                         Burlington, MA 01803
    With a copy to:      Foley, Hoag & Eliot
                         One Post Office Square
                         Boston, MA 02109
                         Attention: Robert L. Birnbaum, Esq.

Notices to the Beneficiaries shall be sent by first-class mail, postage prepaid, to the address shown on the records maintained by the Trustees pursuant to
Section 2.1 of this Agreement.

     10.6 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     10.7 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     10.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have either executed this Agreement or caused it to be executed on their behalf by their duly authorized officers all as of the date first above written.

                                            RULE INDUSTRIES, INC.
                                            on behalf of the Participating
                                            Stockholders
                                            By:
                                                --------------------------------
                                                Title:

                                                --------------------------------
                                                John A. Geishecker, as Trustee

                                                --------------------------------
                                                Thomas A. Shields, as Trustee

                                                --------------------------------
                                                Dino Casali, as Trustee

                                   SCHEDULE A

     All right, title and interest of Rule Industries, Inc. ("Rule") under that certain Disston Arbitration Agreement by and between Rule and The Disston
Company, a North Carolina corporation, dated           , 1995 (the "Disston
Arbitration Agreement") including but not limited to Paragraphs THIRD and FOURTH of Section 2.5 thereof.

                                                                           PROXY

                             RULE INDUSTRIES, INC.

The undersigned hereby appoints John A. Geishecker, Jr. and Gary M. Sable, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share, of Rule Industries, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on January 12, 1996 at 10:00 a.m., local time, at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803 and at any adjournment or adjournments or postponement or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals, which are being proposed by the Company, more fully described in the notice of and proxy statement for the Special Meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To approve and adopt an Agreement and Plan of Merger dated as of August 11, 1995, as amended, among Greenfield Industries Inc., a Delaware corporation, Rule Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Greenfield Industries, Inc., and the Company.

     / / FOR     / / AGAINST     / / ABSTAIN

2. To approve an adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that the inspectors of election advise the Company's Board of Directors there may not be sufficient votes at the originally scheduled time of the Special Meeting to approve and adopt the Merger Agreement.

     / / FOR     / / AGAINST     / / ABSTAIN

3. In their discretion upon such other matters as may properly come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
        HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,
                THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                ------------------------------------------------
                                                   Signature

                                ------------------------------------------------
                                           Signature if held jointly
                                DATED:                                    , 1995
                                       ----------------------------------
                                Please sign exactly as your name appears on your
                                stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                Please return in the enclosed postage-paid envelope.

                                I will / /     will not / /     attend the
                                meeting.